PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration No. 333-284773

KRAIG BIOCRAFT LABORATORIES, INC.

Up to 207,787,193 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 207,787,193 shares of common stock, par value $0.0001 per share (“Common Stock”), of Kraig Biocraft Laboratories, Inc., a Wyoming corporation (“Kraig Biocraft Laboratories” or the “Company”) by YA II PN, Ltd., a Cayman Islands exempt limited partnership (“Yorkville” or the “Selling Stockholder”). The shares being offered by this prospectus consist of shares of common stock that we have issued or that we may, in our discretion, elect to issue and sell to the Selling Stockholder, from time to time, pursuant to a standby equity purchase agreement we entered into with the Selling Stockholder on January 21, 2025 (the “SEPA”), pursuant to which the Selling Stockholder has committed to purchase from us, at our direction, up to $10,000,000 of Common Stock, subject to terms and conditions specified in the SEPA. As consideration for the Selling Stockholder’s irrevocable commitment to purchase shares of our Common Stock at our election and in our discretion from time to time after the date of the SEPA and prior to the third anniversary of the SEPA, upon the terms and subject to the satisfaction of the conditions set forth in the SEPA, we have issued to the Selling Stockholder 1,081,471 shares of Common Stock pursuant to the terms of the SEPA (the “Commitment Shares”). See “Summary-Overview-Standby Equity Purchase Agreement” and “Description of Securities - SEPA” for a description of the SEPA and “Selling Stockholders” for additional information regarding Yorkville. As of the date hereof, we have sold 51,443,697 shares under the SEPA at varying purchase prices, ranging from $0.0768 to $0.14282, which resulted in aggregate gross proceeds of $4,524,430 to the Company. Therefore, we only have $5,475,570 of shares available for sale under the SEPA as of the date hereof.

We will bear all of the registration expenses incurred in connection with the registration of these shares of Common Stock. The Selling Stockholder will pay discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of Common Stock.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the shares of common stock. The Selling Stockholder may offer, sell, or distribute all or a portion of its shares of common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder pursuant to this prospectus. However, we may receive up to $10,000,000 in aggregate gross proceeds from sales of our common stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time pursuant to the SEPA. The resale of our common stock being offered by the Selling Stockholder pursuant to this prospectus, or the perception that these sales could occur, could result in a decline in the public trading price of our common stock. We provide more information about how the Selling Stockholder may sell or otherwise dispose of the shares of our common stock in the section entitled “Plan of Distribution.” We will bear all costs, expenses, and fees in connection with the registration of the shares of common stock offered hereby. The Selling Stockholder will bear all commissions and discounts, if any, attributable to its sales of the shares of common stock offered hereby.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of shares of our common stock by the Selling Stockholder and any discounts, commissions, or concessions received by the Selling Stockholder are deemed to be underwriting discounts and commissions under the Securities Act.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is currently quoted on the OTCQB under the symbol “KBLB.” As of April 29, 2026, the last reported sales price for our Common Stock as quoted on the OTCQB was $0.1493 per share. Quotes of stock trading prices on an over-the-counter marketplace may not be indicative of the market price on a national securities exchange. There is a limited public trading market for our Common Stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2026

i

About this Prospectus

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

“Kraig”, “Kraig Biocraft” “KBLB”, “the Company”, “we”, “us” and “our” refer to Kraig Biocraft Laboratories, Inc., a Wyoming corporation, unless the context otherwise requires.

Industry and Market Data

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industry, our markets, and our competitive position is based on a variety of sources, including information from third-party industry analysts and publications and our own estimates and research. Some of the industry and market data contained in this prospectus are based on third-party industry publications. This information involves a number of assumptions, estimates and limitations.

The industry publications, surveys and forecasts and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

Trademarks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by any other companies.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our industry and us that involve substantial risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” and elsewhere in this prospectus and should not be relied upon.

1

The forward-looking statements in this prospectus include statements about:

●	Our ability to continue as a going concern;

●	Our ability to generate significant revenues and to become profitable;

●	Our ability to estimate future expenses;

●	Our ability to maintain an effective system of internal controls;

●	Our ability to protect our intellectual property rights and to secure additional rights domestically and internationally;

●	Our ability to successfully manage our growth domestically and internationally;

●	Our ability to retain the services of key personnel;

●	Our reliance on independent third-party collaborators to develop and deliver products to market;

●	Our reliance on key management personnel and future need for highly skilled personnel;

●	Our ability to successfully develop sales and marketing for our products;

●	Market acceptance of pricing and performance for products we develop;

●	Our ability to generate sustainable earnings and net operating profits;

●	Our ability to adapt to regulatory and technology changes impacting our industry;

●	The potential for product liability claims regarding our products and the use of GMOs in our production system;

●	Actions taken or omitted to be taken by third parties including our suppliers and competitors, as well as legislative, regulatory, judicial, and other governmental authorities;

●	Competition in our industry;

●	The loss of or failure to obtain any license or permit necessary or desirable in the operation of our business;

●	The availability of additional capital to support development;

●	Our production system is based upon living transgenic organisms; and

●	Certain other risks and uncertainties set forth elsewhere in this prospectus under the section titled “Risk Factors”.

These risks are not exhaustive. Other sections of this prospectus may include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. There are undoubtedly risks which are unknown or under appreciated by management which are not listed here or incorporated into our projections and timelines. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements, which speak only as of their dates. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

2

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus and our consolidated financial statements and the accompanying notes included in this prospectus. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Kraig.” “Kraig Labs,” “the Company,” “we,” “us,” and “our” refer to Kraig Biocraft Laboratories, Inc. together with its wholly-owned subsidiary Prodigy Textiles Co., Ltd., a Vietnamese corporation (“Prodigy Textiles”).

Company Overview

Kraig Biocraft Laboratories, Inc., a Wyoming corporation, is a corporation organized to develop high strength fibers using recombinant DNA technology for commercial applications including technical textiles. We use genetically engineered silkworms that produce spider silk proteins to create our recombinant spider silk. Applications include performance apparel, workwear, filtration, luxury fashion, flexible composites, medical implants, cosmetics and more. We believe that we the world’s leading company in the research, development, and production of commercially scalable and cost-effective recombinant spider silk fiber. Our primary proprietary fiber technology utilizes natural and engineered variants of spider silk produced in domesticated mulberry silkworms. Our business brings twenty-first century biotechnology to the historical silk industry. We are introducing materials with innovative properties into an established commercial ecosystem of silkworm rearing, silk spinning, weaving, and manufacture of garments and other products.

We are using genetic engineering technologies to develop fibers with greater strength, resiliency, and flexibility for use in our target markets, including the specialty fiber and technical textile industries. We believe that the genetically engineered protein-based fibers we seek to produce have properties that are in some ways superior to the materials currently available in the marketplace. Production of our product in commercial quantities holds what we believe to be potential life-saving ballistic resistant material, which we believe is lighter, thinner, more flexible, and tougher than steel. Other potential applications for spider silk based recombinant fibers include use as structural material and for any application in which light weight and high strength are required. We believe that fibers made with recombinant protein-based polymers will make significant inroads into the specialty fiber and technical textile markets.

Through our technologies, the introduction of the gene sequence based on those found in native spider silk, results in a germline transformation and is therefore self-perpetuating. This technology is in essence a protein expression platform which has other potential applications including diagnostics and pharmaceutical production. Moreover, our technologies are “green” in as much as our fibers and textiles are derived from nature and do not use any petrochemicals as an input into the fibers.

The Report of Independent Registered Public Accounting Firm to our financial statements as of December 31, 2025, and as of December 31, 2024, include an explanatory paragraph stating that our net loss from operations and net capital deficiency at December 31, 2025, raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Products

Our products exploit the unique characteristics of spider silk, specifically dragline silk from Nephila clavipes (golden orb-web spider) and variants thereof. Such fibers possess unique mechanical properties in terms of strength, resilience, and flexibility. Through the use of genetic engineering, we have produced a variety of unique transgenic silkworm strains that produce recombinant spider silk. Our recombinant spider silk fibers incorporates the silk proteins found in spider silk with the native silkworm silk proteins. This combination of native silkworm proteins combined with spider silk protein structures results in a new and unique recombinant silk fiber.

3

Monster Silk®

Monster Silk® was the first recombinant spider silk fiber product we developed. Monster Silk incorporates the natural elasticity of spider silk to make a silk fiber which is more flexible that conventional silk fibers and textiles. We have produced sample products using Monster Silk® including knit fabrics, gloves, and shirts in collaboration with textile mills. We expect that Monster Silk® will have market applications across the traditional textile markets where its increased flexibility will provide increased durability and comfort.

Dragon SilkTM

Dragon SilkTM is the next evolution in recombinant spider silk, combining the elasticity of Monster Silk® with additional high strength elements of native spider silk. Some samples of Dragon SilkTM have demonstrated strength beyond that of native spider silk. This combination of strength and elasticity results in a silk fiber which is soft and flexible, yet tougher than leading synthetic fiber available on the market. Based on inquires we have received from end market leaders, we believe that Dragon SilkTM- will have applications in performance apparel, durable workwear, luxury goods and apparel, and composites.

Other Products

We are continuing to develop new recombinant silks and other protein-based fibers and materials using our genetic engineering capabilities. The Company leverages the latest in genetic engineering technology to develop new silk and protein technologies that it believes will have significant advantages over our legacy technology which created Dragon Silk and Monster Silk. Chief among these is the potential to produce spider silks with greatly increased purity and performance. Due to the biocompatible and biodegradable properties of silk, we believe that the materials developed using this process will create opportunities for products in the medical industry, including sutures, grafts, and implants.

Strengths

We have developed a method for the production of high-performance bio-degradable, bio-compatible, and ecologically friendly recombinant spider silk materials to replace the existing global infrastructure for mundane silk manufacturing. This system of operations utilizes genetically modified silkworms that have been engineered to produce silks based on the proteins and physical characteristics of native spider silk, a material that has been prized for its physical and chemical properties. By adapting the common silkworm and the production process for the manufacture of traditional silk, we are able to leverage a global production model which currently processes more than 150,000 metric tons of silk per year. Our technology is a direct drop-in replacement for traditional silk manufacturing, allowing any silk operation employing our silkworm technology to immediately be converted, without any additional need for capital investment. We have been granted patent protection in numerous international markets and continue to pursue additional patent protection for our technologies in silk producing and silk consuming countries.

In 2020, we developed a new technology platform, based on a non-CRISPR Cas9 gene editing knock-in knock-out technology. This is our first knock-in knock-out technology which we are now using for the development of advanced materials. This system is built on our eco-friendly and cost-effective silkworm production system, which we believe is more advanced than current competing methods. Knock-in knock-out technology allows for the targeting of specific locations and genetic traits for modification, addition, and removal. This capability should allow us to accelerate new product developments and bring products to market more quickly. This capability also allows for genetic trait modifications that were previously impractical, creating opportunities for products outside of silk fibers and increased flexibility in production location.

Based on our internal analysis, management believes that this new platform technology will allow us to outpace and surpass Dragon Silk, a fiber that we developed with our previous tools. Samples of Dragon Silk have already demonstrated to be tougher than many fibers used in bullet proof vests. We expect that this new approach will yield materials beyond those capabilities based upon its potential for significantly improved purity.

4

Strategies

Our approach to disrupting the performance and technical textile market is to adapt existing silk industry infrastructure and capacity to produce our high-performance silk with minimal capital investment. Our proprietary recombinant spider silkworms are designed as direct drop-in replacement for existing commercial silk producing operations. Our genetically engineered silks are produced using the same equipment and processes that traditional silk uses. In designing our technologies in this manner, we have minimized our need for expansion capital, limiting our direct investment and contracting with existing secondary fiber processors where the majority of large-scale equipment is needed. Through our subsidiary, Prodigy Textiles in Vietnam, we have established the relationships necessary to secure these contracted secondary services.

We are actively pursuing relationships within our targeted end markets to secure product collaborations with key market channel leaders, but no definitive agreements have been entered into as of the date hereof. We have received numerous unsolicited requests from leading businesses across a range of attractive end markets requesting materials for applications development, which is most likely due to the unique nature of our product. This substantial interest in spider silk materials across abroad spectrum of applications for high performance fibers and textiles, combined with the limited initial production capacity, provides the potential to be selective in choosing the market channel partners best able to quickly bring our product to market at scale. We are working under non-disclosure agreements to secure these collaborative development agreements and to establish limited channel exclusivity for firms we believe mirror our culture of innovation. In January 2021, we entered into a partnership and exclusive purchase agreement with M the Movement by Kings Group, pursuant to which they committed to purchase up to $40 million worth of product. This partnership will establish a jointly owned apparel and fashion brand headquarter in Singapore focuses on sales to the ASEAN region. With recent advancements in our manufacturing capacity, we expect to generate revenues from these relationships in 2023.

Additionally, we are currently focused on building production capacity in Vietnam. A significant part of that operation is our work to increase the robustness of our silkworms within the production environment by developing new hybrids We are currently utilizing a mix of direct staffing and contract labor to support its in-house operations. We are exploring a production expansion model utilizing contract production consistent with the distributed model used for mundane silk production. We will also consider technology licensing models with companies, regions, or countries where its silkworms could be produced under exclusive license.

Recent Developments

In 2025 we made substantial progress in improving robustness of our silk rearing operations. We are accelerating our hybridization and breeding program to further increase production robustness and cocoon size.

On January 24, 2024, we signed a memorandum of understand with the Vietnam Sericulture Association (VSA) and the Lam Dong Agro-Forestry Research & Experiment Center (LAREC) to enhance sericulture in Vietnam through the expanded application of the Company’s spider silk silkworm technology.

On April 2, 2024, the Company signed final agreements with the VSA and LAREC.

On January 14, 2025, the Company was granted a new Investment Registration Certificate and an Enterprise Registration Certificate for its production operations in Vietnam. This registration formed a new entity, Prodigy Silk Co. Ltd, which is a wholly owned subsidiary of Kraig Biocraft Laboratories. Prodigy Silk effectively replaces Prodigy Textiles, which operated in a different province.

Standby Equity Purchase Agreement

On January 21, 2025, we entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”). Capitalized terms used herein, but not otherwise defined, have the meaning ascribed to such terms in the SEPA, a copy of which is filed herewith as Exhibit 10.14.

5

Pursuant to the SEPA, the Company has the right to sell to the Investor up to $10 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to the Investor under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to the Investor under the SEPA except in connection with notices that may be submitted by the Investor, in certain circumstances as described below.

Upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct the Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to the Investor (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

In addition to the satisfaction of the conditions, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any common stock under the SEPA which, when aggregated with all other common stock beneficially owned by the Investor and its affiliates, would result in the beneficial ownership by the Investor and its affiliates (on an aggregated basis) of a number of shares of common stock exceeding 4.99% of the then outstanding voting power or number of common shares. In addition, in no event shall an Advance exceed the number of common shares registered in respect of the transactions contemplated hereby under the registration statement then in effect.

The Company paid the Investor a structuring fee in an amount of $25,000. Additionally, within three days of signing the SEPA (the “Effective Date”), the Company paid a commitment fee in an amount equal to 1.00% of the Commitment Amount (the “Commitment Fee”) consisting of such number of Common Shares that is equal to the Commitment Fee divided by the average of the daily VWAPs of the Common Shares during the 3 Trading Days immediately prior to the Effective Date, which resulted in the issuance of 1,081,471 shares of Common Stock (the “Commitment Shares”). All of the Commitment Shares are included in this Registration Statement; as of the date hereof, the Selling Stockholder has resold all but 1,752 of the Commitment Shares.

The SEPA will automatically terminate on the earliest to occur of (i) 36-month anniversary of the Effective Date or (ii) the date on which the Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to the Investor, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued. Neither the Company nor the Investor may assign or transfer their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived other than by an instrument in writing signed by both parties.

The SEPA contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The net proceeds received by the Company under the SEPA will depend on the frequency and prices at which the Company sells its shares of common stock to the Investor. The Company expects that any proceeds received from such sales to the Investor will be used for working capital and general corporate purposes.

6

Summary of Risk Factors

As an OTCQB listed Company, we have limited resources with pressing capital requirements as we attempt to ramp up production. We are mindful of the challenges involved in achieving growth without compromising our ability to manage our operating risks and comply with rules and regulations. As we are commercializing a new technology, no one is in a position to know all of the risks, obstacles, and hurdles that the Company will face as it works to commercialize its new technology. Any investment in our securities involves a high degree of risk. We are aware of numerous risks associated with our business, including:

●	Our ability to continue as a going concern;

●	Our ability to generate revenues and to become profitable;

●	Our ability to estimate future expenses;

●	Our ability to maintain an effective system of internal controls;

●	Our ability to protect our intellectual property rights and to secure additional rights domestically and internationally;

7

●	Our ability to increase the robustness of our silkworms in the production environment;

●	Our ability to successfully manage our growth domestically and internationally;

●	Our ability to attract and retain the services of key personnel;

●	Our reliance on independent third-party collaborators to develop and deliver products to market;

●	Our reliance on key management personnel and future need for highly skilled personnel;

●	Our ability to successfully develop sales and marketing for our products;

●	Market acceptance of pricing and performance for products we develop;

●	Our ability to generate sustainable earnings and net operating profits;

●	Our ability to adapt to regulatory and technology changes impacting our industry;

●	The potential for product liability claims regarding our products and the use of genetically modified organisms (“GMO’s”) in our production system;

●	Actions taken or omitted to be taken by third parties including our suppliers and competitors, as well as legislative, regulatory, judicial, and other governmental authorities;

●	Competition in our industry;

●	The loss of or failure to obtain any license or permit necessary or desirable in the operation of our business;

●	The availability of additional capital to support development;

●	An active, liquid, and orderly market for our Common Stock may not develop;

●	Our production system is based upon living transgenic organisms;

●	It is not possible to predict the actual number of shares we will sell under the SEPA to the Selling Stockholder, or the actual gross proceeds resulting from those sales;

●	Investors who buy shares at different times will likely pay different prices;

●	Our management team will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to the Selling Stockholder, if any, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

●	Other factors which are unanticipated by management; and

●	Numerous other risks and uncertainties set forth elsewhere in this prospectus under the section titled “Risk Factors”.

Corporate Information

Kraig Biocraft Laboratories, Inc. is a Wyoming corporation. Our Common Stock is quoted on the OTCQB under the ticker symbol “KBLB”.

8

As of April 30, 2026, there are 1,106,033,465 shares of Common Stock issued and outstanding. Kim Thompson, our founder, and Chief Executive Officer, owns approximately 20.95% of our issued and outstanding Common Stock. As of April 30, 2026, there are 3 shares of super voting Series A Preferred Stock issued and outstanding, all of which are owned by Kim Thompson, which represent approximately 35.17% of all voting rights of our capital stock (See, “Description of Securities” for additional information about our securities).

Our principal executive office and mailing address is 2723 South State St., Suite 150, Ann Arbor, Michigan 48104. Our telephone number is (734) 619-8066. Our corporate website is http://www.kraiglabs.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus and should not be relied upon with respect to this offering.

The Offering

The following Summary contains general information about this offering. The Summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Common Stock to be offered by Selling Stockholder	Up to 207,787,193 shares, consisting of (i) 1,081,471 Commitment Shares and (ii) up to 206,705,722 shares of common stock we may elect, in our discretion, to issue and sell to the Selling Stockholder under the SEPA from time to time.

Terms of the Offering	The Selling Stockholder will determine when and how it will dispose of any shares of common stock registered under this prospectus for resale

Common Stock outstanding prior to this offering	1,039,455,690 shares

Common Stock outstanding after this offering	1,246,161,412 shares of common stock, assuming the sale by us of a total of 206,705,722 shares pursuant to SEPA. The actual number of shares issued will vary depending upon the actual sale prices under the SEPA.

Use of proceeds	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholder. However, we may receive up to $10.0 million in aggregate gross proceeds from sales of our shares of Common Stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the SEPA. We expect to use the net proceeds that we receive from sales of our Common Stock to the Selling Stockholder, if any, under the SEPA for working capital and general corporate purposes. See “Use of Proceeds.”

Exchange Listing	Our Common Stock is quoted on the OTCQB under the ticker symbol “KBLB”.

Plan of Distribution	The Selling Stockholder may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. For further information, see “Plan of Distribution” beginning on page 53.

Risk factors	The shares of Common Stock offered hereby involves a high degree of risk. You should read “Risk Factors,” and other information included in this prospectus for a discussion of factors to consider before deciding to invest in our securities.

9

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus before you decide to buy any Common Stock. Any of the following risks could cause our business, results of operations and financial condition to suffer materially, causing the market price of our shares of Common Stock to decline, in which event you may lose part or all of your investment. Additional risks and uncertainties not currently known to us or that we currently do not deem material may also become important factors that may materially and adversely affect our business.

Risk Related to Our Company

The report of the independent registered public accounting firm on our 2025 and 2024 financial statements contains a going concern qualification.

The report of the independent registered public accounting firm covering our financial statements for the years ended December 31, 2025, and December 31, 2024, stated that certain factors, including that we have a working capital and shareholder deficit, raised substantial doubt as to our ability to continue as a going concern. Because we are not yet producing revenue to sustain our operating costs, we are dependent upon raising capital to continue our business. If we are unable to raise capital, our ability to continue could remain an ongoing concern.

We may be unable to generate revenues and may never become profitable.

We generated $0 and $0, in revenue for the fiscal years ended December 31, 2025 and 2024, respectively, and do not currently have any recurring sources of revenues, making it difficult to predict when we will be profitable. We expect to incur significant research and development costs for the foreseeable future. We may not be able to successfully market fiber products we produce in the future that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

As a result of our limited operating history, we may not be able to correctly estimate our future revenues, operating expenses, need for investment capital, or stability of operations, which could lead to cash shortfalls.

We have a limited operating history from which to evaluate our business. Our failure to develop additional transgenic silkworms would have a material adverse effect on our ability to continue operating. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies at our stage of development. We may not be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, operating results, and financial condition.

Because of this limited operating history and because of the emerging nature of our fiber product we are producing, our historical financial data is of limited value in estimating future operating expenses. Our budgeted operating expense levels are based in part on our expectations concerning future revenues. However, our ability to generate any revenues depends largely on the market acceptance of the fibers we develop, which is difficult to forecast. The failure of our target markets to adopt our products would have a material adverse effect on our business.

Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as any indication of our future performance. Our quarterly and annual expenses are likely to increase substantially over the next several years depending upon the level of fiber development activities. Our operating results in future quarters may fall below expectations. Any of these events could adversely impact our business prospects and make it more difficult to raise additional equity capital at an acceptable price per share.

If we lose the services of key management personnel, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of key senior management personnel. If the Company is unable to hire and retain senior leadership, it may be unable to execute on its business plan. We do not maintain key-person life insurance policies on the Company’s senior leadership. The loss of the leadership team would materially harm our business.

Our ability to produce our products in a cost-effective manner will depend on our ability to improve the robustness and tolerance of our silkworm to conditions in the production environment.

Working with our contract manufacturer in Vietnam we have identified robustness and acclimation of our silkworm strains to the local climate as the most significant challenges to production. We are working to overcome these challenges by acclimating our silkworms to the local environment and accelerating the introduction of our multi-strain hybrids. If we are unable to improve the robustness, including disease and environmental tolerance, of our silkworms, we may not be able to generate product revenue and may not become profitable.

10

As our business grows, we will need to hire highly skilled personnel and, if we are unable to hire, retain, or motivate additional qualified personnel, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our company. Competition in our industry for qualified employees remains intense as the skills we require in our employees are highly specialized. We compete with companies in the biotechnology and pharmaceutical industries that seek to retain scientists with genetic engineering experience and expertise. We expect that over the longer term we will continue to face stiff competition and may not be able to successfully recruit or retain such personnel. Attracting and retaining qualified personnel will be critical to our success.

Our management has no previous experience in developing, producing, marketing, or selling recombinant fiber which may have a negative effect on our ability to develop or sell our products.

Since, to our knowledge, commercialization of spider silk on a large scale has yet to be accomplished, we are not aware of any candidates with specific experience in this field. There may be numerous hurdles and obstacles that we are not currently able to foresee.

Our current management has limited experience in developing, marketing and selling recombinant fiber and the other products that we intend to develop and market. Additionally, our current management has no formal training in the business of scientific research and development, which may be critical to our success. The inexperience of our management and lack of experienced workforce may negatively affect our ability to succeed in developing, marketing and/or distributing our proposed products.

We may be unprepared for technological changes in our industry, which could result in our products being obsolete or replaced by better technology.

The industry in which we participate is subject to rapid business and technological changes. The business, technology, marketing, legal and regulatory changes that could occur may have a material adverse impact on us. New inventions and product innovations may make our proposed products obsolete. Potential customers may prefer existing materials to our new technology. New materials may come to market that outperform our technologies. Other researchers may develop and patent technologies which make our line of research obsolete. We may not have the financial or technical ability to keep up with our competitors.

If we experience product recalls, we may incur significant and unexpected costs and damage to our reputation and, therefore, could have a material adverse effect on our business, financial condition, or results of operations.

We may be subject to product recalls, withdrawals, or seizures if any of our products are believed to cause injury. A recall, withdrawal, or seizure of any of our products could materially and adversely affect consumer confidence in our brands and lead to decreased demand for our products. In addition, a recall, withdrawal, or seizure of any of our products would require significant management attention, would likely result in substantial and unexpected expenditures, and could materially and adversely affect our business, financial condition, or results of operations.

Our operations would be negatively affected by any dispute with our collaborating universities or by labor unrest (such as disputes, strikes or lockouts) between such universities and their academic staff.

We have signed intellectual property, sponsored research, and collaborative research agreements with one or more universities. The continued cooperation of these universities, as well as the cooperation of other institutions and or universities is essential for the success of the Company. In the event of a material dispute with one or more of the universities, such a dispute could create a cessation of operations for a period of time that could be detrimental to our operations and survival. Additionally, a material dispute between any such university and its employees could create a cessation of operations for a period of time that could be detrimental to our product development.

11

Our competitors are larger with greater financial resources than we have, and we may face increased competition due to the low barriers of entry to our industry.

We compete directly with numerous other companies with similar product lines and/or distribution that have extensive capital, resources, market share, and brand recognition. There are few barriers to entry on the industry in which we compete, namely the textile, specialty fabric and technical textile industries. This creates the strong possibility of new competitors emerging, and of others succeeding in developing the same or similar fibers that we are trying to develop. The effects of this increased competition may be materially adverse to us and our stockholders.

Our business, operations and plans and timelines have been adversely affected by health epidemics and governmental action relating to the same, on the manufacturing, production and other business activities performed by us or by third parties with whom we conduct business, including our suppliers, target end market potential collaboration partners, and others.

Our business could be further adversely affected by health epidemics, or governmental response to the same wherever we have business operations. In addition, health epidemics could cause significant disruption in the operations of third-party manufacturers, CROs and other third parties upon whom we rely. For example, in December 2019, a novel strain of coronavirus, SARS-CoV-2, causing a disease referred to as COVID-19, was reported to have surfaced in Wuhan, China. Since then, COVID-19 has spread to multiple countries worldwide, including the United States. Our headquarters is located in Michigan and our manufacturing located in Vietnam. The COVID-19 pandemic resulted in the Company furloughing all non-essential personnel and pausing its production operations. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic, and the U.S. government-imposed travel restrictions on travel between the United States, Europe, and certain other countries. Further, the President of the United States declared the COVID-19 pandemic a national emergency and invoked powers under the Stafford Act, the legislation that directs federal emergency disaster response, under the Defense Production Act, the legislation that facilitates the production of goods and services necessary for national security and for other purposes. The state of Michigan imposed its own separate restrictions on businesses. We have implemented work-from-home policies for some employees. The effects of the executive order and our work-from-home policies may negatively impact productivity, disrupt our business, and delay our timelines, the magnitude of which will depend, in part, on the length and severity of the restrictions and other limitations on our ability to conduct our business in the ordinary course. These and similar, and perhaps more severe, disruptions in our operations could negatively impact our business, operating results, and financial condition.

Quarantines, shelter-in-place and similar government orders, or the expectation that such orders, shutdowns or other restrictions could occur, whether related to COVID-19 or other causes, could impact our operations or personnel at third-party manufacturing facilities in the United States and other countries, or the availability or cost of materials, which could disrupt our supply chain or end markets. For example, we may face shortages in mulberry feed for our silkworms as a result shifting agricultural priorities, or a drop in demand for our finished materials as a result of an economic downturn. In addition, closures of transportation carriers and modal hubs could materially impact our development and any future commercialization timelines.

If our relationships with our suppliers or other vendors are terminated or scaled back as a result of the COVID-19 pandemic or other causes, we may not be able to enter into arrangements with alternative suppliers or vendors or do so on commercially reasonable terms or in a timely manner. Switching or adding additional suppliers or vendors involves substantial cost and requires management time and focus. In addition, there is a natural transition period when a new supplier or vendor commences work. As a result, delays occur, which could adversely impact our ability to meet our desired clinical development and any future commercialization timelines. Although we carefully manage our relationships with our suppliers and vendors, there can be no assurance that we will not encounter challenges or delays in the future or that these delays or challenges will not have an adverse impact on our business, financial condition, and prospects. See “-Risks Related to Our Dependence on Third Parties.”

The spread of COVID-19, which has caused a broad impact globally, may materially affect us economically. While the potential economic impact brought by the duration of COVID-19 may be difficult to assess or predict, a widespread pandemic or other crisis or governmental action could result in significant disruption of global financial markets, reducing our ability to access capital, which could in the future negatively affect our liquidity. In addition, a recession or market correction resulting from the spread of COVID-19, other pandemics, or governmental action, could materially affect our business and the value of our Common Stock.

12

Our operations or those of the third parties upon whom we depend on might be affected by the occurrence of a natural disaster, pandemic, war, or other catastrophic event.

We depend on our employees, consultants, and suppliers, as well as regulatory agencies and other parties, for the continued operation of our business. Despite any precautions we take for natural disasters or other catastrophic events, these events, including terrorist attacks, wars, pandemics, embargos, sanctions, trade or supply chain disruptions, hurricanes, fires, floods and ice and snowstorms, could result in significant disruptions to our research and development, and, ultimately, commercialization of our products. Long-term disruptions in the infrastructure caused by events, such as natural disasters, the outbreak of war (including expansion of the current armed conflict between Russia and Ukraine or the outbreak of war in the far East), the escalation of hostilities and acts of terrorism, embargos, sanction, trade disruptions, or other “acts of God,” particularly involving countries in which we have offices, manufacturing or key supply chain partners, could adversely affect our businesses. Any natural disaster or catastrophic event affecting us, our suppliers, our customers, regulatory agencies, or other parties with which we are engaged could have a material adverse effect on our operations and financial performance.

We may not successfully manage any growth that we may experience.

Our future success will depend upon not only product development, but also on the expansion of our operations and the effective management of any such growth, which will place a significant strain on our management and on our administrative, operational, and financial resources. To manage any such growth, we must expand our facilities, augment our operational, financial and management systems, and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed as our growth could be adversely affected by such mismanagement.

We may be unable to maintain an effective system of internal controls and accurately report our financial results or prevent fraud, which may cause our current and potential stockholders to lose confidence in our financial reporting and adversely impact our business and our ability to raise additional funds in the future.

Effective internal controls are necessary for us to provide reliable financial statements and effectively prevent fraud. We have no internal audit function. As we noted in our annual report on Form 10-K for the year ended December 31, 2025, we reported that our internal control over financial reporting was not effective for the purposes for which it is intended because we had material weaknesses, as described below. Though we have taken some steps to address our material weaknesses in our internal control over financial reporting, including education of management of disclosure requirements and financial reporting controls, we still have not eliminated the material weakness in our internal controls over financial reporting. If we cannot provide reliable financial statements or prevent fraud, our operating results and our reputation could be harmed as a result, causing stockholders and/or prospective investors to lose confidence in management and making it more difficult for us to raise additional capital in the future.

13

In our “Management’s Annual Report on Internal Control Over Financial Reporting” that appeared in our annual report on Form 10-K for the year ended December 31, 2025, we reported that our internal control over financial reporting was not effective for the purposes for which it is intended based on a material weakness associated with our lack of qualified resources to perform the internal audit functions properly, no segregation of duties that results in ineffective controls over financial reporting and lack of control over related party transactions. As reported in our most recent annual report, we are taking some remediation steps to help address our material weaknesses in our internal control over financial reporting, but we do not expect to remediate the weaknesses in our internal controls over financial reporting until the time when we start to commercialize a recombinant fiber (and, therefore, may have sufficient cash flow for hiring personnel to handle our accounting and reporting functions).

Risks Related to Our Product and Business

Our business is based on scientific research which has not demonstrated commercial viability and makes our business highly risky.

We are engaging in research and development of new recombinant silk fibers. Due to the speculative nature of this scientific research, our chances of success are uncertain, and we cannot guarantee that we will succeed in developing new fibers that deliver performance results to meet customer requirements or obtain commercial acceptance. An investment in us, therefore, is highly speculative and risky.

The fibers we develop could expose us to product liability claims, which could have a negative impact on our results of operations.

The fibers we are seeking to develop may subject us to product liability claims if widely used, including but not limited to design defect, environmental hazards, quality control, and durability of product. This potential liability is increased by virtue of the fact that our products in development may be used as protective and safety materials. The fibers and end products we are developing are based on a GMO and are subject to public opinion, risks, and concerns regarding GMOs. There is tremendous potential liability to any person who is injured by, or while using, one of our products. As a manufacturer, we may be strictly liable for any damage caused by our products. This liability might not be covered by insurance or may exceed any coverage that we may obtain.

Ethical, legal, and social concerns about synthetic biologically engineered products and processes could limit or prevent the use of products or processes using our technologies, limit consumer acceptance and limit our revenues.

Our technologies involve the use of genetically engineered (“GE”) products or technologies. Public perception about the safety and environmental hazards of, and ethical concerns over, GE products and processes could influence public acceptance of our and our collaborators’ technologies, products, and processes.

The subject of GMOs has received negative publicity, which has aroused public debate. This adverse publicity has led to, and could continue to lead to, greater regulation and trade restrictions on genetically altered products and organisms. Such changes in regulation, or changes in the interpretation of regulations could negatively impact our ability to produce enhanced fiber and products. Further, there is a risk that products produced using our technologies could cause adverse health effects or other adverse events, which could also lead to negative publicity.

There is also an active and vocal group of opponents to GMOs who wish to ban or restrict the technology and who, at a minimum, hope to sway consumer perceptions and acceptance of this technology. Their efforts include regulatory legal challenges and labeling campaigns for genetically modified products, as well as application of pressure to consumer retail outlets seeking a commitment not to carry genetically modified products. Further, these groups have a history of bringing legal action against companies attempting to bring new biotechnology products to market. We may be subject to future litigation brought by one or more of these organizations in their attempt to block the development or sale of our products. In addition, animal rights groups and various other organizations and individuals have attempted to stop genetic engineering activities by pressing for legislation and additional regulation in these areas. We may not be able to overcome the negative consumer perceptions and potential legal hurdles that these organizations seek to instill or assert against our products, and our business could be harmed.

If we are not able to overcome the ethical, legal, and social concerns relating to genetic engineering, products and processes using our technologies may not be accepted. These concerns could result in increased expenses, regulatory scrutiny, delays or other impediments to our programs or the public acceptance and commercialization of products and processes dependent on our technologies or inventions. Our ability to develop and commercialize products, or processes using our technologies could be limited by public attitudes and governmental regulation.

14

Inadvertent releases or unintended consequences of releases of synthetic biology technologies by us or others could lead to adverse effects on our business and results of operations.

The genetically engineered technologies that we develop may have significantly enhanced strength and elasticity characteristics compared to those found in native silkworms. While we produce these technologies only for use in a controlled industrial environment, the release of such technologies into uncontrolled environments could have unintended consequences. Any adverse effect resulting from such a release, by us or others, could have a material adverse effect on the public acceptance of our products and our business and financial condition. Such a release could result in enhanced regulatory activity, and we could have exposure to liability for any resulting harm.

Our development of recombinant silk products and development programs depends upon third parties.

As we bring our product to market, we will need to develop new relations and collaborations with wholesalers, retailers, silk spinners, weavers, and freight handlers and end product developers. We expect to depend upon independent collaborations with textile producers, to conduct development of applications for our transgenic silkworm and recombinant silk polymers, such as recombinant spider silk. We expect that these collaborators would perform services under agreements with us. Such agreements are often standard-form agreements typically not subject to extensive negotiation. These collaborators would not be our employees, and in general we would not control the amount or timing of resources that they devoted to our product development programs. These future collaborators may not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to product developments programs using our transgenic silkworm technologies, or if their performance is substandard, our introduction of protein-based fiber products will be delayed or may not result at all. These future collaborators may also have relationships with other commercial entities, some of whom may compete with us.

If conflicts arise with our collaborators, they may act in their self-interests, which may be adverse to our interests.

Conflicts may arise in collaborations we have entered into or may enter into due to one or more of the following:

●	disputes with respect to payments that we believe are due under a collaboration agreement;

●	disagreements with respect to ownership of intellectual property rights;

●	unwillingness on the part of a collaborator to keep us informed regarding the progress of its development and commercialization activities, or to permit public disclosure of these activities;

●	delay of a collaborator’s development or commercialization efforts with respect to our product development; or

●	termination or non-renewal of the collaboration.

In addition, in our collaborations, we may be required to agree not to conduct independently, or with any third party, any research or developments that are competitive with the research conducted under our collaborations. Our collaborations may have the effect of limiting the areas of research or product commercialization that we may pursue, either alone or with others. Our collaborators, however, may be able to develop, either alone or with others, products in related fields that are competitive with the products or potential products that are the subject of these collaborations.

If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market products we may develop, we may not be able to generate product revenue.

We do not currently have an organization for the sales, marketing, and distribution of any fiber products that we expect to develop other than our joint venture, SpydaSilk Enterprises. In order to market any products that may be developed, we must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. In addition, we have no experience in developing, training, or managing a sales force and will incur substantial additional expenses in doing so. The cost of establishing and maintaining a sales force may exceed its cost effectiveness. Furthermore, we will compete with many companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these companies. If we are unable to establish adequate sales, marketing, and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

15

We may be unable to meet or sustain pricing or material performance requirements.

We are not aware of any other company that has established a commercially viable and cost-effective production system for recombinant spider silks. We have not yet achieved large scale commercial production of spider silk and therefore have not demonstrated an ability to sustain pricing and materials performance targets at scale. If we are unable to match or sustain the pricing requirement for our target markets or achieve and maintain material performance expectations, it will have a material adverse impact on our business.

Our production system is based upon living transgenic organisms.

Our production system is based on transgenic silkworms. Therefore, anything affecting the lifecycle of those silkworms, including but not limited to known and unknown silkworm diseases, climate, or nutrition could have significant negative effects on our production or our products. Silkworms are prone to numerous diseases and also have very strict dietary requirements. Such negative effects to our production could materially adversely affect our operations and ability to receive revenue in the future. We are working to increase the robustness of our silkworms within the production environment, including disease resistance and tolerance to local climates. Our ability to produce silk in a cost-effective manner will be dependent upon the success of our hybridization program and other initiatives to increase robustness.

Risks Related to Intellectual Property

We currently do not have patent rights to the products we are seeking to develop, and we currently license some of the genetic sequences and genetic engineering technology we need to develop our products. If any third party challenges our claim to intellectual property rights in the fiber products we are seeking to develop or the intellectual property rights that we license, our business may be materially harmed.

We do not have utility or design patents to the fibers and products we are seeking to develop. It is possible that the fiber products we are seeking to develop could be imitated or directly manufactured and sold by a competitor. In addition, some or all of our research, development ideas and proposed products may be covered by patent rights held by some other entity. In that event, we could incur substantial liability, we could be subject to litigation and claims, and our business would be materially adversely affected.

The intellectual property rights that we have licensed could be challenged or voided or we could realize that the licensed intellectual property is worthless and without utility. We may also need to license additional intellectual property from persons or entities in order to successfully complete our research and development, and we cannot be certain that we will be able to enter into a license agreement with such persons or entities. If we cannot enter into such license agreements, our operations will be adversely affected, and our prospects negatively affected.

We have no assurance of the future grant of patents for technologies we hope to develop. If we are unable to secure intellectual property protection rights for new technologies developed, our business would be materially harmed.

We have limited intellectual property protection in foreign markets, which could affect our ability to grow our markets and increase our revenue.

The intellectual property that we licensed from Notre Dame is covered by a series of U.S. patents and U.S. patent applications with limited or no international patent protection. Foreign competitors could be using the same technology that we have licensed, which would affect our ability to expand our markets beyond the United States. We are aware that international laboratories and potential competitors are using the “piggyback” gene splicing technology for the genetic modification of silkworm. Such limited foreign intellectual property could affect our ability to introduce fiber products in international markets or effectively compete in such markets.

16

The patents underlying our license agreements could expire or be invalidated prior to our commercializing our specialty fibers, which would result in the loss of our competitive edge and could negatively impact our revenues and results of operations.

The patent rights that we license could expire or be invalidated before we are ready to market or commercialize any fiber product, or while we are still in research and development phases of proposed products, in which event the patents would be worthless and would not protect us from potential competitors who would then have low barriers to entry and who would be in a position to compete more effectively with us.

Risks Related to International Operations

We may fail to foresee challenges with international operations.

The Company and its current management have no history or experience in establishing and developing international business units and production facilities outside of those we have already established. Our future success will depend heavily upon on our ability to oversee production operations at facilities and locations outside of the United States and management’s day-to-day oversight. Unforeseen challenges in sustaining efficient operations, decreases in product quality, language and cultural difference, or theft of intellectual property from these satellite production facilities, or other yet undiscovered challenges could have an adverse material effect on us.

We may face unforeseen challenges with the import and export of our products.

The success of our operations depends on our ability to ship the silk fibers and yarns produced by GMO’s. There is no guarantee that the existing authorizations and interpretations of rules will remain in effect. Increasing restrictions on the shipping of products with GMO’s or importation of GMO’s may materially impact our business.

Our international operations will be subject to the laws of the jurisdictions in which we operate.

A significant portion of our business operations will occur in South-East Asia. We will be generally subject to laws and regulations applicable to foreign business, investment, molecular biology, transgenic organisms, land use, in Vietnam and possibly other countries. The Vietnamese legal system is based, at least in part, on written statutes. However, since these laws and regulations are relatively new and the Vietnamese legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves risks and uncertainties. Governmental agencies may have overlapping jurisdiction and possible conflicting regulation or interpretation of regulations, adding additional risk and uncertainty.

We cannot predict the effect of future developments in the legal or administrative systems of developing countries, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, the preemption of local regulations by national laws, or the overturn of local government’s decisions by the superior government or the overruling or ignoring of one agency’s decision by another agency. These uncertainties create risks which may adversely and materially impact our business.

We may be adversely affected by economic and political conditions in the countries where we operate.

We operate in the United States, Vietnam, and we have a joint venture in Singapore. Economic and political changes in these countries, such as inflation rates, recession, foreign ownership restrictions, import/export restrictions, labor policies, policies related to GMO’s, restrictions on transfer of funds into or out of a country and similar factors may adversely and materially affect results of operations.

While it is our understanding that the economy in Vietnam has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various economic sectors. The government of Vietnam has implemented various measures to encourage or control economic growth and guide the allocation of resources. Some of these measures benefit the overall Vietnamese economy but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments, land use or changes in tax regulations that are applicable to us.

17

The Vietnamese economy has been transitioning from a planned economy to a more market-oriented economy4. Although in recent years the Vietnamese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in Vietnam are still owned by the Vietnamese government. The continued control of these assets and other aspects of the national economy by Vietnam government could materially and adversely affect our business. The Vietnamese government also exercises significant control over Vietnamese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies. Efforts by the Vietnamese government to slow the pace of growth of the Vietnamese economy could negatively affect our business.

4 https://www.lowyinstitute.org/publications/missing-middle-political-economy-economic-restructuring-vietnam

We may be adversely affected by social, political, or legal changes.

We have a substantial portion of our operations in parts of the world where internal social, legal, and political changes are not uncommon and are taking place. The direction and consequences of these changes are not predictable by us nor are they transparent to us.

Any such changes as they may relate to attitudes, policy, enforcement, or regulation, regarding investment, property rights, biotechnology, GMOs and the general business, investment, or taxation environment may have material negative consequences for our business. We have very limited ability to protect our interests from societal or political changes anywhere in the world.

Risks Related to Regulations

Potential future regulations limiting our ability to sell or produce genetically engineered products could harm our business.

We have and expect to continue to develop biologic products using GMOs. Products derived from GMOs may in some instances be subject to bans or additional regulation by federal, state, local and foreign government agencies. This complex regulatory environment is in flux and is not predictable by us. These agencies may not allow us or our collaborators and licensees to produce GMOs and market products derived from GMOs or could prevent us from doing so in a timely manner or under technically or commercially feasible conditions.

Further, we and our current and future collaborators and licensees are subject to regulations in the other countries in which we operate outside of the U.S., which may have different rules and regulations depending on the jurisdiction. Different countries have different rules regarding which products qualify as GMO. If any of these countries expand the definition of GMO or increase the regulatory burden on GMO products, our business could be harmed.

Changes in regulatory enforcement, requirements, laws and policies, or evolving interpretations of existing regulatory requirements, laws, and policies, may result in increased compliance costs, delays, capital expenditures, ceasing of production operations and other financial obligations that could materially and adversely affect our business or financial results.

We face various governmental regulations, which could have a material negative impact on our business.

We face various governmental regulations regarding import/export, taxes, transgenics and biological research, as well as, transgenic product manufacture and distribution, environmental regulation, and packaging requirements. Any changes in regulation, enforcement, or interpretation may be adverse to our operations production, revenues, and potential profit. We are especially at risk from governmental restriction and regulations related to GMO’s and the use of transgenic organisms in our productions. Federal, state, and foreign regulations impose strict regulation on the use, storage, and transportation of such transgenic organisms. Such rules impose severe penalties on us for any breach of regulations, for any spill, release, or contamination caused while the substances are under our direct or indirect ownership or control. We are not aware of any such breach of governmental regulation, or of any spill, release, or contamination, however, if such a release, or other regulatory breach does occur in the future, the resulting clean-up costs, and/or fines and penalties, would cause a material negative effect on the Company and our financial future.

18

We face additional challenges associated with operating in overseas locations, which have additional governmental regulations and restrictions. Those regulations are subject to change and interpretation relating to GMO’s. Such changes could limit our ability to sell or produce GMO products. We cannot be assured that what is allowed today will be allowable in the future. Furthermore, the revocation or loss of any license, permit or authorization necessary or desirable for the conduct of our business, or our failure to obtain such an authorization could materially and adversely affect our business.

Any such change in regulation, the interpretation of laws and regulations or changes in enforcement, or governmental agency attitudes, especially as they relate to GMOs could have a material negative impact on our operations.

Risks Related to This Offering and Our Common Stock

It is not possible to predict the actual number of shares we will sell under the SEPA to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

On January 21, 2025, we entered into the SEPA with the Selling Stockholder, pursuant to which the Selling Stockholder has committed to purchase up to $10 million of shares of Common Stock, subject to certain limitations and conditions set forth in the SEPA. The shares of Common Stock that may be issued under the SEPA may be sold by us to the Selling Stockholder at our discretion from time to time for a period of up to 36 months following the execution of the SEPA or the date on which the Selling Stockholder shall have purchased from us under the SEPA shares of our common stock for an aggregate gross purchase price of $10,000,000, unless the SEPA is earlier terminated.

We generally have the right to control the timing and amount of any sales of our shares of Common Stock to the Selling Stockholder under the SEPA. Generally, sales of our Common Stock, if any, to the Selling Stockholder under the SEPA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some, or none of the shares of our Common Stock that may be available for us to sell to the Selling Stockholder pursuant to the SEPA.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of Common Stock that we may elect to sell to the Selling Stockholder under the SEPA, if any, will fluctuate based on the market prices of our Common Stock prior to each advance made pursuant to the SEPA, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to the Selling Stockholder under the SEPA, the purchase price per share that the Selling Stockholder will pay for shares purchased from us under the SEPA, or the aggregate gross proceeds that we will receive from those purchases by the Selling Stockholder under the SEPA, if any.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the SEPA, we will generally have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to the Selling Stockholder. If and when we do elect to sell shares of Common Stock to the Selling Stockholder pursuant to the SEPA, after the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some, or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

19

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of Common Stock to the Selling Stockholder, if any, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of Common Stock to the Selling Stockholder, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flows.

Our sole Director owns a significant percentage of our outstanding voting securities which could reduce the ability of minority stockholders to effect certain corporate actions.

Collectively, due to the voting rights features of the Series A Preferred Stock (which is owned solely by our chief executive officer), our officers and directors own an aggregate of 837,370,760 shares of our voting securities, or approximately 50.87% of our outstanding voting securities as of the date of this Registration Statement. As a result, currently, and after this offering, they will possess significant influence and can elect a majority of our Board and authorize or prevent proposed significant corporate transactions without the votes of any other stockholders. They are expected to have significant influence over a decision to enter into any corporate transaction and have the ability to prevent any transaction that requires the approval of stockholders, regardless of whether or not our other stockholders believe that such transaction is in our best interests. Such concentration of voting power could have the effect of delaying, deterring, or preventing a change of control or other business combination, which could, in turn, have an adverse effect on the market price of our Common Stock or prevent our shareholders from realizing a premium over the then-prevailing market price for their Common Stock.

We may need to raise additional capital by sales of our securities, which may adversely affect the market price of our Common Stock and your rights in us may be reduced.

We expect to continue to incur product development and selling, general and administrative costs, and in order to satisfy our funding requirements, we will need to continue to raise additional capital above and beyond the anticipated proceeds of this offering. The sale or the proposed sale of substantial amounts of our Common Stock or other securities in the public markets may adversely affect the market price of our Common Stock and our stock price may decline substantially. Our stockholders may experience substantial dilution and a reduction in the price that they are able to obtain upon sale of their shares. Also, new equity securities issued may have greater rights, preferences, or privileges than our existing Common Stock. Furthermore, additional capital may not be available in sufficient amounts or on reasonable terms, if at all, and our ability to raise additional capital may be adversely impacted by potential worsening global economic conditions.

We do not intend to pay dividends.

We have never declared or paid any cash dividends on our securities. We currently intend to retain our earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

The market price of our Common Stock may be volatile and may be affected by market conditions beyond our control, and you may not be able to sell our Common Stock.

Publicly traded companies generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our securities, regardless of our actual operating performance.

20

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, our shares of Common Stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares Common Stock could, for example, decline precipitously in the event that a large number of shares of our Common Stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Second, we are a speculative or “risky” investment due to our limited operating history and lack of revenue to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time, including as to whether our Common Stock will sustain its current market price, or as to what effect the sale of shares or the availability of Common Stock for sale at any time will have on the prevailing market price.

The market price of our Common Stock is subject to significant fluctuations in response to, among other factors:

●	the significant downward pressure on our Common Stock price caused by the sale of a significant number of shares could cause our Common Stock price to decline, thus allowing short sellers of our Common Stock an opportunity to take advantage of any decrease in the value of our Common Stock;
●	the presence and action of short sellers in our Common Stock;
●	market acceptance of our existing products, as well as products in development;
●	the timing of regulatory approvals;
●	our ability or the ability of third-party distributors to sell, market, and distribute our products;
●	our ability or the ability of our contract manufacturers to manufacture our products efficiently;
●	changes in our financial performance or a change in financial estimates or recommendations by securities analysts;
●	our ability to raise additional funds to complete development of our pharmaceutical product candidates;
●	announcements of innovations or new products or services by us or our competitors;
●	the emergence of new competitors or success of our existing competitors;
●	operating and market price performance of other companies that investors deem comparable;
●	sales or purchases of our Common Stock by insiders;
●	commencement of, or involvement in, litigation;
●	changes in governmental regulations; and
●	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stock in our industry, or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition, or results of operations.

The stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies, which has resulted in decreased stock prices for many companies notwithstanding the lack of a fundamental change in their underlying business models or prospects. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, including potentially worsening economic conditions and other adverse effects or developments relating to the ongoing political, regulatory, and other market conditions, may negatively affect the market price of shares of our Common Stock, regardless of our actual operating performance. The market price of shares of our Common Stock may decline below the initial public offering price, and you may lose some or all of your investment.

If any of the foregoing occurs, it could cause the price of our Common Stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and distract our Board and management.

21

We are currently subject to penny stock regulations and restrictions and if we continue to be subject to such regulations and restrictions you may have difficulty selling shares of our Common Stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our Common Stock is a “penny stock”, and we are subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule affects the ability of broker-dealers to sell our securities and affects the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted similar rules that may also limit a stockholder’s ability to buy and sell our Common Stock. FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for such customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Shares eligible for future sale may have adverse effects on our share price.

Sales of substantial amounts of shares or the perception that such sales could occur may adversely affect the prevailing market price for our shares. We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing shareholders on a preemptive basis. Therefore, it may not be possible for existing shareholders to participate in such future share issuances, which may dilute the existing shareholders’ interests in us.

Future sales of additional shares of our Common Stock or securities convertible into shares of our Common Stock may dilute our shareholders’ ownership in us and may adversely affect us or the trading price of our Common Stock.

We may issue additional shares of our Common Stock or securities convertible into our Common Stock in the future pursuant to current or future employee stock incentive plans, employee stock grants, or in connection with future acquisitions or financings. We cannot predict the size of any such future issuances or the effect, if any, that any such future issuances will have on the trading price of our Common Stock. Any such future issuances of shares of our Common Stock or securities convertible into Common Stock may have a dilutive effect on the holders of our Common Stock and could have a material negative effect on the trading price of our Common Stock.

Future sales of shares of our Common Stock could lower the trading price of our Common Stock, and any additional capital raised by us through the sale of additional equity or convertible debt securities may dilute our shareholders’ ownership in us and may adversely affect us or the trading price of our Common Stock.

We may issue additional shares of Common Stock or other securities in primary offerings and the Selling Stockholder may resell shares of our Common Stock in subsequent secondary offerings. We cannot predict the size of additional issuances or future resales of shares of our Common Stock or convertible securities, the offering price in any such issuance or resale or the effect, if any, that additional issuances or future resales will have on the trading price of our Common Stock. Additional issuances and resales of substantial amounts of our Common Stock or convertible securities, or the perception that such additional issuances or resales could occur, may adversely affect prevailing trading prices for our Common Stock.

22

The loss of liquidity could adversely impact a Shareholder’s ability to sell Shares.

The Shares are listed for trading on the OTCQB under the market symbol “KBLB.” The Company’s stock is thinly traded. Any reduction in the volume of shares traded could result in the loss of liquidity. Such loss of liquidity could limit the ability for the Company to raise additional capital to fund the operations and impact the Shareholders ability to sell shares. There is no guarantee that our stock will continue to be listed on the OTCQB. If we were delisted from the OTCQB there would be a loss of liquidity that would significantly impact our shareholders and their ability to liquate their investment.

USE OF PROCEEDS

All shares of Common Stock offered by this prospectus are being registered for resale by the Selling Stockholder and will be sold by the Selling Stockholder for its account. We will not receive any of the proceeds from the sale of these securities. However, we may receive up to $10.0 million aggregate gross proceeds from any sales we make to the Selling Stockholder pursuant to the SEPA. The net proceeds from sales, if any, under the SEPA, will depend on the frequency and prices at which we sell Common Stock to the Selling Stockholder after the date of this prospectus. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use any proceeds that we receive under the SEPA for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

The Selling Stockholder will bear all commissions and discounts, if any, attributable to the resale of the shares of Common Stock.

MARKET INFORMATION FOR CLASS A COMMON STOCK AND DIVIDEND POLICY

Market Information

Our common stock trades on the OTCQB system under the symbol “KBLB.” Our CUSIP number is 50075W.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our capital stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. Any future determination to pay dividends will be made at the discretion of our Board, subject to applicable laws and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements. Our future ability to pay cash dividends on our capital stock may also be limited by the terms of any debt instruments or preferred securities issued in the future.

23

Securities Authorized for Issuance under Equity Compensation Plans

The following table discloses information as of the date of this prospectus, with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated as follows:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	0
Equity compensation plans not approved by security holders	69,681,000	0	121,477,720
Total	69,681,000	0	121,477,720

2019 Employee Stock Option Plan

Effective December 9, 2019, we adopted the 2019 Employee Stock Option Plan (“Plan”), with 80,000,000 shares issuable pursuant to the Plan. Beginning on January 1, 2020 and continuing on each January 1st that the Plan is in place, an additional number of shares equal to the lesser of: (i) 2% of the number of shares of Common Stock outstanding (fully-diluted) on the immediately preceding December 31 and (ii) such lower number of shares as may be determined by the Board or committee, shall be added to the number of shares issuable under the Plan. As of the date of this prospectus, 75,601,000 options have been issued pursuant to the Plan (although some have been cancelled or exercised) and 140,657,922 shares remain issuable pursuant to the Plan, based on the terms of the Plan as set forth above.

Eligibility. The Plan provides for the grant of incentive stock options to our employees and any parent and subsidiary corporations’ employees and for the grant of nonqualified share options, restricted shares, restricted share units, share appreciation rights, share bonuses and performance awards to our employees, directors and consultants and our parent and subsidiary corporations’ employees and consultants.

Administration. The Plan is administered by the Board or by a committee of not fewer than 2 members, each of whom is an outside Director and all of whom are disinterested, designated by the Board to administer the Plan. The plan administrator determines the terms of all awards.

Types of Awards. The Plan allows for the grant of nonqualified stock options, incentive stock options, restricted share options, restricted stock units, stock appreciation rights, stock bonuses and performance awards.

Award Agreements. All awards under the Plan are evidenced by an award agreement which shall set forth the number of shares subject to the award and the terms and conditions of the award, which shall be consistent with the Plan.

Term of Awards. The term of awards granted under the Plan is ten years.

Vesting Schedule and Price. The plan administrator has the sole discretion in setting the vesting period and, if applicable, exercise schedule of an award, determining that an award may not vest for a specified period after it is granted and accelerating the vesting period of an award. The plan administrator determines the exercise or purchase price of each award, to the extent applicable.

Transferability. Unless the plan administrator provides otherwise, the Plan does not allow for the transfer of awards other than by will or the laws of descent and distribution. Unless otherwise permitted by the plan administrator, options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.

Adjustments. In the event the Board or committee determines that any dividend or distribution, recapitalization, stock split, reorganization, merger, consolidate, split-up, spin-off, or other similar corporate transact or event affects the shares subject to the Plan such that an adjustment is determined by the Board or committee to be appropriate to prevent dilution or enlargement of the benefits intended to be made under the Plan, appropriate adjustments will be made to the share maximums and exercise prices, as applicable.

24

Governing Law and Compliance with Law. The Plan and awards granted under it are governed by and construed in accordance with the laws of the Wyoming. Shares will not be issued under an award unless the issuance is permitted by applicable law.

Amendment and Termination. The Plan terminates ten years from the date it was approved unless it is terminated earlier by our Board. The Board may amend, alter, suspend, discontinue, or terminate the plan, including, without limitation, any amendment, alternation, suspension, discontinuation, or termination that would impart the rights of any participant, or any other holder or beneficiary of any award theretofore granted, without the consent of any share owner, participant, other holder or beneficiary of an award, or other person, unless required by applicable law.

BUSINESS

Overview

Kraig Biocraft Laboratories, Inc., a Wyoming corporation, is a corporation organized to develop high strength fibers using recombinant DNA technology for commercial applications including technical textiles. We use genetically engineered silkworms that produce spider silk proteins to create our recombinant spider silk. Applications include performance apparel, workwear, filtration, luxury fashion, flexible composites, medical implants, cosmetics and more. We believe that we are a world leader in the research, development, and production of commercially scalable and cost-effective spider silk fiber. Our primary proprietary fiber technology utilizes natural and engineered variants of spider silk produced in domesticated mulberry silkworms. Our business brings twenty-first century biotechnology to the historical silk industry. We are introducing materials with innovative properties into an established commercial ecosystem of silkworm rearing, silk spinning, weaving, and manufacture of garments and other products.

We are using genetic engineering technologies to develop fibers with greater strength, resiliency, and flexibility for use in our target markets, including the specialty fiber and technical textile industries. We believe that the genetically engineered protein-based fibers we seek to produce have properties that are in some ways superior to the materials currently available in the marketplace. Production of our product in commercial quantities holds what we believe to be potential life-saving ballistic resistant material, which we believe is lighter, thinner, more flexible, and tougher than steel. Other potential applications for spider silk based recombinant fibers include use as structural material and for any application in which light weight and high strength are required. We believe that fibers made with recombinant protein-based polymers will make significant inroads into the specialty fiber and technical textile markets.

Through our technologies, the introduction of the gene sequence based on those found in native spider silk, results in a germline transformation and is therefore self-perpetuating. Our recombinant spider silk fibers incorporate the silk proteins found in spider silk with native silkworm silk proteins. This combination of native silkworm proteins combined with spider silk protein structures results in new and unique recombinant silk fibers. This technology is in essence a protein expression platform which has other potential applications including diagnostics and pharmaceutical production. Moreover, our technologies are “green” inasmuch as our fibers and textiles are derived from nature and do not use any petrochemicals as an input into the fibers.

The Report of Independent Registered Public Accounting Firm to our financial statements as of December 31, 2025, and as of December 31, 2024, include an explanatory paragraph stating that our net loss from operations and net capital deficiency at December 31, 2025 raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Product

Our products exploit the unique characteristics of spider silk and variants thereof. Such fibers possess unique mechanical properties in terms of strength, resilience, and flexibility.

Products our competitors are developing utilize unique characteristics from other living systems including other species of spiders and non-spider species and artificial constructs of the Company’s creation. Such fibers possess unique mechanical properties in terms of strength, resilience, flexibility among others. Through the use of genetic engineering, we believe that we have produced a variety of unique transgenic silkworm strains that produce recombinant spider silk. Our recombinant spider silk fiber incorporates the silk proteins found in spider silk with the native silkworm silk proteins. This combination of native silkworm proteins combined with spider silk protein structures results in a new and unique recombinant silk fiber.

25

Other Products

We are continuing to develop new recombinant silks and other protein-based fibers and materials using our genetic engineering capabilities. The Company leverages the latest in genetic engineering technology to develop new silk and protein technologies that it believes will have significant advantages over our legacy technology which created Dragon Silk and Monster Silk. Chief among these is the potential to produce spider silks with greatly increased purity and performance. Due to the biocompatible and biodegradable properties of silk, we believe that the materials developed using this process will create opportunities for products in the medical industry, including sutures, grafts, and implants.

Our Technology

Our technology builds upon the unique advantages of the domesticated silkworm. The silkworm is an efficient commercial and industrial producer of protein-based polymers, and forty percent (40%) of the caterpillars’ weight is devoted to the silk glands. The silk glands produce large amounts of an insoluble protein called fibroin, which the silkworm spins into a composite protein thread (silk).

We use our genetic engineering technology to create proprietary recombinant silk polymers. This work began in collaboration with the University of Notre Dame. In October of 2017, with the support of funding from the U.S. Army, we transitioned our research operations out of Notre Dame and into our own research and development headquarters.

Our transgenic silkworms are created by inserting the genes expressing spider silk with either natural or engineered amino acid sequences into the embryos of the silkworm. The spider silk sequence is introduced to the embryo of the silkworm and incorporated into the silkworm genome using state of the art molecular biology approaches. The spider sequence is created on a circular loop of DNA called a plasmid.

Production of this material in commercial quantities holds the potential of a life-saving ballistic resistant material, which is lighter, thinner, more flexible, and tougher than steel. However, the Company does not currently have any life-saving ballistic products and could be some time before we are able to produce such a product from the material. Other applications for spider silk based recombinant fibers include use as structural material and for any application in which light weight and high strength are required. We believe that fibers made with recombinant protein-based polymers will make significant inroads into the specialty fiber and technical textile markets. Our interactions with manufacturers of high-performance textiles, convince us that there is an eager commercial market for our innovative, sustainable, and differentiated technology and products.

26

Manufacturing

Our spider silk technology is designed for plug and play incorporation into the existing silk production model. We manufacture and plan to continue to manufacture our proprietary spider silk fibers using traditional silkworm production practices (sericulture).

The Company, originally through our subsidiary Prodigy Textiles, and currently through our subsidiary Prodigy Silk, is engaged in the production of our specialized silkworms to produce recombinant spider silk cocoons. These cocoons are then reeled to our specifications to form the final spider silk threads.

By utilizing existing production methodology in traditional silk regions to produce our high-performance materials, we leverage historical knowledge, available labor, and existing capital infrastructure for production, spinning, and weaving of our spider silk materials. This approach reduces the risk to our manufacturing operations and decreases our need for upfront capital expenditure.

We believe that we will be able to target metric tons of capacity of spider silk fiber per annum from our operations when fully developed. This capacity will allow us to address our anticipated initial demand for applications in the protective, performance, and luxury textile markets.

The Market

We are focusing our work on the creation of new fibers with unique properties including fibers with potential high performance and technical fiber applications for the performance fiber market. The performance fiber market is currently dominated by two classes of product: aramid fibers, and ultra-high molecular weight polyethylene fibers. These existing products serve the need for materials with high strength, resilience, but are unable to delivery flexibility. Because these synthetic performance fibers are stronger and tougher than steel, they are used in a wide variety of military, industrial, and consumer applications.

The military and police are among the users of performance fibers for its ballistic protection. The materials are also used for industrial applications requiring superior strength and toughness, e.g., critical cables and abrasion/impact resistant components. Performance fibers are also employed in safety equipment, high strength composite materials for the aero-space industry and for ballistic protection by the defense industry.

The global market for technical textiles was estimated at greater than $200 billion in 2024 and projected to reach $272 billion by 20301.

27

These are industrial materials which have become essential products for both industrial and consumer applications. The market for technical textiles can be defined as consisting of:

●	Medical textiles;

●	Geotextiles;

●	Textiles used in Defense and Military;

●	Safe and Protective Clothing;

●	Filtration Textiles;

●	Textiles used in Transportation;

●	Textiles used in Buildings;

●	Composites with Textile Structure; and

●	Functional and Sportive Textiles.

1https://www.grandviewresearch.com/industry-analysis/technical-textiles-market#:~:text=Report%20Overview,4.5%25%20from%202020%20to%202027.

We believe that the superior mechanical characteristics of the next generation of protein-based polymers (in other words, genetically engineered silk fibers), will open up new applications for the technology. The materials which we are working to produce are tougher and stronger than steel.

We are actively pursuing relationships within target end markets to secure product collaborations with key market channel leaders. Due to the unique nature of our product, we received numerous unsolicited requests from leading businesses across a range of attractive end markets requesting materials for applications development. This substantial interest in spider silk materials across the broad spectrum of applications for high performance fibers and textiles, combined with the limited initial production capacity, has, we believe, provided the opportunity to be selective in choosing market channel partners best able to bring our product to market at scale. We are working under non-disclosure agreements to secure these collaborative development agreements and to establish limited channel exclusivity for firms we believe mirror our culture of innovation.

Research and Development

During the fiscal years ended December 31, 2025 and 2024, we have spent approximately 13,769 and 22,206 hours, respectively, on research and development activities, which consisted primarily of laboratory research on genetic engineering by our in-house research operations. R&D was streamlined and refocused in 2025 resulting in a significant increase in throughput and efficacy.

We have initiated production of our recombinant materials. Additionally, we are accelerating both our microbiology and selective breeding programs.

Our R&D is focused on creating new materials through molecular biology and genetic engineering. One of the main focuses of our work is utilizing the domestic silkworm to create brand-new fibers and materials. We are advancing this work very quickly, creating many new transgenics in the fourth quarter of 2024 and accelerating that work into 2025. We believe these new transgenics could have potentially significant impacts on the apparel and technical textiles markets.

A key aspect of our research program is designed to increase the robustness of our silkworms within the production environment. Working with our contractors we have identified robustness and acclimation of our silkworm lines to the local climate as one of our most significant challenges. In 2024 we made substantial progress in improving robustness. We are accelerating our hybridization and breeding program to further increase production robustness and cocoon size.

28

Our Intellectual Property Approach

Our intellectual property strategy utilizes a blended approach of licensed technologies and in-house developments. As part of our intellectual property portfolio, we have licensed the exclusive right to use certain patented gene-splicing technologies for use in silkworm.

Under our collaboration agreement with the University of Notre Dame, we exercised our right to exclusive commercial use for spider silk technologies developed under that agreement. We are applying this proprietary genetic engineering technology to domesticated silkworms, which we believe is the best path to economical, commercial scale production of spider silk.

To expand on this work, in 2017, we opened a research and development facility. Since opening this new facility, we have expanded our intellectual property portfolio with multiple additional provisional and utility patent filings based on new discoveries and inventions. We will continue to utilize our in-house research capabilities to expand and strengthen its patent portfolio while also maintaining and growing our trade secrets relating to genetic advancement and spider silk. We are actively working to develop new approaches to the development of genetically engineering silkworms, underlying construction techniques, and fundamental genetic sequences for improved material performance.

License Agreements/Intellectual Property

We have obtained certain rights to use a number of university created, and patented gene splicing and spider silk protein technologies.

As part of the joint development program with the University of Notre Dame and the Notre Dame Agreements, Kraig Labs negotiated an option for exclusive global commercial rights to technologies jointly developed with Notre Dame. Kraig Labs has exercised that option. As of the date of this filing, four patents relating to the jointly developed technologies have been issued, including Vietnam, South Korea, Australia, Canada, France and Germany. These jurisdictions are a mix of silk producing and consuming countries. We believe protecting our technologies in these countries will be beneficial to our future operations.

In addition to the patents related to licensed technologies from Notre Dame listed above, Kraig Labs has filed a number of patent applications and provisional applications based on technologies developed solely within the Company’s own laboratories. Kraig has filed two such patent applications and four provisional patent applications based on technologies developed and discoveries from our own independent research operations.

29

Table of Patent Applications and Status

Title	Country	Application No.	Filing Date	Patent No.	Patent Date	Status
Chimeric Spider Silk Polypeptides and Fibers Uses Thereof	United States of America	14/754916	30-Jun-2015			Under Exam
Transgenic Silkworms Capable of Producing Chimeric Spider Silk Polypeptides and Fibers	United States of America	14/754946	30-Jun-2015			Under Exam
A Nucleic Acid Encoding a Chimeric Spider Silk Polypeptide, Chimeric Spider Silk Polypeptide, Composite Fiber Comprising the Chimeric Spider Silk Polypeptide and Method of Preparing a Transgenic Silkworm	Vietnam	1-2013-01306	25-Apr-2013	26612	03-Nov-2020	Granted
Method of Preparing a Transgenic Silkworm, Transgenic Silkworm, Manufacturing Method for the Production of Chimeric Spider Silk Composite Fiber and Genetic Construct	Vietnam	1-2020-05354	17-Sep-2020	55836	20-Jan-2026	Granted
Chimeric Spider Silk and Uses thereof	Australia	2011314072	26-Apr-2013	2011314072	13-Jul-2017	Granted
Chimeric Spider Silk and Uses thereof	Canada	2812791	28-Sep-2011	2812791	14-Jul-2020	Granted
Chimeric Spider Silk and Uses thereof	China (People’s Republic)	201180057127.1	28-May-2013			Pending
Chimeric Spider Silk and Uses thereof	European Patent Convention	11833071.1	26-Apr-2013	2621957	02-Jun-2021	EP Granted
Chimeric Spider Silk and Uses thereof	Germany	11833071.1	26-Apr-2013	602011071095.8	02-Jun-2021	Granted
Chimeric Spider Silk and Uses thereof	France	11833071.1	26-Apr-2013	2621957	02-Jun-2021	Granted
Chimeric Spider Silk and Uses thereof	Korea, Republic of	10-2017-7005086	22-Feb-2017	10-1926286	30-Nov-2018	Granted
Chimeric Spider Silk and Uses thereof	Korea, Republic of	10-2018-7034773	30-Nov-2018	10-2063002	30-Dec-2019	Granted

* The terms in this column have the following meanings:

Published: Pending patent applications that have been published by a corresponding state Patent Office (e.g., the U.S. Patent and Trademark Office) or international patent authority (e.g., the World Intellectual Property Association).

Pending: Patent applications that have been submitted to a corresponding state Patent Office for examination but that have not been issued or abandoned.

Under Exam: Pending patent applications currently being examined by a corresponding state Patent Office.

30

Granted: Patent applications that have been allowed by a corresponding state Patent Office and that have passed through the registration process; a granted patent application is synonymous with a “patent” and is conferred the associated patent rights for the given jurisdiction.

In addition to patent protection for intellectual property developed by the Company and through its collaborative research agreements, the Company has developed specialized skills and knowledge in the field of selective breeding, performance selection, and husbandry. This information is considered to be trade secrets and will play a critical role in the development of unique strains of new transgenic with diverse mechanical properties. These operations and knowledge held as trade secrets provide an additional layer of security and protection for the products and technologies we seek to develop.

In 2014, the following six trademarks were issued to the Company; the Company shall use these trademarks for product branding in the future:

Marks

Monster SilkTM

SpiderpillarTM

SpilkTM

Monster WormTM

Spider WormTM

Spider MothTM

Dragon SilkTM

In 2021, through its Singapore based joint venture the following four trademarks were issued.

31

Governmental Regulations

We are subject to U.S. federal, state and local laws and regulations, as well as Vietnam central, provincial and districted laws and regulations. These laws and regulations govern, among other things, labor relations, the labeling and safety of our products, the environment, distribution of products, the production of products, and our molecular biology, GMO based technologies. We believe that we are in material compliance with all such applicable laws and regulations, although no assurance can be provided that this will remain true in the future or that interpretation of laws and regulations will remain a constant.

A significant portion of our business operations will occur in Southeast Asia. We will be generally subject to laws and regulations applicable in Vietnam and possibly other countries. The Vietnamese legal system is based, at least in part, on written statutes. However, since these laws and regulations are relatively new and the Vietnamese legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves risks and uncertainties. Governmental agencies may have overlapping jurisdiction and possible conflicting regulation or interpretation of regulations, adding additional risk and uncertainty.

Laws and particularly their interpretations and enforcement can and do change. Social and political trends shift in ways that we cannot predict, and which could negatively and materially impact our business and our ability to produce products. With regards to areas where law is vague, lacking, or could be subject to interpretation we endeavor to conform to industry norms.

Environment

Kraig Labs is fully committed to its vision of bringing spider silk technologies to commercial markets while maintaining the highest levels of environmental responsibility. We believe our technology, built on a renewable resource, has a positive environmental impact, and offers significant benefits over competing synthetic textiles. Our production system is derived from nature and does not use any petrochemicals as an input into our fibers.

We seek to comply with and exceed all applicable statutory and administrative requirements concerning environmental quality. Expenditures for compliance with federal state and local environmental laws have not had, and are not expected to have, a material effect on our capital expenditures, results of operations or competitive position.

While being environmentally conscious is the objective of all producers in this industry, the fermentation process used by our competitors produces high levels of carbon dioxide. CO2 is a greenhouse gas and is argued to be the leading cause of global warming. In stark contrast, Kraig Labs’ mulberry trees and the silk from silkworms have proven to be effective at sequestering carbon dioxide and are renewable resources. Mulberry trees also provide essential global green-cover and significantly help in reducing soil erosion in areas.

32

Competition

We compete directly with numerous other companies with similar product lines and/or distribution that have extensive capital, resources, market share, and brand recognition.

There are presently three primary competitors that we face in the fledgling spider silk industry, but there are few barriers to entry in our industry. This creates the strong possibility of new competitors emerging, and of others succeeding in developing the same or similar fibers for application that we are trying to develop. The effects of this increased competition may be materially adverse to us and our stockholders. As this is an emergent industry there is no one producer that has captured a significant portion of the market. Bolt Threads, Inc. based in California and Spiber Inc. based in Japan are competitors which have raised the largest amounts of investment capital to date. We also compete with AMSilk, which is based in Germany. We believe that our technology offers more cost-effective methods with lower environmental impact than technologies used by our identified competitors, however, new technologies could be developed that remove this advantage.

These competitors have raised and spent 100’s of millions of dollars in pursuit of spider silk production.

Property

Our principal executive office is located at 2723 South State St., Suite 150, Ann Arbor, Michigan. We pay an annual rent of $3,048 for conference facilities, mail, fax, and reception services located at this location.

On September 5, 2019, we signed a two-year lease for a 5,000 square foot property in Lansing, MI that commenced on October 1, 2019, and ends on September 30, 2021, for its research and development headquarters. Pursuant to the lease, it was an annual rent of $42,000 for year one of the lease and $44,800 for year two of the lease. On April 16, 2021, we signed a two-year amendment to this lease, pursuant to which, commencing on July 1, 2021, and ending on September 30, 2022, we pay an annualized rent of $42,000 and from October 1, 2022 through September 30, 2023, we will pay an annual rent of $44,800. On October 1, 2023, the Company extended the terms of the lease through September 30, 2025. From October 1, 2023, through September 30, 2024, the Company will pay an annual rent of $44,800. From October 1, 2024, through September 30, 2025, the Company will pay an annual rent of $47,600. On October 1, 2025, the Company extended the terms of the lease through September 30, 2028.

We pay annual rent as follows:

Lease Term		Annual Rent
10/01/2025	09/30/2026	$50,008
10/1/2026	09/30/2027	$52,808
10/01/2027	09/30/2028	$55,608

On July 1, 2021, the Company signed a 5-year property lease in the Socialist Republic of Vietnam which consists of 30,000 square meters of property and 6,000 square meter of buildings, which it leases at a rate of approximately $8,645 per year for each of the five years. In 2025 the Company ended this lease.

On January 31, 2024, the Company signed a five-year lease for a 700 square meter facility in Lam Dong, Vietnam that commenced on February 1, 2024, and ends on January 31, 2029. We were scheduled to pay an annual rent of approximately $7,284 for year one and two of the lease. During the third quarter of 2024, the Company terminated its ROU lease arrangement. The Company does not occupy or use the facility and therefore has determined to impair this asset as there is no future benefit.

On September 20, 2024, the Company signed a six-year lease for an 80 square meter facility in Lam Dong, Vietnam that commenced on September 20, 2024, and ends on December 31, 2030. We pay an annual rent of approximately $7,200 for year one and two of the lease, $7,920 for year three, and $8,712 for years four through six.

Employees

The Company currently employs between 10-14 people at its U.S. facilities, 7 full-time and up to 7 part-time, including Kim Thompson, our officer and sole director and Jonathan R. Rice, our Chief Operating Officer. The Company employs between 8-30 full time personnel at its Vietnamese subsidiary depending on the production cycle. We plan to hire more persons on as-needed basis.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

To the knowledge of our management, we are currently not a party to any material legal or administrative proceedings and are not aware of any pending or threatened legal or administrative proceedings against us.

33

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, since such statements speak only as of the date they were made. Forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including any forward-looking statements contained in this prospectus. The events described in forward-looking statements might not occur or might occur to a different extent or at a different time than described in the forward-looking statements. We undertake no obligation, except to the extent required by federal securities laws, to publicly update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events, or otherwise.

The following section reflects management’s views on the financial condition as of December 31, 2025, and 2024, and the results of operations and cash flows for the fiscal years ended December 31, 2025, and 2024. This section is provided as a supplement to, and should be read in conjunction with, the Company’s audited consolidated financial statements and related notes to the consolidated financial statements contained elsewhere in this report.

Overview

Kraig Biocraft Laboratories, Inc., a Wyoming corporation, is a corporation organized to develop high strength fibers using recombinant DNA technology for commercial applications including technical textiles. We use genetically engineered silkworms that produce spider silk proteins to create our recombinant spider silk. Applications include performance apparel, workwear, filtration, luxury fashion, flexible composites, medical implants, cosmetics and more. We believe that we are a world leader in the research, development, and production of commercially scalable and cost-effective spider silk fiber. Our primary proprietary fiber technology utilizes natural and engineered variants of spider silk produced in domesticated mulberry silkworms. Our business brings twenty-first century biotechnology to the historical silk industry. We are introducing materials with innovative properties into an established commercial ecosystem of silkworm rearing, silk spinning, weaving, and manufacture of garments and other products.

We are using genetic engineering technologies to develop fibers with greater strength, resiliency, and flexibility for use in our target markets, including the specialty fiber and technical textile industries. We believe that the genetically engineered protein-based fibers we seek to produce have properties that are in some ways superior to the materials currently available in the marketplace. Production of our product in commercial quantities holds what we believe to be potential life-saving ballistic resistant material, which we believe is lighter, thinner, more flexible, and tougher than steel. Other potential applications for spider silk based recombinant fibers include use as structural material and for any application in which light weight and high strength are required. We believe that fibers made with recombinant protein-based polymers will make significant inroads into the specialty fiber and technical textile markets.

34

Through our technologies, the introduction of the gene sequence based on those found in native spider silk, results in a germline transformation and is therefore self-perpetuating. Our recombinant spider silk fibers incorporate the silk proteins found in spider silk with native silkworm silk proteins. This combination of native silkworm proteins combined with spider silk protein structures results in new and unique recombinant silk fibers. This technology is in essence a protein expression platform which has other potential applications including diagnostics and pharmaceutical production. Moreover, our technologies are “green” inasmuch as our fibers and textiles are derived from nature and do not use any petrochemicals as an input into the fibers.

The Report of Independent Registered Public Accounting Firm to our financial statements as of December 31, 2024, and as of December 31, 2025, include an explanatory paragraph stating that our net loss from operations and net capital deficiency at December 31, 2025, raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

●	We plan to accelerate and expand commercial scale production of our recombinant spider silk.

●	We plan to expand our research and development to accelerate our work in creating next generation materials and to improve the robustness of our recombinant spider silk lines.

●	We plan to create a line of recombinant spider silk fashion wear either under our own brand name or in partnership with existing commercial entities.

●	We plan to continue the expansion of our overseas production operations, including working with local contractors or cooperatives and the hiring of additional direct staff, as needed.

●	We plan to accelerate our microbiology research and development to create more advanced materials. We plan to develop more advanced spider silk and non-spider silk-based fibers for select target markets.

●	We will consider buying an established revenue producing company in a compatible business, in order to broaden our financial base and facilitate the commercialization of our products; as of the date hereof, we have not had any formal discussion or entered into any definitive agreements regarding any such purchase.

●	We plan to increase the breadth of our research to include protein expression platform technologies.

●	We plan to actively pursue collaborative research and product testing opportunities with companies in the biotechnology, materials, textile, and other industries.

●	We plan to actively pursue additional collaborative commercialization, marketing, and manufacturing opportunities with companies in the textile and material sectors for the fibers we developed and for any new polymers that we create in 2026 and going forward.

●	We plan to actively pursue an uplist to a national exchange if such an opportunity presents itself.

35

Limited Operating History

We have not previously demonstrated that we will be able to expand our business through an increased investment in our research and development efforts. We cannot guarantee that the research and development efforts described in this filing will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources, risks inherent in the research and development process, risks inherent in working with living organisms, political and legal risks associated with transgenics, and possible rejection of our products in development.

If financing is not available on satisfactory terms, we may be unable to continue our research and development and other operations. Equity financing will result in dilution to existing stockholders.

Standby Equity Purchase Agreement

On January 21, 2025, we entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”). Capitalized terms used herein, but not otherwise defined, have the meaning ascribed to such terms in the SEPA, a copy of which is filed herewith as Exhibit 10.14.

Pursuant to the SEPA, the Company has the right to sell to the Investor up to $10 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to the Investor under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to the Investor under the SEPA except in connection with notices that may be submitted by the Investor, in certain circumstances as described below.

Upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct the Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to the Investor (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

In addition to the satisfaction of the conditions, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any common stock under the SEPA which, when aggregated with all other common stock beneficially owned by the Investor and its affiliates, would result in the beneficial ownership by the Investor and its affiliates (on an aggregated basis) of a number of shares of common stock exceeding 4.99% of the then outstanding voting power or number of common shares. In addition, in no event shall an Advance exceed the number of common shares registered in respect of the transactions contemplated hereby under the registration statement then in effect.

The Company shall pay the Investor a structuring fee in an amount of $25,000, of which $10,000 has been paid, and $15,000 shall be paid on the earlier of (a) the Closing of the first Advance, or (b) the termination of the SEPA. The Company paid the remaining balance of $15,000 structuring fee on January 21, 2025. Additionally, within three days of signing the SEPA (the “Effective Date”), the Company shall pay a commitment fee in an amount equal to 1.00% of the Commitment Amount (the “Commitment Fee”) consisting of such number of Common Shares that is equal to the Commitment Fee divided by the average of the daily VWAPs of the Common Shares during the 3 Trading Days immediately prior to the Effective Date (the “Commitment Shares”). The Commitment Shares issuable hereunder are included in this Registration Statement.

36

The SEPA will automatically terminate on the earliest to occur of (i) 36-month anniversary of the Effective Date or (ii) the date on which the Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to the Investor, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued. Neither the Company nor the Investor may assign or transfer their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived other than by an instrument in writing signed by both parties.

The SEPA contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The net proceeds received by the Company under the SEPA will depend on the frequency and prices at which the Company sells its shares of common stock to the Investor. The Company expects that any proceeds received from such sales to the Investor will be used for working capital and general corporate purposes.

Results of Operations for the Years ended December 31, 2024, and 2025

Our revenue, operating expenses, and net loss from operations for the years ended December 31, 2025, as compared to the year ended December 31, 2024, were as follows – some balances on the prior period’s combined financial statements have been reclassified to conform to the current period presentation:

	Years Ended			% Change
	December 31,			Increase
	2025	2024	Change	(Decrease)
NET REVENUES	$-	$-	-	-
COSTS OF REVENUES	-	-	-
Gross Profit	-	-	-
OPERATING EXPENSES:
General and Administrative	1,958,768	1,747,585	211,183	12.08%
Professional Fees	379,218	290,313	88,905	30.62%
Officer’s Salary	871,049	872,289	(1,240)	-0.14%
Research and Development	165,758	164,374	1,384	0.84%
Total operating expenses	3,374,793	3,074,561	300,232	9.77%
Loss from operations	(3,374,793)	(3,074,561)	(300,232)	9.77%
Interest expense	(570,709)	(529,603)	(41,106)	7.76%
Net change in unrealized appreciation on investment in gold bullion	110,198	133,829	(23,631)	-17.66%
Gain on sale of gold	200,433	-	200,433	100.00%
Interest income	11,518	71,396	(59,878)	-83.87%
Net Loss	$(3,623,353)	$(3,398,939)	(224,414)	6.60%

Net Revenues: During the year ended December 31, 2025, we realized $0 of revenues from our business. During the year ended December 31, 2024, we realized $0 of revenues from our business. Accordingly, there was no change in revenues between the years ended December 31, 2025 and 2024.

Research and development expenses: During the year ended December 31, 2025, we incurred $165,758 of research and development expenses, an increase of $164,374 or 0.84% compared with the same period in 2024. The increase was due to the timing of research related activity and costs by insources the Company’s research operations.

Professional Fees: During year ended December 31, 2025, we incurred $379,218 professional expenses, which increased by $88,905 or 30.62% from $290,313 for year ended December 31, 2024. The increase in professional fees expense was attributable to increased expenses related to investor relations and legal services during year ended December 31, 2025.

Officers Salary: During year ended December 31, 2025, officers’ salary expenses decreased to $871,049 or 0.14% compared to $872,289 for year ended December 31, 2024. The decrease is due an increase in officer’s to contractual terms of employment with a slight offset in COO and Directors salary. In order to conserve Company resources, the CEO agreed to accrue and not collect a majority of his salary for 2025.

37

General and Administrative Expense: General and administrative expenses increased by $211,183 or 12.08% to $1,958,768 for year ended December 31, 2025, from $1,747,585 for year ended December 31, 2024. Our general and administrative expenses for year ended December 31, 2025, consisted of other general and administrative expenses (which includes expenses such as Auto, Business Development, SEC Filing, Investor Relations, General Office, warrant Compensation) of $1,436,418, Travel of $55,339, office salary of $422,033, and consulting of $44,978 for a total of $1,958,768. Our general and administrative expenses for year ended December 31, 2024 consisted of other general and administrative expenses (which includes expenses such as Auto, Business Development, SEC Filing, Investor Relations, General Office, warrant Compensation) of $1,052,808, Travel of $65,631, office salary of $467,931, and consulting of $161,215 for a total of $1,747,585.

Interest Expense: Interest expense increased to $570,709, or 7.76% for the year ended December 31, 2025, compared to $529,603 for the year ended December 31, 2024. The increase was primarily due to interest on the related party loans and accounts payable and accrued expenses to the related parties.

Net Change in Unrealized Depreciation on Investment in Gold Bullion: Net change in unrealized appreciation on investment in gold bullion decreased by $23,631 to $110,198 for the year ended December 31, 2025, from $133,829 for the year ended December 31, 2024. The decrease was primarily due to a net change in unrealized depreciation on investment in gold bullion.

Net Loss: Net loss increased by $224,414, or 6.60%, to a net loss of $3,623,353 for the year ended December 31, 2025, from a net loss of $3,398,939 for the year ended December 31, 2024. This increase in net loss was driven primarily by an increase in warrant compensation, professional fees, research and development and slightly offset by a decrease in officer’s salary expense.

Capital Resources and Liquidity

Our financial statements have been presented on the basis that we have a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As presented in the financial statements, we incurred a net loss of $3,623,353 during the year ended December 31, 2025, and losses are expected to continue in the near term. The accumulated deficit is $56,709,072 at December 31, 2025. Refer to Note 2 for our discussion of stockholder deficit. We have been funding our operations through private loans and the sale of common stock in private placement transactions. Refer to Note 6 and Note 7 in the financial statements for our discussion of notes payable and shares issued, respectively. Our cash resources are insufficient to meet our planned business objectives without additional financing. These and other factors raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of our company to continue as a going concern.

Management anticipates that significant additional expenditures will be necessary to develop and expand our business before significant positive operating cash flows can be achieved. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. At December 31, 2025, we had $1,790,236 of cash and cash equivalents on hand. These funds are insufficient to complete our business plan and as a consequence, we will need to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining our operations for the next twelve months and beyond. These steps include (a) raising additional capital and/or obtaining financing; (b) controlling overhead and expenses; and (c) executing material sales or research contracts. There can be no assurance that the Company can successfully accomplish these steps and it is uncertain that the Company will achieve a profitable level of operations and obtain additional financing. There can be no assurance that any additional financing will be available to the Company on satisfactory terms and conditions, if at all. As of the date hereof, we have not entered into any formal agreements regarding the above.

In the event the Company is unable to continue as a going concern, the Company may elect or be required to seek protection from its creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence.

Cash, total current assets, total assets, total current liabilities, and total liabilities as of December 31, 2025, as compared to December 31, 2024, were as follows:

	December 31, 2025	December 31, 2024
Cash and Cash Equivalents	$1,790,236	$673,264
Inventory	$29,067	$6,884
Prepaid expenses	$49,338	$60,137
Total current assets	$1,868,641	$740,285
Total assets	$2,565,540	$1,505,333
Total current liabilities	$10,445,245	$9,614,428
Total liabilities	$10,564,498	$9,654,954

38

At December 31, 2025, we had a working capital deficit of $8,576,604, compared to a working capital deficit of $8,874,143 at December 31, 2024. Current liabilities increased to $10,564,498 at December 31, 2025, from $9,654,954 at December 31, 2024, primarily as a result of accounts payable.

For the year ended December 31, 2025, net cash used in operations of $1,788,970 was the result of a net loss of $3,623,353 offset by depreciation expense of $25,113, net change in unrealized appreciation in gold bullions of $110,198, gain on sale of gold bullions of $200,433, stock issued for services of $834,600, warrants issuance of $259,493, options issuance of $22,748, imputed interest on related party loans of $79,275, decrease in prepaid expenses of $10,799, increase in inventory of $22,183, and a decrease in operating lease right of use of $55,663, an increase of accrued expenses and other payables-related party of $947,747, increase in accounts payable of $11,891 and a decrease in operating lease liabilities of $56,350.

For the year ended December 31, 2024, net cash used in operations of $1,839,086 was the result of a net loss of $3,398,939 offset by depreciation expense of $26,159, net change in unrealized appreciation in gold bullions of $133,829, warrants issuance of $851,205, imputed interest on related party loans of $81,072, increase in prepaid expenses of $45,235, increase in deposits of $3,656, and a decrease in operating lease right of use of $49,209, an increase of accrued expenses and other payables-related party of $818,538, a decrease in accounts payable of $39,635 and a decrease in operating lease liabilities of $48,172.

Net cash provided by our investing activities were $438,042 for the year ended December 31, 2025 and net cash used in our investing activities were $4,240 for the year ended December 31, 2024. During the year ended December 31, 2025, the Company had net proceeds from the sale of its investment in gold of $443,437 and purchase of fixed assets of $5,395. During the year ended December 31, 2024, the Company had purchase of fixed assets of $4,240.

Our financing activities resulted in a cash inflow of $2,467,900 for the year ended December 31, 2025, which is represented by $2,602,900 proceeds from the sale of stock, $10,000 payment in debt offering costs and $125,000 in principal repayment of debt to a related party.

Our financing activities resulted in a cash outflow of $35,244 for the year ended December 31, 2024, which is represented by $35,244 loan repayment.

Critical Accounting Policies

Our financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, and revenue and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk, and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 1 of our financial statements. While all these significant accounting policies impact its financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our results of operations, financial position or liquidity for the periods presented in this report.

39

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

ASU 2025-05 — Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets

In July 2025, the FASB issued ASU 2025-05, which provides (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606, Revenue from Contracts with Customers.

The practical expedient allows an entity to assume that, when estimating expected credit losses, current conditions as of the balance sheet date remain unchanged for the remaining life of the asset. The accounting policy election permits nonpublic entities that elect the practical expedient to also consider collection activity occurring after the balance sheet date when estimating expected credit losses.

The standard is effective for fiscal years beginning after December 15, 2025, and for interim periods within those annual reporting periods. Early adoption is permitted.

Accordingly, the Company will adopt ASU 2025-05 for its fiscal year beginning July 1, 2026.

The Company has evaluated ASU 2025-05 and does not expect the standard to have a material impact on its financial condition, results of operations, or cash flows.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures, to require enhanced disclosures that include reportable segment expenses. The amendments in this update provide that a business entity disclose significant segment expenses, segment profit or loss (after significant segment expenses), and allows reporting of additional measures of a segments profit or loss if used in assessing segment performance. Such disclosures apply to entities with a single reportable segment. These amendments were effective for the Company in 2024 and retrospectively to all prior periods using the significant segment expense categories identified. The impact of the adoption of the amendments in this update was not material to the Company’s consolidated financial position and results of operations, as the requirements impact only segment reporting disclosures in the footnotes to the Company’s consolidated financial statements.

40

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses including purchases of inventory, employee compensation, depreciation and intangible asset amortization in commonly presented expense captions such as cost of sales, selling, general and administrative expense, and research and development. These amendments are effective for the Company for annual periods in 2027, applied prospectively, with early adoption permitted, and interim periods beginning in 2028. The Company intends to adopt the amendments in this update prospectively in 2027 for annual periods and in 2028 for interim periods. The impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations, as the requirements only require more detailed disclosures in the footnotes to the Company’s consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements - Amendments to Remove References to the Concepts Statements to remove various references to concepts statements from the FASB Accounting Standards Codification. This guidance is to clarify guidance, simplify wording or structure of guidance, and other minor improvements. These amendments are effective for the Company for annual periods in 2025, applied prospectively, with early adoption and retrospective application permitted. The Company intends to adopt the amendments in this update prospectively in 2025. The impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations.

In March 2024, the FASB issued ASU No. 2024-01, Compensation - Stock Compensation (Topic 718) - Scope Application of Profits Interest and Similar Awards, to clarify whether profits interest and similar awards should be accounted for in accordance with Topic 718, Compensation - Stock Compensation. The guidance applies to all business entities that issue profits interest awards as compensation to employees or nonemployees in exchange for goods or services. These amendments are effective for the Company for annual and interim periods in 2025, applied prospectively, with early adoption and retrospective application permitted. As the Company does not issue profit interest awards, the impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures, to require enhanced income tax disclosures to provide information to assess how an entity’s operations and related tax risks, tax planning, and operational opportunities affect its tax rate and prospects for future cash flows. The amendments in this update provide that a business entity disclose (1) a tabular income tax rate reconciliation, using both percentages and amounts, (2) separate disclosure of any individual reconciling items that are equal to or greater than 5% of the amount computed by multiplying the income (loss) from continuing operations before income taxes by the applicable statutory income tax rate, and disaggregation of certain items that are significant and (3) amount of income taxes paid (net of refunds received) disaggregated by federal, state and foreign jurisdictions, including separate disclosure of any individual jurisdictions greater than 5% of total income taxes paid. These amendments are effective for the Company for annual periods in 2025, applied prospectively, with early adoption and retrospective application permitted. The Company intends to adopt the amendments in this update prospectively in 2025. The impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations, since the amendments require only enhancement of existing income tax disclosures in the footnotes to the Company’s consolidated financial statements.

41

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Below is a list of our executive officers and sole director as of the date of this Registration Statement.

NAME	AGE	POSITION	DATE APPOINTED
Kim Thompson	64	President, Chief Executive Officer, Chief Financial Officer and Sole Director	April 25, 2006
Jonathan R. Rice	46	Chief Operating Officer	January 20, 2015
Kenneth Le	62	President of Prodigy Silk	January 2025

The following summarizes the occupation and business experience during the past five years for our officers, current director, and Director Nominees.

Kim Thompson.

Mr. Kim Thompson was a founder of the California law firm of Ching & Thompson, which was established in 1997. His work focused primarily on commercial litigation. He has been a founder and partner in the Illinois law firm of McJessy, Ching & Thompson, where he also emphasizes commercial and civil rights litigation. In his civil rights practice, Mr. Thompson was, and remains a staunch defender of constitutional rights with a focus on freedom of speech, Fourth Amendment protections, and combating racial discrimination. Prior to founding Kraig Labs, Mr. Thompson joined the firm of Shearson, Lehman, Hutton where he specialized in equity trading and research of small-cap companies. His experience in those small-cap equity markets has proven to be invaluable both in his legal and business successes. Mr. Thompson received his bachelor’s degree in applied economics from James Madison College, Michigan State University, and his Juris Doctorate from the University of Michigan. Mr. Thompson is a member of the Triple Nine Society for persons with documented genius level IQs (having tested above the 99.9th percentile). He is the named inventor or co-inventor on a number of issued patents, pending patent applications, and provisional patent applications, including inventions relating to biotechnology and mechanics. Mr. Thompson is the inventor of the technology concept that led to the formation of the Company. For his efforts in disrupting the textile markets, Mr. Thompson was recognized as one of the top 20 Pioneering CEO’s of 2019. We believe that Mr. Thompson is well suited to serve as our director because of his knowledge of biotechnology, legal expertise, and business background.

Jonathan R. Rice.

Mr. Jonathan R. Rice worked at Ultra Electronics, Adaptive Materials Inc., a Michigan company (“UEA”) from 2002 through 2015. At the time he left UEA, Mr. Rice worked as the Director of Advanced Technologies, where he was responsible for new products development and commercialization. He was also the Corporate Facility Security Officer for UEA from 2006 through 2015, where Mr. Rice ensured UEA’s compliance with federal regulations under the National Industrial Security Program Operating Manual and completed its annual security audit. During 2004 through 2007 while working as an Engineering Manager at UEA, Mr. Rice, among other things, led the design and development of multiple fuel cell and power management systems, established a team to identify and eliminate production and performance limitation, authored technical progress and final reports for customers and provided training to military personnel on use of fuel cell systems. From 2002 through 2005, Mr. Rice also served as UEA’s Production Manager in charge of developing manufacturing process and techniques and sourcing the production equipment for UEA’s products. Mr. Rice graduated from Michigan Technological University in 2002 with a degree of Bachelors of Science in Chemical Engineering. Mr. Rice received his Masters of Business Administration at

Michigan State University in 2016.

42

Kenneth Le. Mr. Le served as our Director of government relations and the President of Prodigy Textiles from July 2019 through January 2026. In light of his position with our subsidiary and the duties associated with such position, we believe Mr. Le meets the definition of “executive officer” as such term is defined in the Exchange Act. In January of 2025, Mr. Le was appointed the role of President of Prodigy Silk. Kenneth Le has over 25 years of successful international business experience specializing in entrepreneurial enterprises. As previous managing partner of Pacific Bay Ventures, Mr. Le worked on a joint venture developing 1,550 hectares as a mixed use residential industrial park in conjunction with Dat Quang Chu Lai Industrial Park, JSP in Tam An city in Chu Lai province, Vietnam’s first international open economic trade zone. He was Managing Director of Minh Nhat Company, which was developing Da Deh Lake, an eco-resort of over 500 hectares in a surrounded lake in the Lam Dong province, the third and the largest plateau province on the Central Highlands three hours outside of Ho Chi Minh City in Vietnam. Mr. Le has extensive high-level business contacts in Southeast Asia, many of which he has helped bring together acting as international liaison. Management believes that Mr. Le’s work has been instrumental in helping the Company establish and grow its operations in Southeast Asia.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our Board and hold office until removed by the Board. Mr. Thompson is employed as the Chief Executive Officer and Chief Financial Officer of the Company pursuant to a five-year employment contract.

Involvement in Certain Legal Proceedings

To the best of the Company’s knowledge, none of the following events occurred during the past ten years that are material to an evaluation of the ability or integrity of any of our executive officers, directors, Director Nominees, or promoters:

(1) A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described by such activity;

43

(5) Found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of:

(i) Any Federal or State securities or commodities law or regulation; or

(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S. C 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence and Board Committees

We are not currently required under the Securities and Exchange Act to maintain any committees of our Board.

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee, or any committee performing a similar function. The functions of those committees are being undertaken by our sole Board member. Because we have only one director and do not have any independent directors, the establishment of committees of the Board of Directors would not provide any benefits to our company and could be considered more form than substance. In addition, we do not have an “audit committee financial expert,” because our sole director does not qualify as such within the applicable definition of the Securities and Exchange Commission.

Meetings of the Board of Directors

During its fiscal year ended December 31, 2025, the Board of Directors did not meet on any occasion, but rather transacted business by unanimous written consent.

Family Relationships

There are no family relationships by between or among the members of the Board or other executive officers of the Company.

Indemnification

Our amended and restated articles of incorporation and amended and restated bylaws include provisions limiting the liability of directors and officers and indemnifying them under certain circumstances. See “Indemnification of Directors and Officers” for further information. We intend to secure directors’ and officers’ liability insurance following the completion of this offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to Wyoming law, we are informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

44

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officer during the years ended December 31, 2025 and 2024 in all capacities for the accounts of our executive, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)			Non-Equity Incentive Plan Compensation ($)		Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)			Total ($)
Kim Thompson President, CEO, CFO and Director	2024	$474,789	(1)	$94,958	(2)			$			$		$			$59,651	(3)	$629,398
	2025	$503,277	(4)	$100,655	(5)				$-			$-		$-		$54,165	(6)	$658,098

Jonathan R. Rice COO	2024	$180,000	(7)	$50,000	(8)	$			$-		$		$			$4,040	(9)	$234,040
	2025	$173,616	(10)	$26,923	(11)		$-		$-			$-		$-		$4,040	(12)	$204,579

Kenneth Le President of Prodigy Textiles & Prodigy Silk (13)	2024	$60,000	(13)	$10,000	(14)	$			$682,450	(15)	$		$		$			$752,450
	2025	$60,177	(16)	$6,400	(17)		$-		$-			$-		$-		$-		$66,577

(1)	This represents the annual salary payable to Mr. Thompson pursuant to the then current terms of his employment agreement. See the section, “Employment Agreements” below for additional information regarding certain accruals and deferrals regarding Mr. Thompson’s compensation.

(2)	This represents the annual bonus payable to Mr. Thompson pursuant to the then current terms of his employment agreement. See the section, “Employment Agreements” below for additional information regarding certain accruals and deferrals regarding Mr. Thompson’s compensation.

(3)	This amount includes: $47,121 in medical insurance and medical reimbursement we agreed to cover for Mr. Thompson pursuant to his employment agreement and $12,530 in reimbursement for office and travel related expenses.

(4)	This represents the annual salary payable to Mr. Thompson pursuant to the then current terms of his employment agreement. See the section, “Employment Agreements” below for additional information regarding certain accruals and deferrals regarding Mr. Thompson’s compensation.

(5)	This represents the annual bonus payable to Mr. Thompson pursuant to the then current terms of his employment agreement. See the section, “Employment Agreements” below for additional information regarding certain accruals and deferrals regarding Mr. Thompson’s compensation.

(6)	This amount includes: $53,270 in medical insurance and medical reimbursement we agreed to cover for Mr. Thompson pursuant to his employment agreement and $896 in reimbursement for office expenses.
(7)	This represents the annual salary paid to Mr. Rice pursuant to the then current terms of his employment agreement. In 2024, Mr. Rice’s annual base salary was $180,000. In addition to his annual base salary Mr. Rice was reimbursed for $3,000 in medical insurance premiums and $1,040 in phone service expenses, pursuant to his employment agreement recorded and reported under “all other compensation”.

(8)	This represents the annual bonus payable to Mr. Rice pursuant to the then current terms of his employment agreement.

(9)	In 2024, Mr. Rice received $3,000 in medical insurance and medical reimbursement and $1080 in phone service expenses, pursuant to his employment agreement.

45

(10)	This represents the annual salary paid to Mr. Rice pursuant to the then current terms of his employment agreement. In 2025, Mr. Rice’s annual base salary was $173,616. In addition to his annual base salary Mr. Rice was reimbursed for $3,000 in medical insurance premiums and $1080 in phone service expenses, pursuant to his employment agreement recorded and reported under “all other compensation”.

(11)	This represents the annual bonus payable to Mr. Rice pursuant to the then current terms of his employment agreement.

(12)	In 2025, Mr. Rice received $3,000 in medical insurance and medical reimbursement and $1080 in phone service expenses, pursuant to his employment agreement.

(13)	This represents the annual salary paid to Mr. Le pursuant to the then current terms of his employment agreement.

(14)	This represents the annual bonus payable to Mr. Le pursuant to the then current terms of his employment agreement.

(15)	In April 2024, Mr. Le was issued a ten-year warrant to purchase 10,000,000 shares of common stock of the Company at an exercise price of $0.08225 per share pursuant to the 2019 Employee Stock Option Plan.

(16)	This represents the annual salary paid to Mr. Le pursuant to the then current terms of his employment agreement.

(17)	This represents the annual salary paid to Mr. Le pursuant to the then current terms of his employment agreement.

Disclosure of Registrant’s Action to Recover Erroneously Awarded Compensation

In response to Item 402(w) of Regulation S-K, there was no time during or after the last completed fiscal year that the Company was required to either prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the Company’s compensation recovery policy, or had an outstanding balance as of the end of the last completed fiscal year of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement

2025 POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS

In response to Item 402(x)(1) of Regulation S-K, the Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of a Form 10-Q, 10-K, or 8-K that discloses material nonpublic information (MNPI). Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.

Employment Agreements

CEO

On November 10, 2010, the Company entered into an employment agreement with Kim Thompson, its President, Chief Executive Officer, Chief Financial Officer and sole director, effective January 1, 2011, through the December 31, 2015. The agreement was for a term of five years at an annual salary of $210,000 in 2011, with a 6% annual increase thereafter. For the year ended December 31, 2015, the annual salary was $281,027, but in light of the Company’s cash position, Mr. Thompson deferred such compensation. On January 1, 2016, the agreement was renewed with the same terms for another 5 years with an annual salary of $297,889 for the year ended December 31, 2016, but in light of the Company’s cash position, Mr. Thompson deferred such compensation. On January 1, 2017, the agreement renewed with the same terms for another 5 years, but with an annual salary of $315,764 for the year ended December 31, 2017, but in light of the Company’s cash position, Mr. Thompson deferred such compensation. On January 1, 2018, the agreement renewed again with the same terms for another 5 years, but with an annual salary of $334,708 for the year ended December 31, 2018, but in light of the Company’s cash position, Mr. Thompson deferred such compensation. On January 1, 2019, the agreement renewed again with the same terms for another 5 years, but with an annual salary of $354,791 for the year ended December 31, 2019. On January 1, 2020, the agreement renewed again with the same terms for another 5 years, but with an annual salary of $376,078 for the year ended December 31, 2020. On January 1, 2021, the agreement renewed again with the same terms for another 5 years. In order to conserve Company resources, the CEO agreed to accrue a majority of his salary. As of December 31, 2025, the accrued salary balance is $4,399,254. See, “Certain Relationships and Related Transactions, And Director Independence - Accrued Salaries and Officer Loans – Mr. Thompson, CEO/President.”

46

For the years ended December 31, 2025 and 2024, the annual salary was $474,790 and $503,277, respectively.

On December 13, 2023, Mr. Thompson was issued a ten-year warrant to purchase 10,000,000 shares of common stock of the Company at an exercise price of $0.04 per share pursuant to the 2019 Employee Stock Option Plan; this warrant fully vested on the grant date and will expire on December 13, 2033.

For the years ended December 31, 2025 and 2024, the Company recorded $0 and $0 for the warrants issued to related party.

Base pay will be increased each January 1st, for the subsequent twelve-month periods by 6%. Mr. Thompson will also be entitled to life, disability, health, and dental insurance as well as an annual bonus in an amount equal to 20% of the base salary. In light of the Company cash position, Mr. Thompson declined the life and disability insurance.

The agreement also calls for the retention of the executive as a consultant following the termination of employment with compensation during such consultancy based upon the Company reaching certain milestones:

Upon the expiration or termination of this agreement for any reason, or by either party, Company agrees that it will employ Executive as a consultant for a period of four (4) years and at a rate of $4,500 per month.

(a)	In the event that Company achieves gross sales of five million dollars ($5,000,000) or more, or one million dollars ($1,000,000) or more in net income, in any year during the term of this agreement, or upon the Company’s achieving an average market capitalization over a 240 consecutive calendar day period, in excess of $70,000,000 during the term of this agreement, then the consulting period will be for five (5) years and the consulting rate will be increased to $5,500 per month.

(b)	In the event that Company achieves gross sales of ten million dollars ($10,000,000) or more, or two million dollars ($2,000,000) or more in net income, in any year during the term of this agreement, or upon the Company’s achieving an average market capitalization over a 240 consecutive calendar day period, in excess of $90,000,000 during the term of this agreement, then the consulting period will be for six (6) years and the consulting rate will be increased to $7,500 per month.

COO

On January 20, 2015, the Company entered into an at-will employment agreement with Mr. Jonathan R. Rice, its Chief Operating Officer (the “2015 COO Employment Agreement”). Although the 2015 COO Employment Agreement has been superseded (as described below), on January 23, 2015, Mr. Rice was issued a three-year warrant to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the COO Employment Agreement (the “January 2015 Warrant”) and on May 28, 2015, the Company issued a three-year warrant to purchase 3,000,000 shares of common stock of the Company at an exercise price of $0.001 per share (the “May 2015 Warrant”). The May 2015 share warrant fully vested on October 28, 2016, and will expire on May 28, 2022. For the twelve months ended December 31, 2015, the Company recorded $121,448 for the warrants issued to Mr. Rice.

On January 14, 2016, the Company entered into a new at-will employment agreement with Mr. Rice (the “2016 COO Employment Agreement”). The 2016 COO Employment Agreement had a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the 2016 COO Employment Agreement, Mr. Rice is entitled to an annual cash compensation of $140,000, which includes salary, health insurance, 401K retirement plan contributions, and other benefits. In addition, on March 30, 2016, Mr. Rice was issued a three-year warrant to purchase 6,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the 2016 COO Employment Agreement; this warrant fully vested on February 20, 2017, and will expire on May 20, 2026. Additionally, on August 4, 2016, the Company approved a performance retention bonus to Mr. Rice of $20,000 which was paid in 2021.

47

The Company extended the 2016 COO Employment Agreement to a term ending on January 31, 2019. On March 25, 2019, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 31, 2020. On May 19, 2020, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 31, 2021. On March 5, 2021, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2022. On February 24, 2022, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2023. The COO Employment Agreement can be terminated by either the Company or Mr. Rice at any time.

On January 9, 2018, the Company extended the expiration date of the January 2015 Warrant from January 19, 2018, to January 31, 2020. On January 10, 2020, the Company extended the expiration date of the January 2015 Warrant from January 31, 2020, to January 10, 2025.

On April 26, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year and issue a one-time $20,000 bonus.

On October 21, 2019, the Company signed another agreement to increase Mr. Rice’s base salary by another $20,000 per year (effective August 15, 2019).

On August 8, 2019, Mr. Rice was issued a set of three five-year warrants to purchase a total of 6,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share pursuant to his employment agreement.

On December 13, 2023, Mr. Rice was issued a ten-year warrant to purchase 6,000,000 shares of common stock of the Company at an exercise price of $0.04 per share pursuant to the 2019 Employee Stock Option Plan; this warrant fully vested on December 13, 2027, and will expire on December 13, 2033.

For the years ended December 31, 2025 and 2024, the Company recorded $32,400 and $46,684, respectively for the warrants issued to related party.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

48

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and Series A Preferred Stock as of the date of this Registration Statement by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding Common Stock, (b) directors, (c) our executive officers, and (d) all executive officers and directors as a group. Beneficial ownership is determined according to the rules of the SEC, and generally means that person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options, warrants and other securities convertible or exercisable into shares of Common Stock, provided that such securities are currently exercisable or convertible or exercisable or convertible within 60 days of the date hereof. Each director or officer, as the case may be, has furnished us with information with respect to their beneficial ownership. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial		Percent of Class (1)	Percent of All Voting Classes (5)
Class A Common Stock
	Kim Thompson	221,677,924	(2)	20.04%	12.99%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Jonathan R. Rice	24,411,318	(3)	2.21%	1.1%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Kenneth Le	8,300,000	(4)	0.75%	0.49%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	All executive officers and directors as a group (3 Persons)	254,389,242		23.0%	14.91%

Series A Preferred Stock
	Kim Thompson	3		100%	35.17%
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Jonathan R. Rice	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	Kenneth Le	-		-	-
	2723 South State St Suite 150
	Ann Arbor, MI 48104

	All executive officers and directors as a group (3 Persons)	3		100%	35.17%

(1) The percent of class is based on 1,106,033,465 shares of our Common Stock issued and outstanding as of the date hereof.

(2) Such shares include 201,677,924 shares of Common Stock that are owned by Mr. Thompson, and 3 shares of Common Stock that may be issued upon conversion of the Series A preferred stock that are owned by Mr. Thompson. In addition to this, Mr. Thompson owns 20,000,000 warrant shares of Common Stock that may be issued upon exercise of outstanding warrants and 10,000,000 additional warrant shares of Common Stock that can be exercised no sooner than December 13, 2026.

(3) Such shares include 5,692,836 shares of Common Stock that are owned by Mr. Rice and 18,718,482 shares of Common Stock that may be issued upon exercise of warrants Mr. Rice owns. Additionally, Mr. Rice owns warrants to purchase up to 3,600,000 shares of Common Stock, which are not exercisable at this time.

(4) These shares represent shares of Common Stock that may be issued upon exercise of warrants Mr. Le owns. Mr. Le owns warrants to purchase up to 12,400,000 shares of Common Stock, which are not exercisable at this time.

(5) The percent of all voting classes is based on 1,706,033,465 votes, which includes 1,106,033,465 votes from the holders of our issued and outstanding Common Stock and 600,000,0000 votes from the holder of our issued and outstanding Series A preferred stock.

Change in Control

As of the date of this Registration Statement, there were no arrangements which may result in a change in control of the Company.

49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our Common Stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since January 1, 2024, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Related Party Transactions

Accrued Salaries and Officer Loans

Mr. Thompson, CEO/President

In order to conserve Company resources, Mr. Thompson agreed to defer a significant portion of the compensation and other payments, as set forth below, owed to him.

●	Annual Compensation: Between December 31, 2016, and December 31, 2025, Kim Thompson, our CEO accrued $4,399,253 of unpaid salary, which represents a portion of the annual compensation owed to him pursuant to the terms of his employment agreements during such time period. As of December 31, 2025, there was $3,256,942 in accrued interest on Mr. Thompson’s accrued salary; such interest accrues at the rate of 3% per annum. As a result of these accruals, as of December 31, 2025, we owed Mr. Thompson $7,656,195 in salary and interest related payments.

●	Company Loans: As of December 31, 2025, Mr. Thompson loaned the Company an aggregate of $1,492,000. As of December 31, 2025, there was $363,571 in loan interest; such interest accrues at the rate of 3% per annum. During the fiscal year ended December 31, 1015, the Company repaid an aggregate of $125,000 loans Mr. Thompson previously made to the Company.

●	Royalty Payments: Mr. Thompson was entitled to certain royalties as compensation for the transfer of intellectual property he owned to the Company. As of December 31, 2025, there was $65,292 in royalty payments payable to Mr. Thompson.

●	As of December 31, 2025, there was $303,321 included in accounts payable and accrued expense payable to Mr. Thompson, which includes rent payments owed on the Texas Property (as hereinafter defined).

The Company is not a subsidiary of any company.

Warrants

On December 13, 2023, the Company issued Mr. Thompson warrants to purchase 10,000,000 shares of common stock of the Company at an exercise price of $0.04 per share pursuant to the 2019 Employee Stock Option Plan. See “Executive Compensation” for additional details.

On December 13, 2023, the Company issued Mr. Rice warrants to purchase 6,000,000 shares of common stock of the Company at an exercise price of $0.04 per share pursuant to the 2019 Employee Stock Option Plan. See “Executive Compensation” for additional details.

On December 13, 2023, the Company issued Mr. Le warrants to purchase 4,000,000 shares of common stock of the Company at an exercise price of $0.04 per share pursuant to the 2019 Employee Stock Option Plan. See “Executive Compensation” for additional details.

On April 3, 2024, the Company issued a consultant warrants to purchase 500,000 shares of common stock of the Company at an exercise price of $0.082 per share pursuant to the 2019 Employee Stock Option Plan.

On April 8, 2024, the Company issued a consultant warrants to purchase 150,000 shares of common stock of the Company at an exercise price of $0.0834 per share pursuant to the 2019 Employee Stock Option Plan.

On April 13, 2024, the Company issued Mr. Le warrants to purchase 10,000,000 shares of common stock of the Company at an exercise price of $0.08225 per share pursuant to the 2019 Employee Stock Option Plan. See “Executive Compensation” for additional details.

On August 6, 2024, the Company issued four employees warrants to purchase a total of 6,050,000 shares of common stock of the Company at an exercise price of $0.1024 per share pursuant to the 2019 Employee Stock Option Plan.

On October 1, 2024, the Company issued an employee warrants to purchase 461,000 shares of common stock of the Company at an exercise price of $0.08685 per share pursuant to the 2019 Employee Stock Option Plan.

On April 1, 2025, the Company issued 6,000,000 Common Stock warrants under its employee stock option plan to an employee with an exercise price of $0.091

On July 10, 2025, the Company issued 250,000 Common Stock warrants under its employee stock option plan to an employee with an exercise price of $0.091.

On July 10, 2025, the Company issued 250,000 Common Stock warrants under its employee stock option plan to an employee with an exercise price of $0.091.

On July 16, 2025, the Company issued 5,000,000 shares of Common Stock to a consultant for services rendered, having a fair value of $434,600 ($0.09/share), based upon the quoted closing trading price on July 8, 2025.

On October 22, 2025, the Company issued an employee warrants to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.09 per share pursuant to the 2019 Employee Stock Option Plan.

50

Related Party Policy

Our current Code of Ethics requires the CEO and CFO to avoid, wherever possible, actual conflicts of interest in personal and professional relationships; however, we have not yet adopted a formal policy for the review, approval, or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved, or ratified in accordance with any such policy. A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

DETERMINATION OF THE OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock or by negotiations between the Selling Stockholder and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by the Selling Stockholder of up to 207,787,193 shares of common stock that have been and may be issued by us to the Selling Stockholder under the SEPA. For additional information regarding the shares of common stock being offered by this prospectus, see the section entitled “Standby Equity Distribution Agreement” above. We are registering the shares of common stock being offered by this prospectus pursuant to the provisions of the SEPA we entered into with the Selling Stockholder on January 21, 2025 in order to permit the Selling Stockholder to offer such shares for resale from time to time. Except for the transactions contemplated by the SEPA, as set forth in the section entitled “Prospectus Summary - Recent Developments - Standby Equity Purchase Agreement,”, in this prospectus, the Selling Stockholder has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means YA II PN, Ltd., a Cayman Islands exempt limited partnership, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Selling Stockholder’s interest in the common stock other than through a public sale.

The table below presents information regarding the Selling Stockholder and the shares of common stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of April 30, 2026. The number of shares in the column entitled “Maximum Number of Shares of Common Stock to be Offered” represents all of the shares of common stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all, or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus.

51

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of common stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 1,106,033,465 shares of our common stock outstanding on April 30, 2026. Because the purchase price to be paid by the Selling Stockholder for shares of common stock, if any, that we may elect to sell to the Selling Stockholder in one or more Advances from time to time under the Purchase Agreement will be determined on the applicable Advance Dates for such Advances, the actual number of shares of common stock that we may sell to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column in the table below assumes the resale by the Selling Stockholder of all of the shares of common stock being offered for resale pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Stockholder has sole voting and investment power with respect to all shares of common stock that it beneficially owns, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Stockholder, the Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer.

	Number of Shares of Common Stock Beneficially Owned		Maximum Number of Shares of Common Stock Being	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock Are Sold
Name of Selling Security holder	Number(1)	Percent	Offered(4)	Number(2)	Percent
YA II PN, Ltd.(3)	16,787,466	1.52%	207,787,193	16,785,714	1.52%

(1)

Includes 1,752 Commitment Shares the Selling Stockholder holds as of the date hereof and 16,785,714 shares of the Company’s Common Stock underlying Yorkville’s warrants. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the shares that the Selling Stockholder may be required to purchase under the SEPA, because the issuance of such shares is at our discretion and is subject to conditions contained in the SEPA, the satisfaction of which are entirely outside of the Selling Stockholder’s control, including the registration statement that includes this prospectus becoming and remaining effective. Furthermore, the Advances of common stock under the SEPA are subject to certain agreed upon maximum amount limitations set forth in the SEPA. Yorkville’s warrants, which have initial exercise prices varying from $0.12 per share to $0.214 per share, may be exercised at any time between now and the applicable expiration date, January 18, 2027. Under the terms of the SEPA and aforementioned warrants, we may not issue or sell any shares of common stock to the Selling Stockholder under the SEPA or upon exercise of the warrants, if, when aggregated with all other shares of common stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Selling Stockholder beneficially owning shares of common stock in excess of 4.99% of our then outstanding shares of common stock.

(2)	Assumes the sale of all shares being offered pursuant to this prospectus.
(3)	YA II PN, Ltd. is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA II PN, Ltd. are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of the Selling Stockholder, Yorkville LP and Yorkville LLC is 1012 Springfield Avenue, Mountainside, New Jersey 07092.
(4)	This amount includes the commitment shares and the maximum number of shares issuable under the SEPA, based on $0.048 per share, which represents 95% of the lowest of the daily VWAPs of the Common Shares during the relevant pricing period, which was the three trading days commencing on an assumed advance notice date of the date we initially filed this Registration Statement, which was February 7, 2025.

52

PLAN OF DISTRIBUTION

The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder. The shares of Common Stock may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any of the proceeds from the sale of the securities by the Selling Stockholder. We may receive up to $10,000,000 aggregate gross proceeds under the SEPA from any sales we make to the Selling Stockholder pursuant to the SEPA. The net proceeds from sales, if any, under the SEPA, will depend on the frequency and prices at which we sell shares of common stock to the Selling Stockholder after the date of this prospectus. The sale of the shares of Common Stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our Common Stock that it has acquired and may in the future acquire from us pursuant to the SEPA. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. the Selling Stockholder has informed us that each such broker-dealer will receive commissions from the Selling Stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares of our Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares of Common Stock sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our Common Stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our Common Stock offered by this prospectus.

53

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares of Common Stock offered by this prospectus by the Selling Stockholder, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares of Common Stock by the Selling Stockholder, any compensation paid by the Selling Stockholder to any such brokers, dealers, underwriters or agents, and any other required information.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder.

As consideration for its irrevocable commitment to purchase our common stock under the SEPA, we have issued to the Selling Stockholder 1,081,471 shares of our common stock as Commitment Shares upon execution of the SEPA. In addition, we have paid the Selling Stockholder a structuring fee of $25,000, of which $10,000 has been paid prior the execution of the SEPA, and $15,000 shall be paid on the earlier of (a) the closing of the first Advance, or (b) the termination of the SEPA.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

The Selling Stockholder has represented to us that at no time prior to the date of the SEPA has the Selling Stockholder or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. The Selling Stockholder has agreed that during the term of the SEPA, neither the Selling Stockholder nor any of its agents, representatives or affiliates will enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our Common Stock offered by this prospectus have been sold by the Selling Stockholder.

DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 60,000,000 shares of Class A Common Stock, 25,000,000 shares of Class B Common Stock with no par value per share and 10,000,000 shares of preferred stock with no par value per share. On March 18, 2009, we amended our articles of incorporation to provide for unlimited authorized shares, no par value, of Class A Common Stock and Class B Common Stock, and preferred stock. In December 2013, we further amended our articles of incorporation to designate Series A of the Company’s preferred stock, no par value; there are two shares of Series A preferred stock authorized. There are no provisions in our charter or by-laws that would delay, defer, or prevent a change in our control. As of the date hereof, we have 1,106,033,465 shares of Class A Common Stock, 0 shares of Class B Common Stock and 2 shares of Series A Preferred Stock outstanding. The Class B Common Stock is not listed on the OTCQB, or any other market and we are not seeking to have it listed on Nasdaq or another national exchange.

54

Common Stock

As of April 30, 2026, 1,106,033,465 shares of Class A Common Stock were issued and outstanding and held by 33 stockholders of record, and we had no shares of Class B Common Stock issued and outstanding. Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote; Class B Common Stock does not have any voting rights.

Holders of Common Stock do not have cumulative voting rights.

Holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of our Common Stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer, or prevent a change in control, we are authorized, without stockholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of both classes of Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of both classes of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock

Our Board has the authority, without further action by the stockholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences, and restrictions that the Board may determine. The preferences, powers, rights, and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of Common Stock.

Effective December 17, 2013, the Company amended its Articles of Incorporation to designate Series A of the Company’s preferred stock, no par value. Under the amendment, there are two shares of Series A preferred stock authorized. The holders of Series A preferred stock are entitled to vote together with the holders of the Company’s Common Stock on all matters upon which the Company’s stockholders may vote.

Each share of Series A preferred stock is entitled to 200,000,000 votes on all such matters. Each share of Series A preferred stock is convertible into one share of the Company’s Common Stock at the holder’s option. On December 19, 2013, the Company issued two shares of Series A preferred stock to Kim Thompson, the Company’s founder, CEO, CFO, President, and sole director.

The shares of Series A preferred stock were issued to Mr. Thompson in exchange for an agreement to extend to October 30, 2014, the date on which the Company would pay certain debts owed to Mr. Thompson. As part of the transaction, Mr. Thompson also agreed to forgive $30,000 which the Company owed to him as compensation. In connection with the transaction, the Company incurred a loss on settlement of debt of $5,187,800.

On March 26, 2024, the Company issued one share of Series A preferred stock to Mr. Thompson. In consideration of the share of Series A preferred stock, Mr. Thompson paid twenty thousand dollars ($20,000), in the form of debt cancellation.

55

Dividends

Since inception we have not paid any cash dividends on our capital stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board may deem relevant.

SEPA

On January 21, 2025, we entered into the SEPA with the Selling Stockholder. Pursuant to the SEPA, we have the right to sell to the Selling Stockholder up to $10 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to the Selling Stockholder under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to the Selling Stockholder under the SEPA.

We do not have the right to commence any sales of our common stock to the Selling Stockholder under the SEPA until the date on which all of the conditions to the Selling Stockholder’s purchase obligation set forth in the SEPA have been satisfied, including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC. From and after such date, we will have the right, but not the obligation, from time to time, at our sole and exclusive discretion, for the 36-month period after the date of the SEPA, to direct the Selling Stockholder to purchase a specified amount of shares of common stock, not to exceed the greater of 100.0% of the average of the daily volume traded of the common stock on the five consecutive trading days immediately preceding an Advance Notice, as described further below under the heading “-Advances and Payments of Common Stock Under the SEPA.”

We will control the timing and amount of any sales of common stock to the Selling Stockholder. Actual sales of shares of our common stock to the Selling Stockholder under the SEPA will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our common stock, and determinations by us as to the appropriate sources of funding for our company and its operations.

We may not issue or sell any shares of common stock to the Selling Stockholder under the SEPA which, when aggregated with all other shares of common stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Selling Stockholder beneficially owning shares of common stock in excess of the 4.99% Ownership Limitation.

Neither we nor the Selling Stockholder may assign or transfer any of our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the parties other than by an instrument in writing signed by both parties.

The net proceeds from sales, if any, under the SEPA, will depend on the frequency and prices at which we sell shares of common stock to the Selling Stockholder. To the extent we sell shares under the SEPA, we currently plan to use any proceeds therefrom for working capital and general corporate purposes, including the repayment of debt.

As consideration for the Selling Stockholder’s commitment to purchase shares of common stock at our direction upon the terms and subject to the conditions set forth in the SEPA, upon execution of the SEPA, we issued 1,081,471 Commitment Shares to the Selling Stockholder as set forth in the SEPA.

The SEPA contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

56

Advances of Common Stock Under the SEPA

We will have the right, but not the obligation, from time to time, at our sole and exclusive discretion, for the 36-month period after the date of the SEPA, to direct the Selling Stockholder to purchase up to a specified maximum amount of shares of common stock as set forth in the SEPA by delivering written notice to the Selling Stockholder (each, an “Advance Notice”) on any trading day (each, an “Advance Notice Date”), so long as certain conditions are met, including:

●	the amount under any single Advance does not exceed 100.0% of the average of the daily trading volume of the common stock on the five consecutive trading days immediately preceding an Advance Notice, unless otherwise agreed by the parties;
●	the price to be paid for the shares of common stock that the Selling Stockholder is required to purchase in any single Advance under the SEPA is equal to 95.0% of the lowest daily VWAP during the three (3) trading days commencing on the date of the Advance Notice (unless otherwise agreed by the parties), other than on any Excluded Days (as defined in the SEPA).

The Selling Stockholder’s obligation to accept Advance Notices that are timely delivered by us under the SEPA and to purchase shares of our common stock in Advances under the SEPA are subject to the satisfaction, at the applicable Advance Notice Date, of the conditions precedent thereto set forth in the SEPA, all of which are entirely outside of the Selling Stockholder’s control, which conditions include the following:

● the accuracy in all material respects of our representations and warranties included in the SEPA;

● we shall have issued the Commitment Shares;

● there being an effective registration statement pursuant to which the Selling Stockholder is permitted to utilize the prospectus thereunder to resell all of the Advance Shares pursuant to such Advance Notice and we shall have filed in a timely manner all reports required under the Exchange Act during the twelve-month period immediately preceding the applicable date;

● the sale and issuance of such Advance Shares being legally permitted by all laws and regulations to which we are subject;

● no Material Outside Event (as such term is defined in the SEPA) shall have occurred and be continuing;

● us having performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the SEPA to be performed, satisfied, or complied with by us;

● no statute, rule, regulation, executive order, decree, ruling, or injunction having been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially, and adversely affects any of the transactions contemplated by the SEPA.

Termination of the SEPA

Unless earlier terminated as provided in the SEPA, the SEPA will terminate automatically on the earlier to occur of:

●	the 36-month anniversary of the date of the SEPA; and
●	the date on which the Selling Stockholder shall have purchased shares of common stock under the SEPA for an aggregate gross purchase price equal to $10,000,000.

We also have the right to terminate the SEPA at any time, at no cost or penalty, upon five trading days’ prior written notice to the Selling Stockholder; provided that there are no outstanding Advance Notices under which we are yet to issue common stock and we have paid all amounts owed to the Selling Stockholder under the SEPA. We and the Selling Stockholder may also terminate the SEPA at any time by mutual written consent.

No Short-Selling by the Selling Stockholder

The Selling Stockholder has agreed that it and its affiliates will not engage in any short sales during the term of the SEPA and will not enter into any transaction that establishes a net short position with respect to the common stock. The SEPA stipulates that the Selling Stockholder may sell our common stock to be issued pursuant to an Advance Notice, following receipt of the Advance Notice, but prior to receiving such shares, and may sell other common stock acquired pursuant to the SEPA that the Selling Stockholder has continuously held from a prior date of acquisition.

57

Effect of Sales of Our Common Stock under the SEPA on Our Stockholders

All shares of common stock that may be issued or sold by us to the Selling Stockholder under the SEPA that are being registered under the Securities Act for resale by the Selling Stockholder in this offering are expected to be freely tradable. The shares of common stock being registered for resale in this offering may be issued and sold by us to the Selling Stockholder from time to time at our discretion over the term of the SEPA. The resale by the Selling Stockholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to the Selling Stockholder under the SEPA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some, or none of the shares of our common stock that may be available for us to sell to the Selling Stockholder pursuant to the SEPA.

If and when we do elect to sell shares of our common stock to the Selling Stockholder pursuant to the SEPA, the Selling Stockholder may resell all, some, or none of such shares in its discretion and at different prices subject to the terms of the SEPA. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling Stockholder under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of common stock that we may elect to sell to the Selling Stockholder under the SEPA, if any, will fluctuate based on the market prices of our common stock during the applicable pricing period, as of the date of this prospectus we cannot reliably predict the number of shares of common stock that we will sell to the Selling Stockholder under the SEPA, the actual purchase price per share to be paid by the Selling Stockholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of April 30, 2026, there were 1,106,033,465 shares of our common stock outstanding and therefore the 53,857,821 shares already sold pursuant to the SEPA represents approximately 4.87% of the total number of shares of our common stock outstanding as of such date. If all of the 207,787,193 shares offered for resale by the Selling Stockholder hereunder were issued and outstanding as of April 30, 2026, such shares would represent approximately 18.78% of the total number of shares of our common stock outstanding.

Although the SEPA provides that we may, in our discretion, from time to time after the date of the SEPA and during the term of the SEPA, direct the Selling Stockholder to purchase shares of our common stock from us in one or more Advances under the SEPA, for a maximum aggregate purchase price of up to $10,000,000, only 207,787,193 shares of common stock (1,081,471 of which represent the Commitment Shares we issued to the Selling Stockholder pursuant to the SEPA as consideration for the Selling Stockholder’s commitment to purchase shares of our common stock under the SEPA) are being registered for resale under the registration statement that includes this prospectus. As of April 30, 2026, we have sold 543,857,821 shares pursuant to the SEPA, pursuant to which we received aggregate gross proceeds of $4,824,033. Assuming the remaining 152,847,901 shares were sold to the Selling Stockholder at the maximum 5.0% discount to the per share price of $0.1489 (the average official closing price of our common stock on the OTCQB for the five consecutive trading days ending on April 30, 2026), such number of shares might be insufficient to enable us to receive total aggregate gross proceeds from the sale of such shares to the Selling Stockholder equal to the Selling Stockholder’s $10,000,000 total aggregate purchase commitment under the SEPA, depending on the final purchase price for each advance. While the market price of our common stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase price to be paid by the Selling Stockholder under the SEPA for shares of our common stock, if any, may also fluctuate, in order for us to receive the full amount of the Selling Stockholder’s commitment under the SEPA, it is possible that we may need to issue and sell more than the number of shares being registered for resale under the registration statement that includes this prospectus.

If it becomes necessary for us to issue and sell to the Selling Stockholder more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds of $10,000,000 under the SEPA, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our common stock, which the SEC must declare effective, in each case, before we may elect to sell any additional shares of our common stock to the Selling Stockholder under the SEPA. The number of shares of our common stock ultimately offered for resale by the Selling Stockholder depends upon the number of shares of common stock, if any, we ultimately sell to the Selling Stockholder under the SEPA.

58

The issuance, if any, of shares of our common stock to the Selling Stockholder pursuant to the SEPA would not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders would be diluted. Although the number of shares of our common stock that our existing stockholders own would not decrease as a result of sales, if any, under the SEPA, the shares of our common stock owned by our existing stockholders would represent a smaller percentage of our total outstanding shares of our common stock after any such issuance.

As of the date hereof, we have sold 53,857,821 shares under the SEPA at varying purchase prices, ranging from $0.0768 to $0.1542, which resulted in aggregate gross proceeds of $4,824,033 to the Company. Therefore, we only have $5,175,967 of shares available for sale under the SEPA as of the date hereof.

The following table sets forth the number of additional shares of common stock needed to be issued to the Selling Stockholder under the SEPA at varying purchase prices, to reach the maximum gross proceeds of $10,000,000, considering the proceeds already received; there is no guarantee that we will sell any additional shares at the prices set forth below, or at all:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to the Selling Stockholder(2)	Gross Proceeds from the Sale of Shares to the Selling Stockholder Under the SEPA
$0.10		57,637,584	5.23%	$5,475,570
$0.1489	(3)	36590,907	3.31%	$5,475,570
$0.043		155,262,025	14.08%	$5,475,570

(1)	Does not include 1,081,471 Commitment Shares that we issued to the Selling Stockholder as consideration for its commitment to purchase shares of common stock under the SEPA. The number of shares of common stock offered by this prospectus may not cover all the shares we ultimately sell to the Selling Stockholder under the SEPA, depending on the purchase price per share. We have included in this column only those shares being offered for resale by the Selling Stockholder under this prospectus (excluding the 1,081,471 Commitment Shares), without regard for the Ownership Limitation. The assumed average purchase prices are solely for illustration and are not intended to be estimates or predictions of future stock performance.

(2)	The denominator is based on 1,106,033,465 shares outstanding as of April 30, 2026, adjusted to include the Commitment Shares and the issuance of the number of shares set forth in the second column that we would have sold to the Selling Stockholder, assuming the average purchase price in the first column. The numerator is based on the number of shares of common stock set forth in the second column.

(3)	Represents a Purchase Price equal to $0.1489 per share, which represents 95% of the lowest of the daily VWAPs of the Common Shares during the relevant pricing period, which is assumed to be the three trading days commencing on an assumed advance notice date of the date hereof.

Certain Anti-Takeover Effects

Certain provisions of Wyoming law may have an anti-takeover effect and may delay or prevent a tender offer or other acquisition transaction that a shareholder might consider to be in his or her best interest. The summary of the provisions of Wyoming law set forth below does not purport to be complete and is qualified in its entirety by reference to Wyoming law.

The issuance of shares of preferred stock, the issuance of rights to purchase such shares, and the imposition of certain other adverse effects on any party contemplating a takeover could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of the preferred stock, if the option to acquire such shares is exercised, would impede a business combination by the voting rights that would enable a holder to block such a transaction. In addition, under certain circumstances, the issuance of other preferred stock could adversely affect the voting power of holders of our Common Stock.

59

Under Wyoming law, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, does not need to consider only the interests of the corporation’s stockholders in any takeover matter but may also, in his discretion, may consider any of the following:

(i)	The interests of the corporation’s employees, suppliers, creditors, and customers;

(ii)	The economy of the state and nation;

(iii)	The impact of any action upon the communities in or near which the corporation’s facilities or operations are located;

(iv)	The long-term interests of the corporation and its stockholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v)	Any other factors relevant to promoting or preserving public or community interests.

The outstanding Series A Preferred Stock can deter a takeover.

Because our Board is not required to make any determination on matters affecting potential takeovers solely based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which such stockholders might receive a premium for their stock over the then market price of such stock. Our Board of directors presently does not intend to seek stockholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Transfer Agent

The transfer agent for our Common Stock is Olde Monmouth Stock Transfer Co., Inc.

Listing

Our Common stock is quoted on the OTCQB under the trading symbol KBLB”.

Limitation on Liability and Indemnification Matters

See the section of this prospectus entitled “Management - Indemnification”.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

60

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain U.S. federal income tax considerations relating to the purchase, ownership, and disposition of our Common Stock. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative rulings and judicial decisions, all as currently in effect. These authorities may change at any time, possibly on a retroactive basis, or the U.S. Internal Revenue Service (the “IRS”), might interpret the existing authorities differently. In either case, the tax considerations of purchasing, owning, or disposing of Common Stock could differ from those described below.

This discussion is addressed only to U.S. holders (defined below) which hold our shares of Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax considerations that might be relevant to a beneficial owner in light of such beneficial owner’s particular circumstances or to beneficial owners subject to special treatment under the U.S. federal income tax laws, including:

●	a broker, dealer or trader in securities, currencies, commodities, or notional principal contracts;
●	a bank, financial institution, or insurance company;
●	a regulated investment company, a real estate investment trust or grantor trust;
●	a tax-exempt entity or organization, including an individual retirement account or Roth IRA as defined in Section 408 or 408A of the Code, respectively;
●	a person holding the Common Stock as part of a hedging, integrated, or conversion transaction or a straddle, or a person deemed to sell Common Stock under the constructive sale provisions of the Code;
●	a trader in securities that has elected the mark-to-market method of tax accounting for securities;
●	an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes;
●	a person who is a partner or investor in a partnership or other pass-through entity that holds the Common Stock;
●	a U.S. person whose “functional currency” is not the U.S. dollar;
●	a controlled foreign corporation or passive foreign investment company;
●	a qualified foreign pension fund or an entity that is wholly owned by one or more qualified foreign pension funds; or
●	a U.S. expatriate.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a share of Common Stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a share of Common Stock that is (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from a share of Common Stock.

If a partnership holds shares of Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership holding shares of Common Stock, or a partner therein should consult its own tax advisors as to the tax consequences of holding and disposing of shares of Common Stock.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Certain U.S. Federal Income Tax Considerations for U.S. Holders of Common Stock

Dividends on our Common Stock

We do not expect to declare or pay any distributions on our Common Stock in the foreseeable future. If we do make any distributions on shares of our Common Stock, however, such distributions will be includible in the gross income of a U.S. holder as ordinary dividend income to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits would be treated as a return of the holder’s tax basis in its Common Stock and then as gain from the sale or exchange of the Common Stock. Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to a holder of Common Stock who is a U.S. individual.

61

Distributions to U.S. holders that are corporate stockholders, constituting dividends for U.S. federal income tax purposes, may qualify for the dividends received deduction, or DRD, which is generally available to corporate stockholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

Sale of Common Stock

A U.S. holder of Common Stock will generally recognize gain or loss on the taxable sale, exchange, or other taxable disposition of such stock in an amount equal to the difference between such U.S. holder’s amount realized on the sale and its adjusted tax basis in the Common Stock sold. A U.S. holder’s amount realized should equal the amount of cash and the fair market value of any property received in consideration of its stock. The gain or loss should be capital gain or loss and should be long-term capital gain or loss if the Common Stock is held for more than one year at the time of disposition. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Under current law, long-term capital gain recognized by an individual U.S. holder is generally eligible for a preferential U.S. federal income tax rate.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of Common Stock and to the proceeds of a sale of Common Stock unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number and certification of exempt status or fails to report in full dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

LEGAL MATTERS

The validity of the shares of our Common Stock offered hereby and other legal matters concerning this Offering relating to Wyoming law will be passed upon for us by Tynsky Law office, P.C., Green River, Wyoming. Certain legal matters in connection with this Offering with respect to the United States federal securities law and New York law will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2025, and 2024, included in this prospectus have been audited and so included in reliance on the report of M&K CPAS, PLLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, including relevant exhibits and schedules under the Securities Act, covering the Common Stocks offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Common Stocks. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

62

KRAIG BIOCRAFT LABORATORIES, INC.

INDEX TO FINANCIAL STATEMENTS

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

CONTENTS

PAGE	F-2	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PCAOB ID 2738)

PAGE	F-3	CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2025, AND DECEMBER 31, 2024.

PAGE	F-4	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2025, AND DECEMBER 31, 2024.

PAGES	F-5	CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE YEARS ENDED DECEMBER 31, 2025, AND DECEMBER 31, 2024.

PAGE	F-6	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2025, AND DECEMBER 31, 2024.

PAGES	F-7	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Kraig Biocraft Laboratories, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Kraig Biocraft Laboratories, Inc. (the Company) as of December 31, 2025 and 2024, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-years ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the two years in the period ended December 31, 2025 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered net losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of the critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern

Due to the net loss, negative cash flows from operations for the year, and working capital deficiency, the Company evaluated the need for a going concern listed in note 2.

Auditing management’s evaluation of a going concern can be a significant judgment given the fact that the Company uses management estimates on future revenues and expenses, which are not able to be easily substantiated.

We evaluated the appropriateness of the going concern, we examined and evaluated the financial information along with management’s plans to mitigate the going concern and management’s disclosure on going concern.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2013

The Woodlands, TX

March 30, 2026

F-2

Kraig Biocraft Laboratories, Inc. and Subsidiary

Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$1,790,236	$673,264
Inventory	29,067	6,884
Prepaid expenses	49,338	60,137
Total Current Assets	1,868,641	740,285

Property and Equipment, net	25,003	44,721
Investment in gold bullions (cost $241,120 and $450,216, respectively)	494,259	627,065
Operating lease right-of-use asset, net	170,463	86,088
Security deposit	7,174	7,174

Total Assets	$2,565,540	$1,505,333

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$505,111	$502,002
Note payable - related party	1,492,000	1,617,000
Royalty agreement payable - related party	65,292	65,292
Accounts payable and accrued expenses - related party	8,330,933	7,383,186
Operating lease liability, current	51,909	46,948
Total Current Liabilities	10,445,245	9,614,428

Long Term Liabilities
Operating lease liability, net of current	119,253	40,526
Total Liabilities	10,564,498	9,654,954

Commitments and Contingencies (Note 9)	-	-

Stockholders’ Deficit
Preferred stock, no par value; unlimited shares authorized, none, issued and outstanding	-	-
Preferred stock Series A, no par value; 3 and 3 shares issued and outstanding, respectively	5,237,800	5,237,800
Common stock Class A, no par value; unlimited shares authorized, 1,084,010,130 and 1,038,374,219 shares issued and outstanding, respectively	31,015,428	27,385,611
Common stock Class B, no par value; unlimited shares authorized, no shares issued and outstanding	-	-
Common Stock Issuable, 1,122,311 and 1,122,311 shares, respectively	22,000	22,000
Additional paid-in capital	12,434,886	12,290,687
Accumulated Deficit	(56,709,072)	(53,085,719)

Total Stockholders’ Deficit	(7,998,958)	(8,149,621)

Total Liabilities and Stockholders’ Deficit	$2,565,540	$1,505,333

F-3

Kraig Biocraft Laboratories, Inc. and Subsidiary

Consolidated Statements of Operations

	For the Years Ended
	December 31, 2025	December 31, 2024

Revenue	$-	$-

Operating Expenses
General and Administrative	1,958,768	1,747,585
Professional Fees	379,218	290,313
Officer’s Salary	871,049	872,289
Research and Development	165,758	164,374
Total Operating Expenses	3,374,793	3,074,561

Loss from Operations	(3,374,793)	(3,074,561)

Other Income/(Expenses)
Net change in unrealized apreciation on investment in gold bullion	110,198	133,829
Interest expense	(570,709)	(529,603)
Gain on sale of gold	200,433	-
Interest income	11,518	71,396
Total Other Income/(Expenses)	(248,560)	(324,378)

Net (Loss) before Provision for Income Taxes	(3,623,353)	(3,398,939)

Provision for Income Taxes	-	-

Net (Loss)	$(3,623,353)	$(3,398,939)

Net Income (Loss) Per Share - Basic and Diluted	$(0.00)	$(0.00)

Weighted average number of shares outstanding during the period - Basic and Diluted	1,059,485,670	1,038,374,219

F-4

Kraig Biocraft Laboratories, Inc. and Subsidiary

Consolidated Statement of Changes in Stockholders’ Deficit

For the years ended December 31, 2025 and 2024

	Preferred Stock - Series A		Common Stock - Class A			Common Stock - Class B		To be issued			Accumulated
	Shares	Par	Shares	Par		Shares	Par	Shares	Par	APIC	Deficit	Total
Balance, December 31, 2023 (Audited)	2	5,217,800	1,038,374,219	27,385,611	#	-	-	1,122,311	22,000	11,354,213	(49,686,780)	(5,707,156)

Preferred share issued in connection with debt cancellation - related party	1	20,000	-	-		-	-	-	-	-	-	20,000

Warrants issued for services - related parties	-	-	-	-		-	-	-	-	771,026	-	771,026

Warrants issued for services	-	-	-	-		-	-	-	-	80,179	-	80,179

Options issued for services	-	-	-	-		-	-	-	-	4,197	-	4,197

Imputed interest - related party	-	-	-	-		-	-	-	-	81,072	-	81,072

Net loss for the year ended December 31, 2024	-	-	-	-		-	-	-	-	-	(3,398,939)	(3,398,939)

Balance, December 31, 2024 (Audited)	3	$5,237,800	1,038,374,219	$27,385,611		-	$-	1,122,311	$22,000	$12,290,687	$(53,085,719)	(8,149,621)

Warrants issued for services - related parties	-	-	-	-		-	-	-	-	88,260	-	88,260

Warrants issued for services	-	-	-	-		-	-	-	-	171,233	-	171,233

Options issued for services	-	-	-	-		-	-	-	-	22,748	-	22,748

Imputed interest - related party	-	-	-	-		-	-	-	-	79,275	-	79,275

Issuance of common stock for services	-	-	10,000,000	834,600		-	-	-	-	-	-	834,600

Issuance of common stock, net of stock offering costs	-	-	32,082,094	2,602,900		-	-	-	-	(25,000)	-	2,577,900

Issuance of common stock for commitment fee	-	-	1,081,471	100,000		-	-	-	-	(100,000)	-	-

Shares issued in connection with cashless warrants exercise	-	-	2,472,346	92,317		-	-	-	-	(92,317)	-	-

Net loss for the year ended December 31, 2025	-	-	-	-		-	-	-	-	-	(3,623,353)	(3,623,353)

Balance, December 31, 2025 (Audited)	3	$5,237,800	1,084,010,130	$31,015,428		-	$-	1,122,311	$22,000	$12,434,886	$(56,709,072)	(7,998,958)

F-5

Kraig Biocraft Laboratories, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2025	2024
Cash Flows From Operating Activities:
Net Loss	$(3,623,353)	$(3,398,939)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	25,113	26,159
Net change in unrealized appreciation and depreciation in gold bullions	(110,198)	(133,829)
Gain on sale of gold bullions	(200,433)	-
Stock issued for services	834,600	-
Imputed interest - related party	79,275	81,072
Fair value of options issued for services	22,748	4,197
Warrants issued/(cancelled) to consultants	259,493	851,205
Changes in operating assets and liabilities:
Decrease prepaid expenses	10,799	(45,236)
(Increase) in deposits	-	(3,656)
(Increase) in inventory	(22,183)	-
Decrease in operating lease right-of-use, net	55,663	49,209
Increase in accrued expenses and other payables - related party	947,747	818,538
Decrease in accounts payable	(11,891)	(39,635)
Decrease in operating lease liabilities, current	(56,350)	(48,172)
Net Cash Used In Operating Activities	(1,788,970)	(1,839,086)

Cah Flows from Investing Activities
Proceeds from sale of investment in gold	443,437	-
Purchase of fixed assets	(5,395)	(4,240)
Net Cash Provided by Investing Activities	438,042	(4,240)

Cash Flows From Financing Activities:
Proceeds from Standby Equity Purchase Agreement	2,602,900	-
Payment of debt offering costs	(10,000)	-
Principal payments on debt - related party	(125,000)	(35,244)
Net Cash Provided by Financing Activities	2,467,900	(35,244)

Net Change in Cash and Cash Equivalents	1,116,972	(1,878,570)

Cash and Cash Equivalents at Beginning of Year	673,264	2,551,834

Cash and Cash Equivalents at End of Year	$1,790,236	$673,264

Supplemental disclosure of cash flow information:

Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Adoption of lease standard ASC 842	$140,038	$30,084
Adoption of lease standard ASC 842		$39,489
Reduction of right of use asset and associated lease liability due to lease cancellation	$-	$30,084
Common shares issued in in connection with Standby Equity Purchase Agreement - Commitment Share fee	$100,000	$-
Shares issuable in connection with cashless warrant exercise	$92,317	$-
Preferred share issued in connection with debt cancellation - related party	$-	$20,000

F-6

Kraig Biocraft Laboratories, Inc.

Notes to Consolidated Financial Statements as of December 31, 2025 and 2024

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Organization

Kraig Biocraft Laboratories, Inc. (the “Company”) was incorporated under the laws of the State of Wyoming on April 25, 2006. The Company was organized to develop high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries.

On March 5, 2018, the Company issued a board resolution authorizing investment in a Vietnamese subsidiary and appointing a representative for the subsidiary.

On April 24, 2018, the Company announced that it had received its investment registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd.

On May 1, 2018, the Company announced that it had received its enterprise registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd.

On January 24, 2024, the Company signed a memorandum of understanding with the Vietnam Sericulture Association (“VSA”) and the Lam Dong Agro-Forestry Research & Experiment Center (“LAREC”) to enhance sericulture in Vietnam through the expanded application of the Company’s spider silk silkworm technology.

On January 14, 2025, the Company was granted a new Investment Registration Certificate and an Enterprise Registration Certificate for its production operations in Vietnam. This registration formed a new subsidiary, Prodigy Silk Co., Ltd.

On January 12, 2026, the Company dissolved Prodigy Textiles Co., Ltd, and transferred all of its production operations into Prodigy Silk Co., Ltd. Vietnamese Law required a new business name for the Company’s new Enterprise Registration Certificate issued in 2025.

Foreign Currency

The assets and liabilities of Prodigy Textiles, Co., Ltd. and Prodigy Silk Co., Ltd. (the Company’s Vietnamese subsidiaries) whose functional currencies are the Vietnamese Dong, are translated into US dollars at period-end exchange rates prior to consolidation. Income and expense items are translated at the average rates of exchange prevailing during the period. The adjustments resulting from translating the Company’s financial statements are reflected as a component of other comprehensive (loss) income. Foreign currency transaction gains and losses are recognized in net earnings based on differences between foreign exchange rates on the transaction date and settlement date.

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits at financial institutions, money market funds, and highly liquid investments with original maturities of three months or less.

As of December 31, 2025, and December 31, 2024, the Company had $1,790,236 and $673,264, in cash and cash equivalent accounts.

Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by the Financial Accounting Standards Board (“FASB” Accounting Standards Codification (“ASC”) No. 260, “Earnings per Share.” For December 31, 2025, and December 31, 2024, warrants were not included in the computation of income/ (loss) per share because their inclusion is anti-dilutive.

F-7

The computation of basic and diluted loss per share for December 31, 2025, and December 31, 2024 excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	December 31, 2025	December 31, 2024

Stock Warrants (Exercise price - $0.001- $0.25/share)	72,285,714	81,035,714
Stock Options (Exercise price - $0.1150/Share)	34,981,000	26,981,000
Convertible Preferred Stock	3	3
Common Stock Payable	1,122,311	1,122,311
Total	108,389,028	109,139,028

Research and Development Costs

The Company expenses all research and development costs as incurred for which there is no alternative future use.

For the years ended December 31, 2025, and 2024, the Company had $165,758 and $164,374 respectively, in research and development costs.

Advertising Expense

The Company follows the policy of charging the costs of advertising to expense as incurred. There was no advertising expense in the years ended December 31, 2025, and 2024.

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC No. 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC No. 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

	2025	2024
Expected income tax (recovery) expense at the statutory rate of 21%	$(760,904)	$(713,777)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	235,230	180,605
Change in valuation allowance	525,674	533,172
Provision for income taxes	$-	$-

F-8

The components of deferred income taxes are as follows:

	Years Ended December,
	2025	2024
Deferred tax liability:	$-	$-
Deferred tax asset
Net Operating Loss Carryforward	6,401,803	5,876,129
Valuation allowance	(6,401,803)	(5,876,129)
Net deferred tax asset	-	-
Net deferred tax liability	$-	$-

The valuation allowance was established to reduce the deferred tax asset to the amount that will more likely than not be realized. This is necessary due to the Company’s continued operating losses and the uncertainty of the Company’s ability to utilize all of the net operating loss carryforwards before they will expire through the year 2045.

The net change in the valuation allowance for the year ended December 31, 2025 and 2024 was an increase of $1,058,846 and $533,172, respectively.

Stock-Based Compensation

The Company accounts for stock-based compensation for employees and directors in accordance with ASC 718, Compensation (“ASC 718”). ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Under the provisions of ASC 718, stock-based compensation costs are measured at the grant date, based on the fair value of the award, and are recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s common stock options are estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life (The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The Company expenses stock-based compensation by using the straight-line method. In accordance with ASC 718 and, excess tax benefits realized from the exercise of stock-based awards are classified as cash flows from operating activities. All excess tax benefits and tax deficiencies (including tax benefits of dividends on share-based payment awards) are recognized as income tax expense or benefit in the condensed consolidated statements of operations.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASU 2018-07.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

ASU 2025-05 — Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets

In July 2025, the FASB issued ASU 2025-05, which provides (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606, Revenue from Contracts with Customers.

The practical expedient allows an entity to assume that, when estimating expected credit losses, current conditions as of the balance sheet date remain unchanged for the remaining life of the asset. The accounting policy election permits nonpublic entities that elect the practical expedient to also consider collection activity occurring after the balance sheet date when estimating expected credit losses.

The standard is effective for fiscal years beginning after December 15, 2025, and for interim periods within those annual reporting periods. Early adoption is permitted.

The Company has evaluated ASU 2025-05 and does not expect the standard to have a material impact on its financial condition, results of operations, or cash flows.

F-9

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures, to require enhanced disclosures that include reportable segment expenses. The amendments in this update provide that a business entity disclose significant segment expenses, segment profit or loss (after significant segment expenses), and allows reporting of additional measures of a segments profit or loss if used in assessing segment performance. Such disclosures apply to entities with a single reportable segment. These amendments were effective for the Company in 2024 and retrospectively to all prior periods using the significant segment expense categories identified. The impact of the adoption of the amendments in this update was not material to the Company’s consolidated financial position and results of operations, as the requirements impact only segment reporting disclosures in the footnotes to the Company’s consolidated financial statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses including purchases of inventory, employee compensation, depreciation and intangible asset amortization in commonly presented expense captions such as cost of sales, selling, general and administrative expense, and research and development. These amendments are effective for the Company for annual periods in 2027, applied prospectively, with early adoption permitted, and interim periods beginning in 2028. The Company intends to adopt the amendments in this update prospectively in 2027 for annual periods and in 2028 for interim periods. The impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations, as the requirements only require more detailed disclosures in the footnotes to the Company’s consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements - Amendments to Remove References to the Concepts Statements to remove various references to concepts statements from the FASB Accounting Standards Codification. This guidance is to clarify guidance, simplify wording or structure of guidance, and other minor improvements. These amendments are effective for the Company for annual periods in 2025, applied prospectively, with early adoption and retrospective application permitted. The Company intends to adopt the amendments in this update prospectively in 2025. The impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations.

In March 2024, the FASB issued ASU No. 2024-01, Compensation - Stock Compensation (Topic 718) - Scope Application of Profits Interest and Similar Awards, to clarify whether profits interest and similar awards should be accounted for in accordance with Topic 718, Compensation - Stock Compensation. The guidance applies to all business entities that issue profits interest awards as compensation to employees or nonemployees in exchange for goods or services. These amendments are effective for the Company for annual and interim periods in 2025, applied prospectively, with early adoption and retrospective application permitted. As the Company does not issue profit interest awards, the impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures, to require enhanced income tax disclosures to provide information to assess how an entity’s operations and related tax risks, tax planning, and operational opportunities affect its tax rate and prospects for future cash flows. The amendments in this update provide that a business entity disclose (1) a tabular income tax rate reconciliation, using both percentages and amounts, (2) separate disclosure of any individual reconciling items that are equal to or greater than 5% of the amount computed by multiplying the income (loss) from continuing operations before income taxes by the applicable statutory income tax rate, and disaggregation of certain items that are significant and (3) amount of income taxes paid (net of refunds received) disaggregated by federal, state and foreign jurisdictions, including separate disclosure of any individual jurisdictions greater than 5% of total income taxes paid. These amendments are effective for the Company for annual periods in 2025, applied prospectively, with early adoption and retrospective application permitted. The Company intends to adopt the amendments in this update prospectively in 2025. The impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations, since the amendments require only enhancement of existing income tax disclosures in the footnotes to the Company’s consolidated financial statements.

F-10

Equipment

The Company values property and equipment at cost and depreciates these assets using the straight-line method over their expected useful life.

In accordance with FASB ASC No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

Fair Value of Financial Instruments

We hold certain financial assets, which are required to be measured at fair value on a recurring basis in accordance with the Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“ASC Topic 820-10”). ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Level 1 instruments include cash and cash equivalents, account receivable, prepaid expenses, inventory and account payable and accrued liabilities. The carrying values are assumed to approximate the fair value due to the short term nature of the instrument.

The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

●	Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. We believe our carrying value of level 1 instruments approximate their fair value at December 31, 2025, and 2024.

●	Level 2 - Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

●	Level 3 - Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We consider depleting assets, asset retirement obligations and net profit interest liability to be Level 3. We determine the fair value of Level 3 assets and liabilities utilizing various inputs, including NYMEX price quotations and contract terms.

The following are the major categories of assets measured at fair value on a recurring basis: as of December 31, 2025, and December 31, 2024, using quoted prices in active markets for identical liabilities (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

The Company has consistently applied the valuation techniques in all periods presented. The following table presents the Company’s assets which were measured at fair value at December 31, 2025, and December 31, 2024:

	December 31, 2025				December 31, 2024
	Fair Value Measurement Using				Fair Value Measurement Using
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total

Assets:
Investment in gold	$494,259	$-	$-	$494,259	$627,065	$-	$-	$627,065
Money market fund	$1,408,399	$-	$-	$1,408,399	$607,881	$-	$-	$607,881
Total	$1,902,658	$-	$-	$1,902,658	$1,234,946	$-	$-	$1,234,946

The Board of Directors, who serves as the Custodian, is responsible for the safekeeping of gold bullion owned by the Company.

F-11

Valuation of Gold Bullion

The investment in Bullion is classified as a level 1 asset, as the Company’s investment in Bullion is calculated using unadjusted quoted prices from primary market sources.

Gains and Losses on Gold Bullion

Fair value of the gold bullion held by the Company is based on that day’s London Bullion Market Association (“LBMA”) Gold Price PM. “LBMA Gold Price PM” is the price per fine troy ounce of gold, stated in U.S. dollars, determined by ICE Benchmark Administration (“IBA”) following an electronic auction consisting of one or more 30-second rounds starting at 3:00 p.m. (London time), on each day that the London gold market is open for business and published shortly thereafter.

The Company holds gold bullion as part of its strategy to manage inflation risk and diversify its assets. Upon acquisition, the Company elected the Fair Value Option under ASC 825-10, Financial Instruments – Fair Value Option to account for its investment in gold bullion. This election is irrevocable and was made to better reflect the Company’s intent to manage the assets based on fair value fluctuations.

Accounting Policy and Election

The Company follows the provisions of ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 provides guidance for determining fair value and requires increased disclosure regarding the inputs to valuation techniques used to measure fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The Company recognizes changes in fair value of the investment in Bullion as changes in unrealized gains or losses on investment in Bullion through the Statement of Operations.

In accordance with ASC 825-10, the Company has elected to measure its gold bullion at fair value with changes in fair value recognized in earnings. The gold bullion qualifies for the fair value option as it is a non-financial asset that is managed and evaluated on a fair value basis.

●	The fair value option was elected at initial recognition of the gold bullion.

●	Changes in fair value are recognized in “Other (Income) Expense, Net” in the Consolidated Statements of Operations.

For the years ended December 31, 2025 and 2024, the Company recognized an unrealized gain of $110,198 and $133,829, respectively, in “Other (income) expense, net” in the Consolidated Statements of Operations, reflecting changes in the fair value of gold bullion.

Storage and Custody

The Company holds its gold bullion in a segregated vault operated by an independent third-party custodian. The Company periodically verifies the existence and condition of the gold through physical inspections and independent third-party audits.

F-12

The following tables summarize activity in gold bullion for the years ended December 31, 2025 and 2024:

Years Ended December 31, 2025 and 2024	Ounces	Cost	Fair Value

Balance December 31, 2023	239	$2,624	$493,236
Net change in unrealized gain	-		133,829
Balance December 31, 2024	239	$2,624	$627,065
Cost basis of gold bullions sold	(129)		(243,004)
Net change in unrealized gain	-		110,198
Balance December 31, 2025	110	$4,493	$494,259

During the year ended December 31, 2025, the Company sold 129 ounces of gold bullion that as been classified as an investment asset. The sale generated gross proceeds of $433,461. The carrying value of the gold at the date of sale was $233,028, resulting in a realized gain of $200,433, which has been recognized in other income.

Money Market Funds

Money market funds included in cash and cash equivalents and U.S. government-backed securities are measured at fair value based on quoted prices in active markets, which are considered Level 1 inputs. The Company’s policy is to recognize transfers in and/or out of the fair value hierarchy as of the date in which the event or change in circumstances caused the transfer.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC No. 606 — Revenue from Contracts with Customers. Under ASC No. 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

For the years ended December 31, 2025, and 2024, the Company recognized $0 and $0 respectively in revenue.

Concentration of Credit Risk

The Company at times has cash and cash equivalents in banks in excess of FDIC insurance limits. At December 31, 2025, and December 31, 2024, the Company had approximately $0 and $357,881, respectively in excess of FDIC insurance limits.

On March 12, 2023, the U.S. government took extraordinary steps to stop a potential banking crisis after the historic failure of Silicon Valley Bank, assuring all depositors at the failed institution that they could access all their money quickly, even as another major bank was shut down. The Company had no exposure to a failed bank. The Company averts risks associated with such a crisis by holding minimum cash balances required for uninterrupted operations, federal funds money market fund, and U.S. government-backed securities. As of December 31, 2025 and 2024, the Company held $1,408,399 and $607,881, respectively, million in a federal money market fund (the “Fund”) with an investment objective to seek to provide current income while maintaining liquidity and a stable share price of $1. The Fund invests at least 99.5% of its total assets in cash, U.S. government securities, and/or repurchase agreements that are collateralized solely by U.S. government securities or cash (collectively, government securities). As such it is considered one of the most conservative investment options offered.

Original Issue Discount

For certain notes issued, the Company provides the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to amortization of original issue discount in the consolidated statements of operations over the life of the debt.

F-13

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense in the consolidated statements of operations, over the life of the underlying debt instrument.

Investments without a Readily Determinable Fair Value (Cost Method)

Investments in nonmarketable entities in which the Company is not able to exercise significant influence, our “Cost Method Investments,” are accounted for at our initial cost, minus any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

The Company holds a 15% direct equity investment in Global Silk Solutions Joint Stock Company, a private Company (see deposit on inventory above). We received this investment in exchange for nominal consideration and carry the investment at $0 on December 31, 2025, and December 31, 2024, respectively.

Segment Reporting

Operating segments are defined as components of an enterprise that have the following characteristics: (i) they engage in business activities from which they may earn revenue and incur expense, (ii) their operating results are regularly reviewed by the chief operating decision maker (“CODM”) for resource allocation decisions and performance assessment, and (iii) their discrete financial information is available. Our CODM is our Chief Executive Officer, who manages and allocates resources to our operations on a consolidated basis. We operate as one segment, and our operations are focused on developing high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries. Segment information is further described in Note 10.

NOTE 2 GOING CONCERN

As reflected in the accompanying financial statements, the Company has a working capital deficiency of $8,576,604 and stockholders’ deficiency of $7,998,958 and used $1,788,970 of cash in operations for the year ended December 31, 2025. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 3 EQUIPMENT

At December 31, 2025, and December 31, 2024, property and equipment, net, is as follows:

	December 31, 2025	December 31, 2024	Estimated Useful Lives (Years)
Automobile	$41,805	$41,805	5
Laboratory Equipment	138,332	134,550	5-10
Office Equipment	7,260	7,260	5-10
Leasehold Improvements	82,739	82,739	2-5

Less: Accumulated Depreciation	(245,133)	(221,633)
Total Property and Equipment, net	$25,003	$44,721

Depreciation expense for the years ended December 31, 2025, and 2024, was $25,113 and $26,159, respectively.

F-14

NOTE 4 - RIGHT TO USE ASSETS AND LEASE LIABILITY

We determine if an arrangement is a lease, or contains a lease, at inception and record the leases in our financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor.

We have a lease agreement with lease and non-lease components and have elected to utilize the practical expedient to account for lease and non-lease components together as a single combined lease component, from both a lessee and lessor perspective with the exception of direct sales-type leases and production equipment classes embedded in supply agreements. From a lessor perspective, the timing and pattern of transfer are the same for the non-lease components and associated lease component and, the lease component, if accounted for separately, would be classified as an operating lease.

We have elected not to present short-term leases on the balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that we are reasonably certain to exercise. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because our lease does not provide an implicit rate of return, we used our incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments.

In general, leases, where we are the lessee, may include options to extend the lease term. These leases may include options to terminate the lease prior to the end of the agreed upon lease term. For purposes of calculating lease liabilities, lease terms include options to extend or terminate the lease when it is reasonably certain that we will exercise such options.

Lease expense for operating leases is recognized on a straight-line basis over the lease term as cost of revenues or operating expenses depending on the nature of the leased asset. Certain operating leases provide for annual increases to lease payments based on an index or rate. We calculate the present value of future lease payments based on the index or rate at the lease commencement date.

Differences between the calculated lease payment and actual payment are expensed as incurred. Amortization of finance lease assets is recognized over the lease term as cost of revenues or operating expenses depending on the nature of the leased asset.

Interest expense on finance lease liabilities is recognized over the lease term in interest expense.

Since September of 2015, we rent office space at 2723 South State Street, Suite 150, Ann Arbor, Michigan 48104, which is our principal place of business. We pay an annual rent of $2,508 for conference facilities, mail, fax, and reception services located at our principal place of business.

On September 5, 2019, we signed a two year lease for a 5,000 square foot property in Lansing, MI that commenced on October 1, 2019 and ends on September 30, 2021, for its research and development headquarters. We pay an annual rent of $42,000 for year one of the lease and will pay $44,800 for year two of the lease. On April 16, 2021, the Company signed a two year amendment to this lease. Commencing on July 1, 2021 and ending on September 30, 2022, the Company paid an annualized rent of $42,000. From October 1, 2022 through September 30, 2023, the Company will pay an annual rent of $44,800. The Company recorded ROU asset of $79,862 and lease liability of $79,862 in accordance with the adoption of the new guidance. On October 1, 2023, the Company extended the terms of the lease through December 31, 2025. From October 1, 2023, through December 31, 2024, the Company paid an annual rent of $44,800. From October 1, 2024, through December 31, 2025, the Company will pay an annual rent of $47,600. The Company recorded ROU asset of $85,022 and lease liability of $85,022 in accordance with the adoption of the new guidance. On October 1, 2025, the Company extended the terms of the lease through September 30, 2028. The Company recorded ROU asset of $140,038 and lease liability of $140,038 in accordance with the adoption of the new guidance.

F-15

We pay annual rent as follows:

Lease Term		Annual Rent
10/01/2025	09/30/2026	$50,008
10/1/2026	09/30/2027	$52,808
10/01/2027	09/30/2028	$55,608

On July 1, 2021, the Company signed a 5-year property lease with the Socialist Republic of Vietnam, which consists of 6,000 square meters of space, which it leases at a current rent of approximately $8,645 per year.

On January 31, 2024, the Company signed a five year lease for a 700 square meter facility in Lam Dong, Vietnam that commenced on February 1, 2024, and ends on January 31, 2029. We pay an annual rent of ~$7,284 for year one and two of the lease. For years 3-5 the price will increase with Vietnam’s state land price bracket, not to exceed 10%. The Company recorded ROU asset of $30,084 and lease liability of $30,084 in accordance with the adoption of the new guidance. During the year ended December 31, 2024, the Company was in terminated its ROU lease arrangement. The Company does not occupy or use the facility and therefore has determined to impair this asset as there is no future benefit.

On September 20, 2024, the Company signed a nine year lease for an 80 square meter facility in Lam Dong, Vietnam that commenced on September 20, 2024, and ends on December 31, 2030. The rent payments started after December 31, 2024. We pay an annual rent as follows:

Lease Term		Annual Rent
9/20/2024	9/30/2026	$7,200.00
10/1/2026	12/31/2027	$7,920.00
1/1/2028	12/31/2030	$8,712.00

If the agreement is renewed, price will increase with Vietnam’s state land price bracket, not to exceed 10%. In addition, the Company paid a security deposit of ~$3,657 for October 1, 2026, through December 31, 2027. Additional deposit of ~$3,657 will be due on January 1, 2028. The Company recorded ROU asset of $39,489 and lease liability of $39,489 in accordance with the adoption of the new guidance.

The tables below present information regarding the Company’s operating lease assets and liabilities at December 31, 2024:

At December 31, 2025, and December 31, 2024, the Company had no financing leases as defined in ASC 842, “Leases.”

	December 31, 2025	December 31, 2024
Assets

Operating lease - right-of-use asset - non-current	$170,463	$86,088

Liabilities

Operating lease liability	$171,162	$87,474

Weighted-average remaining lease term (years)	3.14	3.35

Weighted-average discount rate	8%	8%

The components of lease expense were as follows:

Operating lease costs

Amortization of right-of-use operating lease asset	$63,696	$66,394
Impairment of right of use asset	$-	30,084
Total operating lease costs	$63,696	$96,479

Supplemental cash flow information related to operating leases was as follows:

Operating cash outflows from operating lease (obligation payment)	$47,583	$54,144
Right-of-use asset obtained in exchange for new operating lease liability	$140,038	$30,084
Impairment of right of use asset	$-	$(30,084)
Net	$-	$-

F-16

Future minimum lease payments required under leases that have initial or remaining non-cancellable lease terms in excess of one year at December 31, 2025:

2026	$63,671
2027	61,368
2028	50,154
2029	8,712
2030 and beyond	11,616
Total lease payments	195,521
Less: amount representing interest	(24,359)
Total lease obligations	171,162

Less: current portion of operating lease liability	(51,909)
Long-term portion operating lease liability	$119,253

NOTE 5 NOTE PAYABLE – RELATED PARTY

Between June 6, 2016, and December 1, 2020 the Company received a total of $1,657,000 in loans from its founder and CEO. Pursuant to the terms of the loans, the advances bear an interest at 3%, is unsecured, and due on demand.

On January 26, 2022, the Company repaid $40,000 of the outstanding loan to its founder and CEO.

On August 26, 2025, the Company repaid $50,000 of the outstanding loan to its founder and CEO.

On December 16, 2025, the Company repaid $75,000 of the outstanding loan to its founder and CEO.

Total loan payable to the founder and CEO for as of December 31, 2025, is $1,492,000.

Total loan payable to the founder and CEO as of December 31, 2024, is $1,617,000.

During the years ended December 31, 2025, the Company recorded $79,275 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $59,026. As of December 31, 2025, total interest payable is $363,571.

During the year ended December 31, 2024, the Company recorded $81,072 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $57,832. As of December 31, 2024, total interest payable is $304,545.

As of December 31, 2025, total interest payable is $3,620,514.

As of December 31, 2024, total interest payable is $3,128,768.

F-17

NOTE 6 LOAN PAYABLE

On March 1, 2019, the Company entered into an unsecured promissory note with Notre Dame - an unrelated party in the amount of $265,244 in exchange for outstanding account payable due to the debtor. Pursuant to the terms of the note, the note bears 10% interest per year from the date of default until the date the loan is paid in full. The term of the loan is twenty-four months. The loan repayment commenced immediately over a twenty-four month period according to the following table.

1. $1,000 per month for the first years;

2. $2,000 per month for the months seven and eight;

3. $5,000 per month for months nine through twenty-three; and,

4. Final payment of all remaining balance, in the amount of $180,224 in month 24.

On July 8, 2021, the Company entered into an amendment to the March 1, 2019 agreement. As of the date of the amendment, the remaining outstanding balance was $180,244. The loan repayment commenced immediately following the amendment and extended over a fourteen-month period with the following terms:

1.	$5,000 per month for months one through thirteen.
2.	Final payment of the remaining balance in the amount of $115,244 split into two equal payments, of which $57,622 to be paid in month fourteen and $57,622 paid in month twenty.

The Company has continued to make $5,000 monthly payment against this remaining balance in lieu of the balloon payments in months fourteen and twenty. The Company made the final payment on August 1, 2024.

During the year ended December 31, 2024, the Company paid $35,244 of the loan balance. The loan was repaid in full as of December 31, 2024.

NOTE 7 STOCKHOLDERS’ DEFICIT

(A) Common Stock Issued for Cash

On January 21, 2025, the Company entered into a Standby Equity Purchase Agreement with an investor granting the Company the rights to sell up to $10 Million of common stock. During the years ended December 31, 2025, the Company sold 24,316,741 shares of common stock for total cash proceeds of $1,925,702, and paid stock offering costs of $10,000 and accrued an additional $15,000, which was netted from the total cash proceeds.

None issued for the year ended December 31, 2024.

(B) Common Stock Issued for Services

Shares issued for services as mentioned below were valued at the closing price of the stock on the date of grant.

On July 9, 2025, the Company issued 5,000,000 shares of Common Stock to a consultant for services rendered having a fair value of $434,600, based upon the quoted closing price ($0.09/share).

On July 16, 2025, the Company issued 5,000,000 shares of Common Stock to a consultant for services rendered having a fair value of $400,000, based upon the quoted closing price ($0.08/share).

None issued for the year ended December 31, 2024.

F-18

(C) Common Stock Warrants and Options

On March 14, 2025, the Company issued 2,157,710 shares of Common stock in connection with the cashless exercise of 2,181,518 warrants.

On July 1, 2025, the Company issued 314,636 shares of Common stock in connection with the cashless exercise of 318,482 warrants.

During the years ending December 31, 2025 the Company had 3,625,000 warrants issued to consultants expire. The Company recorded $458,020 as an offset to an expense and additional paid in capital for options expired. The net effect on equity was $0

On January 4, 2024, the Company cancelled 1,000,000 warrants issued to a consultant on August 8, 2019. The Company recorded $118,874 as an offset to an expense and additional paid in capital for options cancelled. The net effect on equity was $0.

On October 22, 2025, the Company issued a 7-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.091 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $166,880, based upon the Black-Scholes option-pricing model on the date of grant. Options will vest upon certain triggering events as defined by the Company. Options will be exercisable on October 16, 2025. During the year ended December 31, 2025, the Company recorded $ 5,960 as an expense for options issued.

●	600,000 vests after 6 months

●	1,400,000 vests after 18 months

Expected dividends	0%
Expected volatility	126.40%
Expected term	7 years
Risk free interest rate	3.74%
Expected forfeitures	0%

On July 10, 2025, the Company issued a 5-year option to purchase 250,000 shares of common stock at an exercise price of $0.091 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $17,130, based upon the Black-Scholes option-pricing model on the date of grant. Options vest on grant date. Options will be exercisable on July 10, 2025. During the years ended December 31, 2025, the Company recorded $ 17,130 as an expense for options issued.

Expected dividends	0%
Expected volatility	122.80%
Expected term	5 years
Risk free interest rate	3.93%
Expected forfeitures	0%

F-19

On July 10, 2025, the Company issued a 5-year option to purchase 250,000 shares of common stock at an exercise price of $0.091 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $17,130, based upon the Black-Scholes option-pricing model on the date of grant. Options vest on grant date. Options will be exercisable on July 10, 2025. During the years ended December 31, 2025, the Company recorded $ 17,130 as an expense for options issued.

Expected dividends	0%
Expected volatility	122.80%
Expected term	5 years
Risk free interest rate	3.93%
Expected forfeitures	0%

On April 1, 2025, the Company issued a 7-year option to purchase 6,000,000 shares of common stock at an exercise price of $.08900 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $465,840, based upon the Black-Scholes option-pricing model on the date of grant. Options will vest upon certain triggering events as defined by the Company in the Employee Stock Option Plan, as long as the employee remains with the Company at vesting date. Options will be exercisable based on the following vesting provisions:

●	1,500,000 vests after 24 months

●	2,000,000 vests after 36 months

●	2,500,000 vests after 48 months

During the years ended December 31, 2025, the Company recorded $87,285 as an expense for options issued.

Expected dividends	0%
Expected volatility	125.30%
Expected term	5.5 years
Risk free interest rate	4.03%
Expected forfeitures	0%

On October 1, 2024, the Company issued a 7-year option to purchase 461,000 shares of common stock at an exercise price of $0.8685 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $33,533, based upon the Black-Scholes option-pricing model on the date of grant. Options will vest upon certain triggering events as defined by the Company in the Employee Stock Option Plan, as long as the employee remains with the Company at vesting date. Options will be exercisable on August 6, 2031. During the years ended December 31, 2025, the Company recorded $16,790 as an expense for options issued.

Expected dividends	0%
Expected volatility	127.90%
Expected term	4.5 years
Risk free interest rate	3.51%
Expected forfeitures	0%

F-20

On August 6, 2024, the Company issued a 7-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.1024 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $190,880, based upon the Black-Scholes option-pricing model on the date of grant. Options will vest upon certain triggering events as defined by the Company in the Employee Stock Option Plan, as long as the employee remains with the Company at vesting date. Options will be exercisable on August 6, 2031. During the years ended December 31, 2025, the Company recorded $27,258 as an expense for options issued.

Expected dividends	0%
Expected volatility	133.80%
Expected term	4.5 years
Risk free interest rate	3.73%
Expected forfeitures	0%

On August 6, 2024, the Company issued a 7-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.1024 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $190,880, based upon the Black-Scholes option-pricing model on the date of grant. Options will vest upon certain triggering events as defined by the Company in the Employee Stock Option Plan, as long as the employee remains with the Company at vesting date. Options will be exercisable on August 6, 2031. During the years ended December 31, 2025, the Company recorded $27,258 as an expense for options issued.

Expected dividends	0%
Expected volatility	133.80%
Expected term	7 years
Risk free interest rate	3.76%
Expected forfeitures	0%

On August 6, 2024, the Company issued a 7-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.1024 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $190,880, based upon the Black-Scholes option-pricing model on the date of grant. Options will vest upon certain triggering events as defined by the Company in the Employee Stock Option Plan, as long as the employee remains with the Company at vesting date. Options will be exercisable on August 6, 2031. During the years ended December 31, 2025, the Company recorded $27,258 as an expense for options issued.

Expected dividends	0%
Expected volatility	133.80%
Expected term	7 years
Risk free interest rate	3.76%
Expected forfeitures	0%

F-21

On August 6, 2024 the Company issued a 7-year option to purchase 50,000 shares of common stock at an exercise price of $0.1024 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $4,345, based upon the Black-Scholes option-pricing model on the date of grant. Options will vest upon certain triggering events as defined by the Company in the Employee Stock Option Plan, as long as the employee remains with the Company at vesting date. Options will be exercisable on August 6, 2026. During the years ended December 31, 2025, the Company recorded $2,173 as an expense for options issued.

Expected dividends	0%
Expected volatility	133.80%
Expected term	4.5 years
Risk free interest rate	3.73%
Expected forfeitures	0%

On April 13, 2024, the Company issued a 8.5-year option to purchase 5,000,000 shares of common stock at an exercise price of $0.08225 per share to a related party for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $339,100, based upon the Black-Scholes option-pricing model on the date of grant. Options vest on grant date. Options are exercisable October 12, 2025, and for a period expiring on October 10, 2032. During the year ended December 31, 2024, the Company recorded $339,100 as an expense for options issued.

Expected dividends	0%
Expected volatility	134.80%
Expected term	4.25 years
Risk free interest rate	4.54%
Expected forfeitures	0%

On April 13, 2024, the Company issued a 9.33-year option to purchase 5,000,000 shares of common stock at an exercise price of $0.08225 per share to a related party for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $343,350, based upon the Black-Scholes option-pricing model on the date of grant. Options vest on grant date. Options are exercisable on August 12, 2026, and for a period expiring on August 10, 2033. During the year ended December 31, 2024, the Company recorded $343,350 as an expense for options issued.

Expected dividends	0%
Expected volatility	130.50%
Expected term	4.75 years
Risk free interest rate	4.54%
Expected forfeitures	0%

On April 8, 2024, the Company issued a 6.5-year option to purchase 150,000 shares of common stock at an exercise price of $0.0834 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $9,588, based upon the Black-Scholes option-pricing model on the date of grant. Options vest on grant date. Options are exercisable on April 7, 2026, and for a period expiring on October 6, 2030. During the year ended December 31, 2024, the Company recorded $9,588 as an expense for options issued.

Expected dividends	0%
Expected volatility	138.60%
Expected term	3.25 years
Risk free interest rate	4.60%
Expected forfeitures	0%

On April 3, 2024, the Company issued a 6.5-year option to purchase 500,000 shares of common stock at an exercise price of $0.082 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $31,970, based upon the Black-Scholes option-pricing model on the date of grant. Options vest on grant date. Options are exercisable on October 2, 2026, and for a period expiring on October 1, 2030. During the year ended December 31, 2024, the Company recorded $31,970 as an expense for options issued.

Expected dividends	0%
Expected volatility	138.30%
Expected term	3.25 years
Risk free interest rate	4.48%
Expected forfeitures	0%

F-22

On December 13, 2023, the Company issued a 5-year option to purchase 6,000,000 shares of common stock at an exercise price of $0.04 per share to a related party for services rendered. The options had a fair value of $162,000, based upon the Black-Scholes option-pricing model on the date of grant. Options vest 20% on the grant date, 20% will vest on the second anniversary, 20% will vest on the third-year anniversary, 20% will vest on the fourth year anniversary as long as the employee remains with the Company at the end of each successive year for four years. Options will be exercisable on December 31, 2023, and for a period of 10 years expiring on December 13, 2033. During the years ended December 31, 2025, the Company recorded $32,400 as an expense for options issued.

Expected dividends	0%
Expected volatility	133.30%
Expected term	6.25 years
Risk free interest rate	4.04%
Expected forfeitures	0%

On December 13, 2023, the Company issued a 5-year option to purchase 4,000,000 shares of common stock at an exercise price of $0.04 per share to a related party for services rendered. The options had a fair value of $108,000, based upon the Black-Scholes option-pricing model on the date of grant. Options vest 20% on the grant date, 20% will vest on the second anniversary, 20% will vest on the third-year anniversary, 20% will vest on the fourth year anniversary as long as the employee remains with the Company at the end of each successive year for four years. Options will be exercisable on December 31, 2024, and for a period of 10 years expiring on December 13, 2033. During the years ended December 31, 2025, the Company recorded $21,600 as an expense for options issued.

Expected dividends	0%
Expected volatility	133.30%
Expected term	6.25 years
Risk free interest rate	4.04%
Expected forfeitures	0%

Warrant activity as of December 31, 2025 is summarized as follows:

Warrants	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding – December 31, 2024	81,035,714	$0.0895	4.32	$1,989,500
Exercisable – December 31, 2024	81,035,714	$0.10	4.32	$1,989,500
Granted	500,000	$0.091	4.5	–
Exercised	(2,500,000)	$0.001	–	–
Cancelled/Forfeited	(6,750,000)	$0.1633	–	–
Outstanding – December 31, 2025	72,285,714	$0.098	3.81	$1,733,000
Exercisable – December 31, 2025	72,285,714	$0.098	3.81	$1,733,000

F-23

As of December 31, 2025, the following warrants were outstanding:

Exercise Price Warrants Outstanding		Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
	$0.001	6,000,000	0.41	$534,000
	$0.04	2,300,000	0.75	$115,000
	$0.2299	2,000,000	0.60	$–
	$0.25	8,000,000	0.23	$–
	$0.12	12,500,000	1.04	$–
	$0.14	4,285,714	1.04	$–
	$0.04	4,000,000	6.96	$200,000
	$0.04	6,000,000	6.96	$300,000
	$0.04	10,000,000	6.96	$500,000
	$0.0825	5,000,000	6.78	$38,750
	$0.0825	5,000,000	7.61	$38,750
	$0.08	150,000	4.76	$1,500
	$0.08	500,000	4.75	$5,000
	$0.1024	2,000,000	5.61	$–
	$0.1024	2,000,000	5.61	$–
	$0.1024	2,000,000	5.61	$–
	$0.1024	50,000	5.61	$–
	$0.0910	250,000	4.50	$-
	$0.0910	250,000	4.50	$-
$		72,285,714		$1,733,000

As of December 31, 2024, the following warrants were outstanding:

Exercise Price Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
$0.001	8,500,000	1.39	$756,500
$0.04	2,300,000	2.00	$115,000
$0.056	1,000,000	0.77	$34,000
$0.2299	4,125,000	1.34	$–
$0.16	3,125,000	1.20	$–
$0.25	8,000,000	1.48	$–
$0.1160	500,000	0.77	$–
$0.12	12,500,000	2.29	$–
$0.14	4,285,714	2.29	$–
$0.04	4,000,000	8.21	$200,000
$0.04	6,000,000	8.21	$300,000
$0.04	10,000,000	8.21	$500,000
$0.0825	5,000,000	8.03	$38,750
$0.0825	5,000,000	8.87	$38,750
$0.08	150,000	6.01	$1,500
$0.08	500,000	6.01	$5,000
$0.1024	2,000,000	6.86	$–
$0.1024	2,000,000	6.86	$–
$0.1024	2,000,000	6.86	$–
$0.1024	50,000	6.86	$–
	81,035,714		$1,989,500

F-24

Options activity as of December 31, 2024 is summarized as follows:

Options	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding – December 31, 2024	26,981,000	$0.114	16.10	$–
Exercisable – December 31, 2024	26,981,000	$0.114	16.10	$–
Granted	8,000,000	$.089	6.39	–
Exercised	–	$–	–	–
Cancelled/Forfeited	–	$–	–	–
Outstanding – December 31, 2025	34,981,000	$0.114	13.11	$–
Exercisable – December 31, 2025	34,981,000	$0.114	13.11	$–

For the years ended December 31, 2025, the following options were outstanding:

Exercise Price	Options Outstanding	Options Exercisable	Weighted Average Remaining Contractual Life (in Years)

$0.114	34,981,000	26,750,500	13.11

For the year ended December 31, 2024, the following options were outstanding:

Exercise Price	Options Outstanding	Options Exercisable	Weighted Average Remaining Contractual Life (in Years)

$0.114	26,981,000	26,520,000	16.10

(C) Amendment to Articles of Incorporation

On February 16, 2009, the Company amended its articles of incorporation to amend the number and class of shares the Company is authorized to issue as follows:

●	Common stock Class A, unlimited number of shares authorized, no par value
●	Common stock Class B, unlimited number of shares authorized, no par value
●	Preferred stock, unlimited number of shares authorized, no par value

Effective December 17, 2013, the Company amended its articles of incorporation to designate a Series A no par value preferred stock. Two shares of Series A Preferred stock have been authorized.

On March 26, 2024, the Company increased the total authorized Series A preferred stock to four shares as approved by the board of directors.

On March 26, 2024, the Company issued one share of Series A preferred stock to Mr. Thompson, our CEO and founder. In consideration for the share of Series A preferred stock, Mr. Thompson paid twenty thousand dollars ($20,000), in the form of debt cancellation.

NOTE 8 COMMITMENTS AND CONTINGENCIES

On November 10, 2010, the Company entered into an employment agreement with its CEO, effective January 1, 2011 through the December 31, 2015. The term of the agreement is a five year period at an annual salary of $210,000. There is a 6% annual increase. For the year ending December 31, 2015, the annual salary was $281,027. The employee is also to receive a 20% bonus based on the annual based salary. Any stock, stock options bonuses have to be approved by the board of directors. On January 1, 2016, the agreement was renewed with the same terms for another 5 years with an annual salary of $297,889 for the year ended December 31, 2016. On January 1, 2017, the agreement renewed with the same terms for another 5 years, but with an annual salary of $315,764 for the year ended December 31, 2017. On January 1, 2019, the agreement renewed again with the same terms for another 5 years. On January 1, 2025, the agreement renewed again with the same terms, but with an annual salary of $503,277 for the years ended December 31, 2025. As of December 31, 2025, and December 31, 2024, the accrued salary balance is $4,399,253 and $3,951,133, respectively (See Note 9).

F-25

On January 20, 2015, the board of directors appointed Mr. Jonathan R. Rice as our Chief Operating Officer. Mr. Rice’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Rice is entitled to an annual cash compensation of $120,000, which includes salary, health insurance, 401K retirement plan contributions, etc. The Company also agreed to reimburse Mr. Rice for his past educational expenses of approximately $11,000. In addition, Mr. Rice was issued a three-year warrant to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.001 per share (the “January 2015 Warrant”) pursuant to the employment agreement. Additionally, on May 28, 2015, the Company issued a three-year warrant to purchase 3,000,000 shares of common stock of the Company at an exercise price of $0.001 per share (the “May 2015 Warrant”) to Mr. Rice. The May 2015 warrant fully vested on October 28, 2016, and will expire on May 28, 2022. For the year ended December 31, 2015, the Company recorded $121,448 for the warrants issued to Mr. Rice. On January 14, 2016, the Company signed a new employment agreement with Mr. Rice. The employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Rice is entitled to annual cash compensation of $140,000, which includes salary, health insurance, 401K retirement plan contributions, etc. In addition, Mr. Rice was issued a three-year warrant to purchase 6,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the employment agreement (the “May 2016 Warrant”). The May 2016 warrant fully vested on February 20, 2017 and will expire on May 20, 2026. On January 9, 2018, the Company extended the expiration date of the January 2015 warrant from January 19, 2018 to January 31, 2020, and on January 10, 2020 the Company extended the expiration date of the January 2015 warrant to January 10, 2025 and on March 15, 2018, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 31, 2019. On March 25, 2019, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2020. On March 5, 2021, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2022. On February 25, 2022, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2023. On August 8, 2019, Mr. Rice was issued a set of three five-year warrants to purchase a total of 6,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share pursuant to the employment agreement. On April 26, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year and issue a one-time $20,000 bonus. Additionally, on August 15, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by an additional $20,000 per year.

As of December 31, 2025, and December 31, 2024, the Company owes $5,892 and $5,356, respectively, to Mr. Rice for payroll payable.

On July 3, 2019, the board of directors appointed Mr. Kenneth Le as the Company’s Director of Government relations and President of Prodigy Textiles. On January 14, 2025 the board of directors appointed Mr. Le as the president of Prodigy Silk. Mr. Le’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Le is entitled to annual cash compensation of $60,000. In addition, Mr. Le was issued two three-year warrants to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share. As of December 31, 2024, 2,000,000 warrants were cancelled by the Company. On December 13, 2023, the Company issued a 5-year option to purchase 4,000,000 shares of common stock at an exercise price of $0.04 per share to a related party for services rendered. The options had a fair value of $108,000, based upon the Black-Scholes option-pricing model on the date of grant. Options vest 20% on the grant date, 20% will vest on the second anniversary, 20% will vest on the third-year anniversary, 20% will vest on the fourth year anniversary as long as the employee remains with the Company at the end of each successive year for four years. Options will be exercisable on December 31, 2023, and for a period of 10 years expiring on December 13, 2033. As of December 31, 2025, and December 31, 2024, the accrued salary balance is $1,953 and $1,775, respectively.

Legal Matters

The Company may be involved in legal actions and claims arising in the ordinary course of business, from time to time, none of which at the time are considered to be material to the Company’s business or financial condition.

F-26

(A) License Agreement

On October 28, 2011, the Company entered into a license agreement with the University of Notre Dame. Under the agreement, the Company received exclusive and non-exclusive rights to certain spider silk technologies including commercial rights with the right to sublicense such intellectual property. In consideration of the licenses granted under the agreement, the Company agreed to issue to the University of Notre Dame 2,200,000 shares of its common stock and to pay a royalty of 2% of net sales. The license agreement has a term of 20 years which can be extended on an annual basis after that. It can be terminated by the University of Notre Dame if the Company defaults on its obligations under the agreement and fails to cure such default within 90 days of a written notice by the university. The Company can terminate the agreement upon a 90 day written notice subject to payment of a termination fee of $5,000 if the termination takes place within 2 years after its effectiveness, $10,000 if the termination takes place within 4 years after its effectiveness and $20,000 if the Agreement is terminated after 4 years. On May 5, 2017, the Company signed an addendum to that agreement relating to tangible property and project intellectual property. On March 1, 2019, the Company singed an addendum to that agreement. The Company entered into a separate loan agreement and promissory note dated March 1, 2019, as a payment for expenses paid by the University prior to January 31, 2019, totaling $265,244 and issued 4,025,652 shares of Class A common stock with a fair value of $281,659 as payment of certain debt. In the event of default, the license agreement will be terminated. During the year ended December 31, 2024, the Company paid $35,244 of the balance (See Notes 6).

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with Mr. Thompson, its CEO. In accordance with FASB ASC No 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007. As of December 31, 2025, and December 31, 2024, the outstanding balance is $65,292. For the years ended December 31, 2025, the Company recorded $1,960 in interest expensed and related accrued interest payable.

(B) Operating Lease Agreements

Since September of 2015, we rent office space at 2723 South State Street, Suite 150, Ann Arbor, Michigan 48104, which is our principal place of business. We pay an annual rent of $2,508 for conference facilities, mail, fax, and reception services located at our principal place of business.

On September 20, 2024, the Company signed a nine-year lease for an 80 square meter facility in Lam Dong, Vietnam that commenced on September 20, 2024 and ends on December 31, 2030. We pay an annual rent as follows:

Lease Term		Annual Rent
9/20/2024	9/30/2026	$7,200.00
10/1/2026	12/31/2027	$7,920.00
1/1/2028	12/31/2030	$8,712.00

If the agreement is renewed, price will increase with Vietnam’s state land price bracket, not to exceed 10%. In addition, the Company paid a security deposit of ~$3,657 for October 1, 2026 through December 31, 2027. Additional deposit of ~$3,657 will be due on January 1, 2028.

On January 31, 2024, the Company signed a five-year lease for a 700 square meter facility in Lam Dong, Vietnam that commenced on February 1, 2024, and ends on January 31, 2029. We pay an annual rent of ~$7,284 for year one and two of the lease. For years 3-5 the price will increase with Vietnam’s state land price bracket, not to exceed 10%. During the year ended December 31, 2024, the Company terminated its ROU lease arrangement. The Company does not occupy or use the facility and therefore has determined to impair this asset as there is no future benefit.

On July 1, 2021, the Company signed a five year property lease in Vietnam which consists of 6,000 square meters of space, which it leases at a current rent of approximately $8,645 per year. The Company accounts for the lease in accordance with ASC Topic 842, “Leases”

F-27

On September 13, 2017, the Company signed a two year lease with a 2 year option commencing on October 1, 2017 and ending on September 31, 2019. The Company paid an annual rent of $39,200 for the year one of lease and $42,000 for the year two of lease for office and manufacturing space. On September 5, 2019, the Company signed a new two-year lease for this 5,000 square foot property in Lansing, MI that commenced on October 1, 2019, and ended on September 30, 2021, for its research and development headquarters. The Company pays an annual rent of $42,000 for year one of the lease and $44,800 for year two of the lease. On April 16, 2021, the Company signed a two year amendment to this lease. Commencing on July 1, 2021, and ending on September 30, 2022, the Company paid an annualized rent of $42,000. From October 1, 2022, through September 30, 2023, the Company will pay an annual rent of $44,800. On October 1, 2023, the Company extended the terms of the lease through December 31, 2025. From October 1, 2023, through December 31, 2024, the Company will pay an annual rent of $44,800. From October 1, 2024, through December 31, 2025, the Company will pay an annual rent of $47,600. The Company accounts for the lease in accordance with ASC Topic 842, “Leases”. On October 1, 2025, the Company extended the terms of the lease through September 30, 2028. The Company recorded ROU asset of $140,038 and lease liability of $140,038 in accordance with the adoption of the new guidance.

We pay annual rent as follows:

Lease Term		Annual Rent
10/01/2025	09/30/2026	$50,008
10/1/2026	09/30/2027	$52,808
10/01/2027	09/30/2028	$55,608

NOTE 9 RELATED PARTY TRANSACTIONS

Accounts payable and accrued expenses – related party consists of the following:

	As of December 31, 2025	As of December 31, 2024

Accounts payable - related party	$303,321	$296,154
Accrued expenses - related party	4,407,098	3,958,264
Accrued interest - related party	3,620,514	3,128,768
Total accounts payable and accrued expenses - related party	$8,330,933	$7,383,186

Between June 6, 2016, and December 1, 2020, the Company received a total of $1,657,000 in loans from its founder and CEO. Pursuant to the terms of the loan, the advance bears an interest at 3%, is unsecured, and due on demand.

On August 26, 2025, the Company repaid $50,000 of the outstanding loan to its founder and CEO.

On January 26, 2022, the Company repaid $40,000 of the outstanding loan to its founder and CEO.

On December 16, 2025, the Company repaid $75,000 of the outstanding loan to its founder and CEO

Total loan payable to principal stockholder for as of December 31, 2025, is $1,492,000.

Total loan payable to this principal stockholder as of December 31, 2024, is $1,617,000.

F-28

On February 2, 2024, the Company repaid $90,000 of accrued expenses to its Chief Executive Officer.

During the years ended December 31, 2025, the Company recorded $79,275 as an in-kind contribution of interest related to the loan.

During the year ended December 31, 2024, the Company recorded $81,072 as an in-kind contribution of interest related to the loan.

As of December 31, 2025, total interest payable is $3,620,514.

As of December 31, 2024, total interest payable is $3,128,768.

As of December 31, 2025, and December 31, 2024, there was $303,321 and $296,154, respectively, included in accounts payable – related party, which is owed to the Company’s Chief Executive Officer for expenses paid on behalf of the Company.

As of December 31, 2025, and December 31, 2024, there was $4,407,098 and $3,958,264, respectively, included in accrued expenses – related party, which includes accrued salaries owed to the Company’s senior staff.

As of December 31, 2025, and December 31, 2024, there was $3,620,514 and $3,128,768, respectively, included in accrued interest – related party, which includes interest on accrued salary and accrued expenses owed to the Company’s Chief Executive Officer.

In aggregate as of December 31, 2025, and December 31, 2024, the Company owed $8,330,933and $7,383,186, respectively to its related parties in accrued salaries and accrued interest.

As of December 31, 2025, and December 31, 2024, the Company owed $65,292 and $65,292, respectively, in royalty agreement payable to Chief Executive Officer.

NOTE 10 SEGMENT INFORMATION

We operate as one segment, and our operations are focused on developing high strength, protein-based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries

Our Chief Executive Officer, as the CODM, uses consolidated net loss to evaluate our expenditures and monitor budget versus actual results. The monitoring of budget versus actual results and cash on hand are used in assessing the performance of the segment and in establishing resource allocation across the organization.

Factors used in determining the reportable segment include the nature of our operating activities, the organizational and reporting structure and the type of information reviewed by the CODM to allocate resources and evaluate financial performance.

Significant expenses within net loss include general and administrative, professional fees, officers’ salary, research and development, interest expense, interest income and other, net and income tax expense, which are each separately presented on our consolidated statements of operations.

F-29

The following table presents information about the segment’s loss for the year ended December 31, 2025:

Revenue	$-

Less:
Employee expense	1,445,748
Occupancy expense	69,171
Research and development expense	224,664
Professional services expense	199,492
Warrants issued for services expense	1,116,841
Depreciation and amortization expense	23,501
Interest Expense	570,709
Office expense	41,325
Other segment expense (a)	254,056
Other income	(211,958)
Unrealized investment on gold	(110,198)
Segment net loss	3,623,351

Reconciliation of loss

Adjustments and reconciling items	-

Consolidated net loss	$3,623,351

(a)	Other segment items included in segment net loss include bank service charges, insurance, filing fees, meals, and other overhead expenses

Segment Assets:

As of December 31, 2025, total segment assets amounted to $2,565,540.

The following table presents information about the segment’s loss for the year ended December 31, 2024:

Revenue	$-

Less:
Employee expense	1,491,027
Occupancy expense	58,868
Research and development expense	230,005
Professional services expense	309,063
Warrants issued for services expense	855,402
Depreciation and amortization expense	26,159
Interest Expense	529,603
Office expense	55,041
Other segment expense (a)	52,443
Interest income	(74,843)
Unrealized investment on gold	(133,829)
Segment net loss	3,398,939

Reconciliation of loss

Adjustments and reconciling items	-

Consolidated net loss	$3,398,939

(a)	Other segment items included in segment net loss include bank service charges, insurance, filing fees, meals, and other overhead expenses

Segment Assets:

As of December 31, 2024, total segment assets amounted to $1,505,333.

NOTE 11 SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to December 31, 2025 through the date these financial statements were issued, and other than those listed below, has determined that it does not have any material subsequent events to disclose.

On January 12, 2026, the Company dissolved Prodigy Textiles Co., Ltd, and transferred all of its production operations into Prodigy Silk Co., Ltd. Vietnamese Law required a new business name for the Company’s new Enterprise Registration Certificate issued in 2025.

On January 15, 2026, the Company issued 2,500,000 common stock warrants with a strike price of $0.0825/share for achieving a set of scientific milestones outlined in their employment agreement. These warrants were issued under the Company’s Employee Stock Option Plan.

Between January 15, 2026, and March 30, 2026, the Company issued a total of 15,781,601 shares of Common Stock in exchange for $1,549,866 under a Stock Equity Purchase Agreement.

On March 23, 2026, the Company signed an agreement with The Market Link for a 3-month investor relationship service contract. The Company made a one-time payment of $22,500.

F-30